As filed with the Securities and Exchange Commission on October 25, 2004
Registration No. 333-119621

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO
Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Robert Mondavi Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	2080	73-1717815
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

841 Latour Court

Napa, California 94558
(800) 228-1395
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael K. Beyer

Senior Vice President and General Counsel
841 Latour Court
Napa, California 94558
(800) 228-1395
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Francis S. Currie
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the recapitalization of The Robert Mondavi Corporation, a California corporation, of which the Registrant is a wholly-owned subsidiary, pursuant to the agreement and plan of merger, dated as of August 20, 2004, described in the enclosed proxy statement/ prospectus.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders, which will be held at the Silverado Resort located at 1600 Atlas Peak Road, Napa, California 94558, at 10 a.m. Pacific time on November 30, 2004. Only shareholders who hold shares of the company’s Class A common stock or Class B common stock at the close of business on October 1, 2004 will be entitled to vote at the annual meeting.

      This proxy statement/prospectus is a prospectus of the new Delaware company described below as well as a proxy statement for the company and describes the matters to be considered and voted upon at the annual meeting. The company urges you to read this proxy statement/prospectus, including the section describing risk factors that begins on page 14.

      The company is asking you to approve and adopt an agreement and plan of merger, and the merger contemplated thereby, in which:

•	the company’s dual stock structure would be eliminated, creating a unified common stock that would ensure all owners of the company’s common stock have an equal say in the company’s governance under the principle of “one share, one vote” through (1) the conversion of each share of the Class A common stock, which presently has one vote per share, into one share of common stock of a new Delaware company, entitled to one vote per share, and (2) the conversion of each share of the Class B common stock, which presently has ten votes per share, into 1.165 shares of common stock of a new Delaware company, entitled to one vote per share (referred to in this proxy statement/ prospectus as the recapitalization);

•	the company’s state of incorporation would be changed from California to Delaware;

•	the ability of shareholders to act by written consent without a meeting would be eliminated; and

•	the ability of shareholders to call a special meeting would be eliminated.

      The board of directors has unanimously (with the directors holding Class B common stock abstaining with respect to the exchange ratios) approved the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to vote by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting and recommends that the company’s shareholders vote FOR the proposal to approve and adopt the merger agreement and merger (which, among other things, implements the recapitalization) and FOR the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. The adoption and approval of the merger agreement and the merger and approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting are all required to approve the merger and recapitalization. Therefore, if shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

      In addition, you are being asked at the annual meeting to elect directors, ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors and approve certain amendments to and certain actions taken under the company’s equity compensation plans.

      The proposal to approve the agreement and plan of merger and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting require the vote in favor by a majority of the outstanding shares of Class A common stock and 60% of the outstanding shares of Class B common stock. Four members of the Mondavi family, including two directors of the company, who beneficially own 4,524,811 of the outstanding shares of the Class B common stock (representing approximately 76% of the outstanding shares of Class B common stock) as of the close of business on October 1, 2004 have executed an action by written consent and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. As a result, the consent of the Class B shareholders required to adopt and approve the merger agreement and merger and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting has been obtained. In addition, pursuant to the action by written consent and irrevocable proxy described above, these members of the Mondavi family, who beneficially own 128,899 of the outstanding shares of the Class A common stock (representing approximately 1% of the outstanding shares of Class A common stock) as of the close of business on October 1, 2004, have voted their Class A shares to approve and adopt the merger agreement and the merger and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting in the same proportion as the other holders of the Class A common stock.

      Shares of the Class A common stock are currently listed on The Nasdaq National Market under the symbol “MOND.” There is no established trading market for shares of the Class B common stock. After the merger, the common stock of the new Delaware company will continue to trade on Nasdaq under the symbol “MOND.”

      Your vote is important. Because approval and adoption of the merger agreement and the merger (which, among other things, implements the recapitalization) and approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting require the affirmative vote of a majority of the shares of the company’s issued and outstanding Class A common stock entitled to vote thereon, a failure to vote will count as a vote against the merger agreement and merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. Accordingly, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, whether or not you plan to attend the annual meeting.

Very truly yours,

Gregory M. Evans
President and Chief Executive Officer

      This proxy statement/prospectus incorporates important business and financial information about the company from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. This information is available at the Internet website the SEC maintains at www.sec.gov, as well as from other sources. See “Where You Can Find More Information” on page i of this proxy statement/prospectus. You may also request copies of these documents without charge upon written or telephonic request directed to the company at The Robert Mondavi Corporation, 841 Latour Court, Napa, California 94558, (707) 251-4333, Attention: Investor Relations, with a copy to the attention of the company’s general counsel. In order to receive timely delivery of the documents, you must make your request no later than November 22, 2004.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock to be issued under this proxy statement/ prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

      This proxy statement/prospectus is dated October 25, 2004 and is first being mailed to shareholders on or about October 25, 2004.

THE ROBERT MONDAVI CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 30, 2004

       The annual meeting of shareholders of The Robert Mondavi Corporation will be held at the Silverado Resort, 1600 Atlas Peak Road, Napa, California 94558, on Tuesday, November 30, 2004, at 10 a.m. Pacific time, for the following purposes:

1. To approve and adopt the agreement and plan of merger, dated as of August 20, 2004, between The Robert Mondavi Corporation, a California corporation, and the company’s newly formed wholly-owned subsidiary, The Robert Mondavi Corporation, a Delaware corporation, which we refer to in this proxy statement/prospectus as Mondavi Delaware or the new Delaware company, and the merger contemplated thereby, in which the company’s dual stock structure would be eliminated, creating a unified common stock that would ensure all owners of the company’s common stock have an equal say in the company’s governance under the principle of “one share, one vote” through (1) the conversion of each share of the Class A common stock, which presently has one vote per share, into one share of common stock of Mondavi Delaware, entitled to one vote per share, and (2) the conversion of each share of the Class B common stock, which presently has ten votes per share, into 1.165 shares of common stock of Mondavi Delaware, entitled to one vote per share (referred to in this proxy statement/prospectus as the recapitalization);

2. To approve the company’s reincorporation in Delaware by merging the company into Mondavi Delaware pursuant to the merger agreement described in Proposal 1;

3. To approve the elimination of the ability of shareholders to act by written consent as stockholders of Mondavi Delaware;

4. To approve the elimination of the ability of shareholders to call a special meeting as stockholders of Mondavi Delaware;

5. To elect three Class A directors and six Class B directors;

6. To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for the 2005 fiscal year;

7. To consider and vote on a proposal to amend the company’s 1993 Employee Stock Purchase Plan to extend the term of the ESPP through February 25, 2013;

8. To consider and vote on a proposal to amend the company’s 1993 Non-Employee Directors’ Stock Plan to authorize restricted stock units in addition to stock options, to reserve an additional 100,000 shares of Class A common stock for issuance under the directors’ plan, to prescribe automatic awards to non-employee directors of a fixed number of restricted stock units upon initiation as a director and fixed annual awards thereafter, to ratify the reservation of shares underlying options granted to directors as of December 2003 and to limit the right of optionees to transfer options to transfers by will or by the laws of descent and distribution;

9. To consider and vote on a proposal to amend the company’s 1993 Equity Incentive Plan to prohibit pricing of options below fair market value on the date of grant, to prohibit repricing of outstanding options and to prohibit extending loans to employees to assist them in exercising options under the equity plan; and

10. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      The board of directors unanimously (with the directors holding Class B common stock abstaining from the recommendation with respect to the exchange ratios under the merger agreement) recommends that you vote for the merger proposal (which, among other things, implements the recapitalization), the reincorporation proposal, the elimination of the ability of shareholders to act by written consent without a meeting, the elimination of the ability of shareholders to call a special meeting, the nominees for director, the ratification of the company’s independent auditors and the proposed amendments to the company’s

ESPP, directors’ plan and equity plan. Only shareholders of record at the close of business on October 1, 2004, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. All shareholders of record are cordially invited to attend the annual meeting in person. To assure your representation at the meeting in case you cannot attend, however, you are urged to vote your shares by marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the annual meeting may vote in person even if he or she has returned a proxy card.

      The approval of the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting require the approval of a majority of the outstanding shares of the Class A common stock entitled to vote thereon and 60% of the outstanding shares of the Class B common stock (which Class B approval has been obtained). Notwithstanding the separate presentation of the proposal regarding the adoption and approval of the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, approval of all four of these proposals is required to approve the merger and recapitalization. Accordingly, if any one of such four proposals is not approved, none of these proposals will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all four of these proposals. The three nominees for Class A directors and the six nominees for Class B directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as Class A directors and Class B directors, respectively. Ratification of the company’s independent auditors and the approval of the proposals regarding the company’s ESPP, directors’ plan and equity plan require the affirmative vote of a majority of the votes present and entitled to vote. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of approval of the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will effectively be counted as a vote against approval of the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By order of the Board of
Directors,

Michael K. Beyer
Senior Vice President, General
Counsel and Secretary

WHERE YOU CAN FIND MORE INFORMATION

      The company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

      Mondavi Delaware has filed a registration statement on Form S-4 to register with the SEC the Mondavi Delaware common stock that the company’s shareholders will receive in connection with the merger. This proxy statement/ prospectus is part of the registration statement of Mondavi Delaware on Form S-4 and is a prospectus of Mondavi Delaware and a proxy statement of the company for its annual meeting.

      The company’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and the company’s current reports on Form 8-K dated July 29, 2004 and August 20, 2004, two current reports on Form 8-K dated September 14, 2004, and filed on September 15, 2004, current report on Form 8-K dated September 14, 2004, and filed on September 20, 2004, current report on Form 8-K/A dated September 14, 2004, filed on September 20, 2004, and amended on October 8, 2004, current report on Form 8-K dated September 20, 2004, and filed on September 20, 2004, two current reports on Form 8-K dated October 4, 2004, current report on Form 8-K dated October 6, 2004, current report on Form 8-K dated October 15, 2004, and current report on Form 8-K dated October 18, 2004, each filed by the company with the SEC (Commission File No. 33-61516), are incorporated by reference in this proxy statement/ prospectus. The company’s Form 10-K and Forms 8-K are not presented in this proxy statement/ prospectus or delivered with it, but are available, without exhibits, unless the exhibits are specifically incorporated by reference in this proxy statement/ prospectus, to any person, including any beneficial owner, to whom this proxy statement/ prospectus is delivered, without charge, upon written or telephonic request directed to the company at The Robert Mondavi Corporation, 841 Latour Court, Napa, California 94558, (707) 251-4333, Attention: Investor Relations, with a copy to the attention of the company’s general counsel.

      If you would like to request documents, including any documents we may subsequently file with the SEC before the annual meeting, please do so by November 22, 2004 so that you will receive them before the annual meeting.

      Upon completion of the merger, Mondavi Delaware will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

      All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/ prospectus and prior to the date of the company’s annual meeting shall be deemed to be incorporated by reference in this proxy statement/ prospectus and to be a part of this proxy statement/ prospectus from the respective dates of filing of these documents. Any statement contained in this proxy statement/ prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/ prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/ prospectus to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/ prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/ prospectus.

      No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement/ prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or any other person.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Why are we proposing the merger?

A:	The proposed merger will accomplish two objectives, a recapitalization of the company, in which the company’s capital structure will be conformed to the best current practice in corporate governance, and the company’s reincorporation in Delaware, which we believe makes good business sense for the company.

The company currently has two different classes of common stock — Class A shares and Class B shares. The holders of the Class B shares, all of which are members of the Robert Mondavi family, have ten votes per share for each share of Class B common stock. In contrast, the holders of the Class A common stock have one vote per share. Currently, the outstanding shares of Class B common stock, representing approximately 35.9% of the economic interest in the company, control approximately 84.8% of the company’s voting power, while the outstanding shares of Class A common stock, representing approximately 64.1% of the economic interest in the company, control approximately 15.2% of the company’s voting power. Eliminating the dual stock structure and creating a unified common stock will ensure that all owners of the company’s common stock have an equal say in the company’s governance through the principle of “one share, one vote.” In addition, the recapitalization will remove the absolute control of the Class B shares over matters requiring shareholder vote, enhance the company’s strategic flexibility and possibly result in improved liquidity, trading efficiencies and an expanded investor base for the company’s common stock. See “2004 Annual Meeting of Shareholders — Proposals to be Voted On — Approval and Adoption of the Merger Agreement and the Merger — The Recapitalization — Reasons for the Recapitalization.”

We believe reincorporating in Delaware makes good business sense for the company. As we plan for the future, we believe it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. This is among the reasons why many publicly traded companies consider Delaware to be one of the best states in which to incorporate.

The company’s reincorporation in Delaware will not result in a change to its operations, the location of its employees or the way the company does business. The company’s common stock will continue to trade on Nasdaq under the symbol “MOND.”

Q:	How will the merger be effected?

A:	The proposed merger would be accomplished by merging the company into a newly formed wholly owned Delaware subsidiary. In this proxy statement/ prospectus, we refer to the Delaware subsidiary as Mondavi Delaware or as the new Delaware company.

Q:	What will happen to my shares of Class A common stock in the merger?

A:	Each share of Class A common stock will be converted into one share of common stock of Mondavi Delaware, entitled to one vote per share.

Q:	What will happen to the shares of Class B common stock in the merger?

A:	Each share of Class B common stock will be converted into 1.165 shares of common stock of Mondavi Delaware, entitled to one vote per share. No fractional shares of Mondavi Delaware common stock will be issued to any holder. Holders of Class B common stock will receive cash in lieu of any fractional shares of Mondavi Delaware common stock.

Q:	What do I need to do with my stock certificates?

A:	You do not need to do anything at this time. After the completion of the merger, you will be entitled to present your stock certificates to Mellon Investor Services, the exchange agent for the merger, and to receive in exchange a certificate or certificates for the number of shares of Mondavi Delaware common stock into which the surrendered shares were converted pursuant to the merger. Until your stock certificates are surrendered, your stock certificates will be deemed for all purposes to represent the number of shares of Mondavi Delaware common stock into which those shares of the company’s common stock were converted in the merger.

Please do not send in your stock certificates with your proxy.

Q:	When do we expect to complete the merger?

A:	If approved by the company’s shareholders it is anticipated that the merger will become effective as soon as practicable following the annual meeting.

Q:	What shareholder votes are required to approve the merger?

A:	At least a majority of the outstanding shares of the Class A common stock and at least 60% of the outstanding shares of the Class B common stock must approve the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. Notwithstanding the separate presentation of the proposal regarding the adoption and approval of the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, approval of all four of these proposals is required to approve the merger and recapitalization. Accordingly, if any one of such four proposals is not approved, none of these proposals will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger, referred to in this proxy statement/ prospectus collectively as the Class B representatives, hold more than the requisite number of Class B shares and have executed an action by written consent and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. As a result, the consent of the Class B shareholders required to adopt and approve the merger agreement and merger and to approve the proposals regarding incorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting has been obtained. In addition, the Class B representatives pursuant to the same action by written consent and irrevocable proxy, have voted their Class A shares to approve and adopt the merger agreement and the merger (which, among other things, implements the recapitalization) and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting in the same proportion as the other holders of the Class A common stock. See “2004 Annual Meeting of Shareholders — Proposals to be Voted On — Approval and Adoption of the Merger Agreement and the Merger — The Voting Agreement and Action by Written Consent.” Notwithstanding the separate presentation of the proposal regarding the adoption and approval of the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, approval of all four of these proposals is required to approve the merger and recapitalization. Accordingly, if any one of such four proposals is not approved, none of these proposals will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all four of these proposals.

Q:	Who is entitled to vote on the merger?

A:	Only holders of record of shares of the Class A common stock and Class B common stock at the close of business on October 1, 2004 may vote on the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. Notwithstanding the separate presentation of the proposal regarding the adoption and approval of the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, approval of all four of these proposals is required to approve the merger and recapitalization. Accordingly, if any one of such four proposals is not approved, none of these proposals will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals. If you own shares of Class A common stock on the record date through a bank, broker or other record holder, you may vote in person at the annual meeting only if you present a letter signed by the record holder indicating the number of shares you are entitled to vote.

Q:	If I am a holder of shares of Class A common stock or Class B common stock, what do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/ prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope. Please return your proxy card as soon as possible so that we may vote your shares at the annual meeting.

Q:	If I am a holder of shares of Class A common stock or Class B common stock, what happens if I do not respond or if I respond and fail to indicate my voting preference or if I abstain from voting?

A:	If you fail to respond, it will have the same effect as a vote against the merger. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. Notwithstanding the separate presentation of the proposal regarding the adoption and approval of the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, approval of all four of these proposals is required to approve the merger and recapitalization. Accordingly, if any one of such four proposals is not approved, none of these proposals will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all four of these proposals. If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

Q:	If I am a holder of shares of Class A common stock or Class B common stock, can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before we vote your proxy at the annual meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the company’s corporate secretary before the annual meeting. If you hold your shares through an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the annual meeting and vote in person.

Q:	Am I entitled to dissenters’ rights?

A:	Holders of shares of the Class A common stock and Class B common stock are not entitled to dissenters’ rights in connection with the merger agreement and the merger.

Q:	Whom should I call if I have questions?

A:	If you have questions about the merger agreement or the merger or how to submit your proxy card, or if you need additional copies of this proxy statement/ prospectus or the enclosed proxy card, you should contact:

•	The Altman Group 1275 Valley Brook Avenue Lyndhurst, New Jersey 07071 Telephone: (800) 317-8049

•	The Robert Mondavi Corporation 841 Latour Court Napa, California 94558 Investor Relations Department Attention: Robert Philipps Telephone: (707) 251-4850

SUMMARY

      This summary may not contain all of the information that is important to you. You should read carefully the documents attached to and those referenced in this proxy statement/ prospectus, including the merger agreement, attached as Annex A and the opinions of Morgan Stanley and Evercore, attached as Annexes D and E.

The Company

The Robert Mondavi Corporation
841 Latour Court
Napa, California 94558
(800) 228-1395

      The company is a leading producer and marketer of premium table wines. The company’s core brands include Robert Mondavi Winery, Robert Mondavi Private Selection and Woodbridge. The company’s smaller wineries include Byron in Santa Maria and Arrowood in Sonoma, as well as three international joint ventures. The company produces Opus One in partnership with the Baron Philippe de Rothschild of Chateau Mouton Rothschild of Bordeaux, France; Luce, Lucente, Danzante and Ornellaia in partnership with Marchesi de’Freschobaldi of Tuscany, Italy; and Sena and Arboleda in partnership with the Eduardo Chadwick family of Vina Errazuriz in Chile. The company’s Australian brand, Kirralla, is produced through a production agreement with Southcorp Limited.

      The company has historically operated in one business segment. On August 20, 2004, the company announced it would create two separate operating units within the company, one focused on the company’s “lifestyle” brands, and the other on the company’s “luxury” brands. The company’s lifestyle brands are brands which generally sell for up to $15 per bottle at retail (including Woodbridge and Robert Mondavi Private Selection), while the company’s luxury brands generally sell for over $15 per bottle at retail (including Robert Mondavi Napa Valley, Arrowood, Byron and the majority of the company’s joint venture brands). Dennis Joyce, formerly the company’s Executive Vice President of Sales and Marketing, has been named chief operating officer of the lifestyle business, reporting to the company’s President and Chief Executive Officer, Mr. Gregory M. Evans. Jean-Michel Valette has been appointed President & Managing Director of the Robert Mondavi Winery, also reporting to Mr. Evans.

      On September 14, 2004, the company announced that it plans to focus entirely on the premium and super-premium lifestyle wine segment. Under this plan, the company will be anchored by its Woodbridge and Robert Mondavi Private Selection brands and will pursue the establishment of new wine brands, such as Papio. As a result, the company determined it will explore the divestiture of its luxury wine assets and investments and pursue the sale of other assets identified as non-strategic. The luxury brand assets and investments intended for divestiture include Robert Mondavi Winery and its vineyards; the company’s 50% interests in Opus One, Ornellaia, Luce della Vite and Viña Seña; the Byron Winery and Vineyards; and the Arrowood Winery and Vineyards.

      Non-strategic assets include specified vineyard land, wine inventory and equipment.

      On September 20, 2004, the company announced that although it was early in the process and there could be no assurances, the company expects to complete the potential divestiture of the luxury and non-strategic assets within one year and estimates that if all such assets are sold it will realize between $400 million and $500 million in net after-tax proceeds from the divestitures under current wine industry and general economic conditions.

      The company expects that both the company and the potential future owners of the Robert Mondavi Winery will establish and co-own an entity that would own the Robert Mondavi trademark and other related trademarks. This entity will license these trademarks to each of the co-owners for a royalty fee.

Mondavi Delaware

The Robert Mondavi Corporation, a Delaware corporation

c/o The Robert Mondavi Corporation
841 Latour Court
Napa, California 94558
(800) 228-1395

      We formed The Robert Mondavi Corporation (which we refer to in this proxy statement/ prospectus as Mondavi Delaware or the new Delaware company) as a Delaware corporation on August 9, 2004. To date, Mondavi Delaware has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this proxy statement/ prospectus. Upon completion of the merger, we will be merged with and into Mondavi Delaware, with Mondavi Delaware as the surviving corporation.

The Merger Agreement (See page 55)

      We have entered into a merger agreement with Mondavi Delaware.

      If our shareholders approve the merger agreement (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting,

•	each share of Class A common stock, which presently has one vote per share, will be converted into one share of Mondavi Delaware’s common stock, entitled to one vote per share;

•	each share of Class B common stock, which presently has ten votes per share, will be converted into 1.165 shares of Mondavi Delaware’s common stock, entitled to one vote per share; and

•	the company’s state of incorporation would be changed from California to Delaware.

      Following the merger, we will have a single class of common stock.

Shareholder Approval (See page 25)

      At least a majority of the outstanding shares of Class A common stock and at least 60% of the outstanding shares of Class B common stock must approve the merger agreement and the merger (which, among other things, implements the recapitalization) and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting in order for the merger to be effected. Four members of the Mondavi family who collectively hold approximately 76% of the outstanding shares of Class B common stock have executed a written consent and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. As a result, the approval of the Class B shareholders required to adopt and approve the merger agreement and the merger and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting has been obtained.

No Dissenters’ Rights (See page 50)

      Holders of shares of our Class A common stock and Class B common stock are not entitled to dissenters’ rights in connection with the merger.

Material Federal Income Tax Consequences of the Merger (See page 49)

      The holders of shares of the Class A common stock and Class B common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger, except for gain or loss recognized with respect to cash received for fractional shares of Mondavi Delaware common stock. The tax basis in the shares of Mondavi Delaware common stock that you own as a result of the merger will equal the basis of the shares that you owned immediately prior to the merger reduced, for any holder of Class B common stock that receives cash in lieu of a fractional share of Mondavi Delaware common stock, by any tax basis that is allocable to that fractional share of Mondavi Delaware common stock.

Recommendation of the Board of Directors (See pages 34, 48 and 84)

      The board of directors believes that the exchange ratios pursuant to the merger agreement are just and reasonable as to the company and that the recapitalization and reincorporation pursu-

ant to the merger agreement are in the best interests of our shareholders. The board of directors recommends that you vote FOR approval and adoption of the merger agreement and the merger (which, among other things, implements the recapitalization) and FOR the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting.

Morgan Stanley Opinion (See page 34)

      In deciding whether to approve the merger agreement and the merger, the board of directors considered, among other things, the fact that the special committee received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of the opinion, based upon and subject to the considerations set forth therein, the Class A exchange ratio of one share of common stock of Mondavi Delaware for each share of Class A common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock (other than those holders who also hold shares of Class B common stock).

      The full text of the written opinion of Morgan Stanley, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement/ prospectus. Morgan Stanley provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger agreement and the merger and the opinion does not constitute a recommendation as to how any holder of Class A common stock should vote with respect to the merger agreement and the merger. We urge you to read the opinion in its entirety.

Evercore Opinion (See page 40)

      In deciding whether to approve the merger agreement and the merger, the board of directors considered, among other things, the fact that the special committee received the opinion of Evercore Group Inc., to the effect that, as of the date of the opinion, based upon and subject to the considerations set forth therein, the Class B exchange ratio of 1.165 shares of common stock of Mondavi Delaware for each share of Class B common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Class B common stock.

      The full text of the written opinion of Evercore, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this proxy statement/ prospectus. Evercore provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger agreement and the merger and the opinion does not constitute a recommendation as to how any holder of Class B common stock should vote with respect to the merger agreement and the merger. We urge you to read the opinion in its entirety.

Interests of Certain Persons in the Merger (See page 51)

      Timothy J. Mondavi and Marcia Mondavi Borger, who are members of the board of directors of the company, and R. Michael Mondavi, who was a member of the board of directors of the company at the time the company was considering the merger, have interests in the merger that are different from, or in addition to, the interests of holders of Class A common stock because they own shares of Class B common stock. For this reason, our board of directors appointed a special committee consisting of independent directors Adrian Bellamy, Anthony Greener, Philip Greer and John Thompson to act as a disinterested committee on behalf of the company and to negotiate, review and, if appropriate, recommend the Class A exchange ratio and Class B exchange ratio to the entire board of directors of the company. R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger abstained from voting on the exchange ratios.

      Frank E. Farella is a partner in the law firm of Farella, Braun & Martel which provides certain legal services to the company and to Robert G. Mondavi. Mr. Farella also serves as the personal attorney for Robert G. Mondavi, including with respect to the proposed recapitalization.

      The members of the special committee have each been paid for serving on the special committee.

      Furthermore, after the merger, the company expects to enter into indemnification agreements with its directors and officers that provide for indemnification to the maximum extent permitted by Delaware law and contain provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law.

      R. Michael Mondavi, a Vice Chairman of the Board and a director of the company, resigned as Vice Chairman effective as of September 14, 2004, resigned as an officer and employee of the company on September 14, 2004, effective as of September 30, 2004, and resigned as a director effective as of October 4, 2004. On September 14, 2004, the company entered into a termination of employment agreement with R. Michael Mondavi which provides certain severance benefits to him in connection with his separation as an officer and employee.

      Timothy J. Mondavi, a director of the company, departed as an officer, Vice Chairman, Winegrower and employee of the company on October 6, 2004, effective as of September 30, 2004. On October 15, 2004, the company entered into a termination of employment agreement with Timothy J. Mondavi, which provides certain severance benefits to him in connection with his separation as an officer and employee, and a personal services agreement, which provides for Timothy J. Mondavi to be a consulting winegrower for the Robert Mondavi Winery for a term of one year.

Conditions to the Merger (See page 57)

      Completion of the merger requires, among other things:

•	approval of the merger agreement and the merger by the holders of a majority of the outstanding shares of Class A common stock and at least 60% of the outstanding shares of Class B common stock;

•	that the registration statement to which this proxy statement/ prospectus relates be declared effective by the SEC;

•	authorization of the common stock of Mondavi Delaware for listing on Nasdaq; and

•	completion of any required HSR filings.

      In addition, the adoption and approval of the merger agreement and the merger (which, among other things, implements the recapitalization) and approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting are all required to approve the merger and recapitalization. Therefore, if shareholders wish to approve the merger and recapitalization, they must approve all of these proposals.

The Voting Agreement and Action by Written Consent (See page 53)

      Four members of the Mondavi family have entered into a voting agreement with the company and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. As a result, the consent of the Class B shareholders required to adopt and approve the merger agreement and merger and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting has been obtained.

Termination of the Voting Agreement (See page 53)

      The voting agreement may not be terminated at any time prior to the effective date of the merger except in the following circumstances:

•	by mutual consent of the company (with the approval of a majority of the members of the special committee) and each of the Class B representatives;

•	by any party if the holders of at least a majority of the outstanding shares of Class A common stock do not vote in favor of the merger and the merger agreement; or

•	by any party if the merger does not become effective on or prior to March 31, 2005.

Regulatory Matters (See page 50)

      To the extent that any stockholder owns shares of Mondavi Delaware common stock valued at $50 million or more following the merger, that stockholder may have a pre-merger notification filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, unless the stockholder qualifies for an exemption to the filing requirements under the Act.

Accounting Treatment (See page 49)

      The assets and liabilities will be recorded at historical amounts with no change in the carrying value of assets and liabilities. The fair market value of the 952,167 shares of Mondavi Delaware common stock issued to holders of the company’s Class B common stock that represent the shares in excess of the one-for-one exchange will be recorded as a reduction in retained earnings with a corresponding increase to common stock and paid in capital. The costs of the transaction will be charged to expense.

Nasdaq Listing (See page 57)

      Following completion of the merger, the shares of common stock of Mondavi Delaware will be traded under the ticker symbol “MOND.”

New By-Laws (See pages 25 and 55)

      The merger agreement provides that the certificate of incorporation and bylaws of Mondavi Delaware in effect immediately prior to the effective time will continue in full force and effect as the certificate of incorporation and bylaws of Mondavi Delaware following the merger.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

      The following table shows the company’s selected historical financial information for each of the five fiscal years in the period ended June 30, 2004. The consolidated income statement data and cash flow data for the fiscal years ended June 30, 2004, 2003 and 2002 and the consolidated balance sheet data as of June 30, 2004 and 2003 have been derived from audited consolidated financial statements contained in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, incorporated in this proxy statement/ prospectus by reference. The consolidated income statement data and cash flow data for the fiscal years ended June 30, 2001 and 2000 and the consolidated balance sheet data as of June 30, 2002, 2001 and 2000 have been derived from audited consolidated financial statements not incorporated in this proxy statement/ prospectus by reference. The non-GAAP data and operating data set forth below are unaudited.

      This information is only a summary and you should read it together with the financial information incorporated by reference in this proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page i.

	As of and for the Year Ended June 30,

	2004	2003 (2)	2002 (2)	2001	2000

	(In thousands, except ratios per share and per case data)
Income Statement Data:
Net revenues	$468,047	$452,673	$441,358	$480,969	$407,266
Gross profit	184,198	171,716	191,765	216,230	180,773
Operating income	53,470	39,612	53,765	83,734	76,158
Net income	25,584	16,715	24,738	43,294	41,585
Earnings per share — diluted	$1.55	$1.02	$1.51	$2.65	$2.60
Earning per share — basic	$1.56	$1.03	$1.54	$2.73	$2.68
As a percent of net revenues:
Gross profit	39.4%	37.9%	43.4%	45.0%	44.4%
Operating income	11.4%	8.8%	12.2%	17.4%	18.7%
Net income	5.5%	3.7%	5.6%	9.0%	10.2%
Balance Sheet Data:
Current assets	$538,474	$502,630	$492,114	$480,900	$383,482
Total assets	978,170	961,177	959,516	864,358	734,943
Current liabilities	82,512	71,983	76,147	93,570	75,410
Total liabilities	498,370	510,183	529,015	461,889	386,775
Shareholders’ equity	479,800	450,994	430,501	402,469	348,168
Working capital	455,962	430,647	415,967	387,330	308,072
Total debt	382,199	412,726	438,332	367,593	310,592
Current ratio	6.5	7.0	6.5	5.1	5.1
Total debt to capital	44.3%	47.8%	50.5%	47.7%	47.1%
Cash Flow Data:
Cash flows from operating activities	$82,939	$42,146	$34,517	$5,338	$31,912
Cash flows from investing activities	(13,755)	(13,833)	(117,177)	(64,321)	(91,546)
Cash flows from financing activities	(21,563)	(26,974)	75,471	63,170	58,092
Non-GAAP Data(1):
Earnings before interest and taxes	$61,735	$48,946	$62,888	$91,803	$83,630
As a percentage of net revenues	13.2%	10.8%	14.2%	19.1%	20.5%
Operating Data:
Cases sold (9-liter equivalent)	10,090	9,699	9,375	9,929	8,684
Net revenues per case	$46.39	$46.67	$47.08	$48.44	$46.90

(1)	The company calculates earnings before interest & taxes (EBIT) by adding back its provision for income taxes and interest expense to net income, in effect combining operating income with the results of its joint ventures and other income and expense (see table below). The company’s joint venture interests are accounted for as investments under the equity method of accounting. Accordingly, the company’s share of its joint ventures’ results is reflected in “equity income from joint ventures”, below the operating income line, in the consolidated statements of operations. The company has presented EBIT and EBIT as a percentage of net revenues in this table because management and certain investors find it useful when comparing the company’s operating results to operating results of companies that do not use the equity method of accounting or do not employ joint ventures as part of their business strategy. EBIT is not a measure of operating performance computed in accordance with generally accepted accounting principles (GAAP), and should not be considered a substitute for operating income, net income or cash flows compared in conformity with GAAP. In addition, EBIT may not be comparable to similarly titled financial measures used by other entities.

	As of and for the Year Ended June 30,

	2004	2003(2)	2002(2)	2001	2000

Net income	$25,584	$16,715	$24,738	$43,294	$41,585
Provisions for income taxes	14,769	9,817	14,844	27,098	26,004
Interest expense	21,382	22,414	23,306	21,411	16,041

Earnings before interest & taxes (EBIT)	$61,735	$48,946	$62,888	$91,803	$83,630

As a percent of net revenues:
Net income	5.5%	3.7%	5.6%	9.0%	10.2%
Provisions for income taxes	3.1%	2.2%	3.3%	5.6%	6.4%
Interest expense	4.6%	4.9%	5.3%	4.5%	3.9%

Earnings before interest & taxes (EBIT)	13.2%	10.8%	14.2%	19.1%	20.5%

(2)	Effective July 1, 2003, the company adopted FIN 46, and as such the fiscal years 2003 and 2002 were restated. See note 1 “Organization and Summary of Significant Accounting Policies” in the notes to the consolidated financial statements included in Item 8 of the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, incorporated in this proxy statement/prospectus by reference, for more details.

UNAUDITED SELECTED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

      The following table shows unaudited selected condensed combined financial information for the company on a pro forma basis, giving effect to the merger and the company’s plan to divest its luxury brands and investments and certain non-strategic assets, as approved by the board of directors on September 14, 2004, referred to in this proxy statement/prospectus as the September 14, 2004 restructuring, together as if the transactions had occurred on July 1, 2003 for the income statement information and as if the transactions had occurred on June 30, 2004 for the balance sheet information. The pro forma income statement information does not include gains or losses relating to the divestiture because such gains and losses are considered to be non-recurring.

      In evaluating the divestiture of the company’s luxury brand assets and investments and certain non-strategic assets, the company determined that the carrying value of certain inventories relating primarily to discontinued brands was greater than the sale price expected to be received through the plan of disposal approved by the board of directors. The company also determined that the carrying value of certain vineyards and vineyard assets exceeded the expected sale price. Accordingly the pro forma financial statements include adjustments to reduce these inventories, vineyards and vineyard assets to their expected sale price. Additional costs relating to the September 14, 2004 restructuring reflected in the pro forma financial statements include costs associated with the exit of grape contracts where the supply of grapes is no longer required, severance costs related to the separation of luxury business employees and costs associated with the corporate shutdown of properties primarily used for the luxury business. Costs relating to the restructuring of the on-going lifestyle business reflected in the pro forma financial statements include costs associated with the exit of grape contracts following the company’s decision to change the sourcing, costs associated with the renegotiation of existing grape contract terms including price, length of contract, and variety of grapes, and costs associated with corporate downsizing following the restructuring. The pro forma financial statements do not reflect any gains that might be made from the foregoing transactions as the company has no sale agreement in place with respect to any of these transactions.

      The unaudited selected pro forma condensed combined financial information is based on the company’s historical consolidated financial statements for the respective periods. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transactions described above, (2) factually supportable and (3) with respect to the income statement information, expected to have a continuing impact on the combined results. You should read this information in conjunction with the company’s separate historical consolidated financial statements and accompanying notes included in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, which is incorporated by reference into this proxy statement/ prospectus.

      The unaudited selected pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the company’s financial position or operating results actually would have been had the merger and the September 14, 2004 restructuring been completed at the dates indicated. In addition, the unaudited selected pro forma condensed combined financial information does not purport to project the company’s future operating results or financial position.

      For further discussion of the pro forma adjustments and more detailed pro forma financial statements, see “2004 Annual Meeting of Shareholders — Proposals to be Voted On — Approval of the Merger Agreement and the Merger — Unaudited Pro Forma Combined Financial Information” beginning on page 58.

As of and for the
Twelve-Months Ended
June 30, 2004

(Unaudited)
(Dollars in thousands,
except per share data)
Income Statement Data:
Net revenue	$378,271
Gross profit	150,617
Operating income	56,929
Net income	23,648
Earnings per share — basic	$1.36
Earnings per share — diluted	$1.35
As a percentage of net revenue
Gross profit	39.8%
Operating income	15.0%
Net income	6.6%
Balance Sheet Data:
Current assets	$563,554
Total assets	931,750
Current liabilities	136,012
Total liabilities	551,870
Shareholders’ equity	379,880
Current ratio	4:1
Total debt to capital	50.2%

HISTORICAL AND PRO FORMA PER SHARE DATA

      The following table shows selected historical and unaudited pro forma per share data for the company. The pro forma data gives effect to (1) the merger alone and (2) the merger and the September 14, 2004 restructuring together as if the transaction(s) had occurred on July 1, 2003 for basic and diluted earnings per share from continuing operations and as if the transaction(s) had occurred on June 30, 2004 for book value per share. The outstanding shares of common stock for the pro forma data giving effect to the merger equal the sum of (1) the number of shares of Class A common stock outstanding, plus (2) 1.165 multiplied by the number of shares of Class B common stock outstanding for the appropriate period. The company did not pay dividends during the twelve-months ended June 30, 2004 and therefore no historical or pro forma equivalent per share information is presented. You should read the information set forth below in conjunction with the company’s historical consolidated financial data included in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, which is incorporated by reference into this proxy statement/ prospectus, and the unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus.

As of and for the
12-Months Ended
June 30, 2004

Basic earnings per share from continuing operations
Historical	$1.56
Pro forma (merger)	$1.47
Pro forma equivalent (merger)(1)	$1.71
Pro forma (merger and September 14, 2004 restructuring)	$1.36
Pro forma equivalent (merger and September 14, 2004 restructuring)(1)	$1.58
Diluted earnings per share from continuing operations
Historical	$1.55
Pro forma (merger)	$1.46
Pro forma equivalent (merger)(1)	$1.70
Pro forma (merger and September 14, 2004 restructuring)	$1.35
Pro forma equivalent (merger and September 14, 2004 restructuring)(1)	$1.57
Book value per share
Historical	$29.17
Pro forma (merger)	$27.37
Pro forma equivalent (merger)(1)	$31.89
Pro forma (merger and September 14, 2004 restructuring)	$21.83
Pro forma equivalent (merger and September 14, 2004 restructuring)(1)	$25.43

(1)	Represents pro forma equivalent of one share of Class B common stock. This amount is calculated by multiplying the applicable pro forma per share amount by 1.165, which represents the number of shares of Mondavi Delaware common stock for which each share of Class B common stock would be converted in the merger.

COMPARATIVE PER SHARE MARKET PRICE DIVIDEND INFORMATION

      Shares of the Class A common stock are listed on The Nasdaq Stock Market under the symbol “MOND.” The Class B common stock is not publicly traded.

      The following table shows the high and low sales prices of the Class A common stock as furnished by The Nasdaq Stock Market. The company has never declared or paid dividends on the company’s common stock.

	High	Low

Year Ended June 30, 2002
First Quarter	$44.36	$34.70
Second Quarter	40.15	29.65
Third Quarter	39.81	35.48
Fourth Quarter	39.77	31.58
Year Ended June 30, 2003
First Quarter	$34.47	$29.61
Second Quarter	36.73	28.12
Third Quarter	32.78	18.53
Fourth Quarter	27.61	19.69
Year Ended June 30, 2004
First Quarter	$32.30	$22.13
Second Quarter	40.60	30.32
Third Quarter	40.17	34.65
Fourth Quarter	40.84	30.96
Year Ending June 30, 2005
First Quarter	$43.54	$32.20
Second Quarter (through October 22, 2004)	53.42	38.34

      The following table sets forth the high and low sales prices of the Class A common stock, as furnished by The Nasdaq National Market, on August 19, 2004, the last full trading day before we publicly announced the proposed merger, and on October 22, 2004, the most recent practicable date prior to the submission of this document to the SEC.

	High	Low

August 19, 2004	$36.40	$36.06
October 22, 2004	53.42	52.62

RISK FACTORS

      An investment in the Class A common stock or Mondavi Delaware common stock involves a number of risks. You should consider the following information about these risks, as well as the other information included or incorporated by reference into this proxy statement/ prospectus. In particular, you should consider the risk factors discussed in the company’s filings with the SEC.

Risks Related to the Recapitalization

     Members of the Mondavi family will continue to have significant influence on all stockholder votes. If these members of the Mondavi family vote as a single bloc, they will continue to exercise effective control over the outcome of actions requiring the approval of the company’s stockholders, including potential acquisitions, elections of the board of directors and sales or changes in control.

      Through their beneficial ownership of the Class B common stock, members of the Robert Mondavi family, if they vote as a single bloc, currently control approximately 81.8% of the company’s voting power, have the right to elect six of the company’s nine directors, can control the outcome of any matter submitted to the company’s shareholders which does not require a separate vote of the Class A stock and hold a veto power over those matters which require separate class votes (such as amendment of the company’s articles of incorporation or a sale of the company). Immediately after completion of the merger, members of the Robert Mondavi family will hold voting power of the company equal to approximately 38.1%. As such, if they vote as a single bloc, they will retain effective control over the outcome of actions requiring the approval of the company’s stockholders, including potential acquisitions, elections of the board of directors and sales or changes in control. For example, the extent of the Robert Mondavi family’s control over the company may have the effect of discouraging offers to acquire control of the company and may preclude holders of the company’s common stock from receiving any premium above the market price for the shares that may be offered in connection with any attempt to acquire control of the company.

     If the merger is completed, each of the company’s international joint venture partners may force a dissolution of the applicable venture and a sale of its business.

      Each of the company’s international joint ventures with respect to Opus One; Luce, Lucente, Danzante and Ornellaia; and Sena and Arboleda, respectively, allows the company’s joint venture partners to force a dissolution of the venture and a sale of its business, subject to priority purchase rights which vary from venture to venture, if members of the Robert Mondavi family no longer control more than 50% of the company’s voting power. The completion of the merger will cause these rights to be available to the joint venture partners. If a joint venture partner were to initiate the dissolution and sale process, there is no assurance that the company would be able to obtain the financing necessary to exercise its purchase rights or avoid the sale of the joint venture’s business to the partner or a third party. For fiscal year 2004, the company’s joint ventures contributed $0.26 to the company’s earnings per share on a diluted basis.

Risks Related to the September 14, 2004 Restructuring

     Unless amendments or waivers are obtained, lenders to the company will be able to accelerate the date on which amounts become due and payable under the company’s lease facilities and loans as a result of the charges that will be incurred in connection with the company’s proposed restructuring.

      The company has announced that it expects to incur up to $200 million in pre-tax charges as part of the restructuring decided on September 14, 2004 relating to the proposed sale of its luxury wine assets, excess vineyards, wine inventory and equipment. These charges would have caused the company to be in breach of its financial covenants under its lease facilities and loans for its fiscal period ending September 30, 2004, but the company was able to obtain temporary waivers of the applicable financial covenants for that period from the requisite number of lenders under each applicable lease facility and loan. The company has obtained a commitment letter from a lender pursuant to which the lender would extend financing to the company to repay the outstanding balances and fees under those lease facilities and loans if the company is unable to obtain additional waivers and amendments. However, if additional waivers or amendments are not obtained and the company’s lenders accelerate the total outstanding balances, the company may incur significant prepayment charges.

      Based on the company’s preliminary discussions with its lenders, the company believes that its lenders will provide all necessary waivers and amendments.

     If the company is unable to divest its luxury brand assets on favorable terms, it may not achieve the expected benefits of the restructuring.

      The company is in the beginning stages of implementation of the restructuring and intends to explore the divestiture of its luxury wine assets and investments and pursue the sale of certain non-strategic assets. These divestitures and sales may be complex and time-consuming, and may disrupt or distract the company’s management and other employees. On September 20, 2004, the company announced that, although it was early in the process and there could be no assurances, the company expects to complete the potential divestiture of the luxury and non-strategic assets within one year and estimates that if all such assets are sold it will realize between $400 million and $500 million in net after-tax proceeds from the divestitures under current wine industry and general economic conditions.

      The company may not be able to sell its luxury and non-strategic assets for between $400 and $500 million or at all. Wine industry or general economic conditions may worsen and adversely affect the company’s divestiture program, or the amounts to be obtained from divestiture. For example, if other parties wish to sell comparable vineyard land at the same time as the company, the prices offered for the company’s vineyard land may be lower. Similarly, if overall interest rates rise, buyers may offer less for the company’s luxury or non-strategic assets. It may take longer than one year to complete any asset sales. Any intended divestiture could involve substantial transaction costs.

      In addition, future financial conditions, either in the wine industry or in the overall economy, superior alternatives or other factors may arise or occur that make it inadvisable to proceed with part or all of the company’s restructuring plans.

      If the company is unable to implement the restructuring successfully or if delays occur in effecting the restructuring, the company’s financial performance or condition, results of operations and cash flows could be adversely affected. In addition, if the company decides to divest its luxury brand assets and it is unable to do so for an attractive price or at all, the company’s stock price may decline.

     Write-offs associated with the proposed restructuring could exceed the company’s current estimates.

      There is no assurance that the restructuring charges will not exceed the company’s current estimate of up to $200 million in pre-tax charges. If the company incurs additional charges in connection with the restructuring, those additional charges would adversely affect its financial condition, results of operations and cash flows.

     The financial performance of the luxury brand assets during the period prior to any divestiture could negatively affect the company’s financial condition, results of operations and cash flows.

      During the period prior to any intended divestiture, or if the company decides not to divest them, the company will operate the luxury brand assets. If the company does not successfully manage the luxury brand assets while it continues to own them, the company’s financial condition, results of operations and cash flows could be adversely affected.

      In addition, the company may need to develop a separate sales and marketing infrastructure for the luxury brand assets and/or rely on its existing sales force to perform these functions, which could require the dedication of significant capital, management resources and time. There is no assurance that the company will be successful in establishing a separate sales and marketing infrastructure for the luxury brand assets or make adequate use of its existing sales force to perform these functions. The failure to do so would negatively affect the company’s financial condition, results of operations and cash flows during the period it continues to own these luxury brand assets.

      The company’s luxury brand products face intense competition from several hundred smaller California wineries, generally from Napa or Sonoma County, and from numerous foreign vintners. There can be no assurance that the uncertainty of the restructuring will not cause the company’s luxury brand products to face even greater competition from its current competitors or from other wineries and beverage manufacturers.

     The intended divestitures may distract the company from its focus on the lifestyle business.

      Intended divestitures of its luxury and non-strategic assets, may temporarily disrupt or distract the company’s management and other employees from their focus on the company’s lifestyle brands. Employee uncertainty, including employee uncertainty relating to the company’s announced lay-off plans, and lack of focus during the restructuring process may also disrupt the business of the company. Realizing the benefits of any intended divestiture will depend in part on the company’s ability to divest its luxury brands in an efficient and effective manner while maintaining adequate focus on the lifestyle wine segment. Inability of management to successfully focus the company’s operations on the lifestyle wine segment and, while it continues to own its luxury brand assets, on the luxury wine segment, could have a material adverse effect on the company’s financial performance or condition, results of operations and cash flows.

     The distributors of the company’s products may no longer wish to distribute the company’s lifestyle brands or may give a lower priority to the company’s lifestyle brands if the company divests its luxury brand assets.

      The company sells its lifestyle and luxury brands principally to distributors for resale to restaurants and retail outlets. Distributors and retailers of the company’s products often offer wines which compete directly with the company’s products for shelf space and the consumer dollar. In addition, the company’s arrangements with its distributors may, generally, be terminated by either party without notice. If the company decides to divest its luxury brand assets, its distributors and retailers may decide to cease purchasing the company’s lifestyle brands or to provide lower levels of promotional support to the company’s lifestyle brands.

     There is no assurance of the terms on which the Robert Mondavi trademark will be licensed to the company. If the Robert Mondavi trademark is used with products that are not deemed to be of sufficient quality, the Robert Mondavi brand could be adversely affected.

      The company anticipates that both the company and any future owners of the Robert Mondavi Winery will establish and co-own an entity that would own the Robert Mondavi trademark and other related trademarks and that the entity would license these trademarks back to each of the co-owners for a royalty fee. The company will have to negotiate with any future owner of the Robert Mondavi Winery the terms of licenses to be given to the company for use with its lifestyle brands and to the owner of the Robert Mondavi Winery, including, without limitation, quality standards, governance and royalty rates. There is no assurance that these terms will be favorable to the company. In addition, the value of the Robert Mondavi trademark and other related trademarks will depend on all licensees using the trademarks within quality standards and with respect to well-received products.

     Upon consummation of the intended divestiture of the company’s luxury assets, all of the company’s revenues will be generated by its lifestyles business, which faces an extremely competitive market.

      The company faces intense competition in the popular premium and super premium wine segments, which are the principal focus of the lifestyle brands. There can be no assurance that these segments will continue to grow or that the company will be able to increase or sustain its sales in these segments.

      The company believes it has identified efficient performance-based improvements in the company’s go-to-market approach for its lifestyle brands. There can be no assurance that the company will be able to execute these plans, or that if completed, these efforts will be successful.

      In addition, there can be no assurance that the restructuring will be successful in enabling the company to achieve significant production cost savings and asset rationalization to grow volumes, profits or cash flows or enhance the company’s competitive position. If the company does not achieve these cost savings and asset rationalization, or if any cost savings and asset rationalization achieved are not sufficient to enable the company to grow volumes, profits and cash flows, or to enhance its competitive position, the company’s business, results of operations and financial condition will be adversely affected.

     The company’s management could spend or invest any proceeds received from the intended divestiture of the company’s luxury brand assets in ways which may not yield a favorable return.

      The company believes it can effectively redeploy any proceeds received from the intended divestitures to pursue organic growth and strategic opportunities, to pay down debt or to enhance shareholder value through other financial strategies, such as a repurchase of shares. The redeployment of these proceeds may not yield a favorable return.

Risks Related to Reincorporation in Delaware

     If the merger is completed, the company’s charter documents and Delaware law will contain provisions that may inhibit potential acquisition bids, and this may adversely affect the market price of the company’s common stock, discourage merger offers or prevent changes in the company’s management.

      If the merger is completed, the certificate of incorporation and bylaws of Mondavi Delaware would be the certificate of incorporation and bylaws of the company. Under these charter documents, the board of directors will retain the authority currently available to it to issue up to 5,000,000 shares of preferred stock and to determine the rights, preferences and restrictions, including the voting rights, of the shares without any further vote or action by holders of the company’s capital stock. If the company issues any of these shares of preferred stock in the future, the rights of holders of common stock may be negatively affected. If the company issues preferred stock, a change of control of the company could be delayed, deferred or prevented.

      In addition, the certificate of incorporation and bylaws of Mondavi Delaware contain other provisions that may have the effect of delaying, deferring or preventing a change of control. These provisions include:

•	the elimination of actions by written consent of stockholders;

•	the prohibition on stockholders calling a special meeting of stockholders; and

•	an increase in the advance notice required for stockholder proposals and director nominations to be acted upon at annual meetings of stockholders.

      The company will also be subject to Section 203 of the Delaware General Corporation Law that, in general, prohibits any business combination with 15% stockholders for three years unless the holder’s acquisition of the company’s stock has been approved in advance by the board of directors.

      These provisions are designed to encourage potential acquirors to negotiate with the board of directors and give the board of directors an opportunity to consider alternatives to increase stockholder value. These provisions are also intended to discourage certain tactics that may be used in proxy contests. However, the potential issuance of preferred stock, the certificate of incorporation and bylaw provisions and the restrictions in Section 203 of the Delaware General Corporation Law could discourage potential acquisition proposals and could delay or prevent a change in control, which may adversely affect the market price of the common stock of the company. These provisions may also have the effect of preventing changes in the company’s management.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Except for historical information, this proxy statement/ prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among others, those statements including the words “expects,” “plans,” “anticipates,” “intends,” “believes” and similar language. This discussion, other information contained in this proxy statement/ prospectus and information we provide from time to time contain historical information as well as forward looking statements about the company, the premium wine industry and general business and economic conditions. These forward-looking statements include, for example, projections or predictions about the company’s future growth, future financial ratios, the announced restructuring and the amount of the related charges, estimate of proceeds from the sale of assets, future actions of the company’s lenders, the company’s anticipated 2005 earnings, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in general. Actual results may differ materially from the company’s present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending or changes in consumer preferences could reduce demand for the company’s wines. Similarly, increased competition or changes in tourism to the company’s California properties could affect the company’s volume and revenue growth outlook. The supply and price of grapes, the company’s most important raw material, is beyond the company’s control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The restructuring announced on September 14, 2004 may impair management’s ability to focus on other needed areas of business execution. There are also significant risks associated with the restructuring, including the divestiture of the company’s luxury wine assets and investments and non-strategic assets announced on September 14, 2004. There is no assurance that the company will successfully complete such divestitures within the company’s expected timeframe or at all, or that it will realize the after-tax proceeds it presently estimates for such divestitures. There is no assurance the company will be able to effectively redeploy any proceeds received from such divestitures. The lay-offs and significant restructuring charges announced in connection with the company’s September 14, 2004 restructuring will materially impair future earnings. There is no assurance that the proposed restructuring will enable the company to achieve significant cost savings or asset rationalization, or if any cost savings or asset rationalization is achieved, that it will be sufficient to grow the company’s volumes, profits or cash flow, or to enhance the company’s competitive position. The company may not successfully implement anticipated improvements in its go-to-market approach for its lifestyle brands, and if implemented, these efforts may not be effective. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to the “Risk Factors” section in this proxy statement/ prospectus as well as Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, incorporated by reference into this proxy statement/ prospectus and on file with the SEC. For these and other reasons, no forward-looking statement by the company can nor should be taken as any assurance of what will happen in the future. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section “Risk Factors.”

RECENT DEVELOPMENTS

Value Growth Plan

      On August 20, 2004, the company’s board of directors directed management to formulate a plan to divide the company’s business into two separate operating units within the company, with one unit focused on its “lifestyle” brands (those brands selling for up to $15 per bottle retail) and the other unit focused on its “luxury” brands (those selling for above $15 per bottle retail). The company’s definition of lifestyle wines conforms closely with the industry’s standard definitions of popular premium ($3 to $7 per bottle retail) and super premium ($7 to $14 bottle retail) wines.

      The strategic rationale behind this structural change was that different business models were required to best execute go-to-market strategies for lifestyle and luxury brands. The company believed separating the company into two operating units with one focused on lifestyle wines and the other on luxury brands would provide greater focus and provide additional opportunities to enhance value for shareholders and customers in the future.

      Dennis Joyce, formerly the company’s Executive Vice President of Sales and Marketing, has been named chief operating officer of the lifestyle unit, reporting to the company’s President and Chief Executive Officer, Mr. Gregory M. Evans.

      On September 14, 2004, the company announced that it will focus entirely on the premium and super-premium lifestyle wine segment. Under this plan, the company will be anchored by its Woodbridge and Robert Mondavi Private Selection brands and will pursue the establishment of new wine brands, such as Papio. As a result, the company determined it will explore the divestiture of its luxury wine assets and investments and pursue the sale of other assets identified as non-strategic.

      The luxury brand assets and investments intended for divestiture include Robert Mondavi Winery and its vineyards; the company’s 50% interests in Opus One, Ornellaia, Luce della Vite and Viña Seña; the Byron Winery and Vineyards; and the Arrowood Winery and Vineyards. Non-strategic assets include specified vineyard land, wine inventory and equipment. The company believes that if it focuses entirely on the lifestyle business and if it successfully sells and reinvests the assets to be divested in the restructuring, it will be able to generate, from the revised fiscal 2005 base, earnings before interest and taxes (EBIT) ratios of approximately 20% and financial returns in excess of 12% within five years.

      The company expects that both the company and the potential future owners of the Robert Mondavi Winery will establish and co-own an entity that would own the Robert Mondavi trademark and other related trademarks. This entity will license these trademarks to each of the co-owners for a royalty fee.

      As part of the restructuring, the company expects to incur up to $200 million in pre-tax charges, of which between $64 million and $76 million is estimated to require the outlay of cash. In addition to these restructuring charges, the company announced that it is reducing its previously announced fiscal 2005 GAAP earnings guidance of $1.80 to $2.00 per fully diluted share by approximately $0.50 per share primarily due to increased spending on advertising and consumer trade promotion of its lifestyle brands.

      The board of directors selected the value growth plan, which encompasses the company’s focus on the lifestyle brands, the intended divesture of the luxury and non-strategic assets, and the joint ownership of the Robert Mondavi and related trademarks, as the highest value-creating alternative available to the company. The company believes that the popular premium and super premium wine market segments, which are the principal focus of the lifestyle brands, offer significant volume opportunities and have exhibited strong market growth in the wine industry over the past four years. The company believes that it presently has a compelling position in the lifestyle segment through its leading Woodbridge and Robert Mondavi Private Selection brands, its world-class winemaking facility in Lodi, California, and its cost-competitive high-quality grape sources for its lifestyle brands, and that the proposed restructuring will enable the company to achieve significant production cost savings and asset rationalization to grow volumes, profits and cash flow and enhance the company’s competitive position. The company believes that current management has the consumer brand oriented skills to address the growth opportunities in the lifestyle market segment through brand-building investments, and that management has identified efficient performance-based improvements in the company’s go-to-market approach for its lifestyle brands.

      The company further believes that the value of the luxury and non-strategic assets intended for divestiture are not adequately reflected in the company’s current market capitalization and intends to maximize the value received for both the luxury assets and the non-strategic assets through an appropriate divestiture process. The company intends to focus initially on non-public investors as prospective acquirors of the luxury assets because it believes that their longer investment horizons, different return hurdles and appreciation for unique agricultural and brand assets are more likely to ascribe higher values to the luxury assets. The company also believes that any potential acquiror of the luxury assets, as a co-owner and licensee of the Robert Mondavi and related trademarks, must be well qualified to help protect, enhance and help defend the appropriate use of these trademarks. The company recognizes that the management of its luxury business, which requires a longer-term orientation and different marketing and distribution strategies, has constrained the company’s ability to focus on the needs of the lifestyle business. The company believes that, if it achieves the estimated net after-tax proceeds from its divestiture program, it can effectively redeploy proceeds through organic growth and strategic and other financial opportunities to enhance shareholder value.

      On September 20, 2004, the company announced that although it was early in the process and there could be no assurances, the company expects to complete the potential divestiture of the luxury and non-strategic assets within one year and estimates that if all such assets are sold it will realize between $400 million and $500 million in net after-tax proceeds from the divestitures under current wine industry and general economic conditions.

      The company also announced on September 14, 2004 that following a seven-month sabbatical, R. Michael Mondavi was resigning as a Vice Chairman effective as of September 14, 2004, and as an officer and employee of the company effective as of September 30, 2004. On October 4, 2004, R. Michael Mondavi resigned as a director of the company.

      The company announced on October 6, 2004, that Timothy J. Mondavi will continue to serve on the board of directors, but is departing as an officer, Vice Chairman, Winegrower and employee of the company effective as of September 30, 2004.

      The company also announced on October 6, 2004, that Jean-Michel Valette has been appointed President & Managing Director of Robert Mondavi Winery, reporting to the company’s President and Chief Executive Officer, Mr. Gregory M. Evans.

Constellation Offer to Acquire the Company

      On October 12, 2004, the company received an unsolicited proposal from Constellation Brands, Inc. to acquire the company in a transaction in which the company’s Class A shareholders would receive $53.00 in cash and the company’s Class B shareholders would receive $61.75 in cash, subject to certain terms and conditions. Constellation stated that the difference in the prices is intended to reflect the premium allocation between the Class A common stock and the Class B common stock in connection with the company’s proposed recapitalization. The proposal was carefully reviewed by the company’s board of directors on October 18, 2004. The company’s board of directors concluded not to reject the Constellation proposal but to consider it as part of its on-going process to maximize value for all of its shareholders and the company issued a press release on the same day stating the board’s conclusion. The October 18, 2004 press release further reaffirmed the company’s intention to proceed with its plan to seek shareholder approval for the proposed recapitalization and Delaware reincorporation at its annual meeting of shareholders on November 30, 2004. The board of directors took no new action on the company’s previously announced September 14, 2004 restructuring plan and management continues to implement the plan. The press release stated that the company would continue to evaluate all strategic options and could be able to effectively act upon all of its options following the approval of the recapitalization and reincorporation on November 30, 2004.

      On October 19, 2004, a purported shareholder class action lawsuit was filed in Napa County Superior Court against the company and certain of its directors. The lawsuit, Bamboo Partners LLC v. Robert Mondavi Corp. et al. (Case No. 26-27170), alleges that the defendants breached their fiduciary duties to the company’s shareholders in connection with the Constellation proposal. The complaint seeks certain declaratory and injunctive relief, compensatory damages in an unspecified amount, attorneys’ fees and costs of suit. The time for the defendants to respond to the complaint has not yet expired and to date, no motions have been filed by any of the parties to the lawsuit. In addition, on October 21, 2004, a purported shareholder class action lawsuit was filed in Napa County Superior Court against the company and its directors. The lawsuit, Lewis v. Robert Mondavi Corp. et al. (Case No. 26-27204), alleges that the defendants breached their fiduciary duties to the company’s shareholders in connection with the Constellation proposal. The compliant seeks certain declaratory and injunctive relief, attorneys’ fees and costs of suit. The time for the defendants to respond to the complaint has not yet expired and to date, no motions have been filed by any of the parties to the lawsuit. The company believes these lawsuits are without merit and intends to defend against them vigorously. There is no assurance that similar lawsuits will not be filed in the future.

Market Purchase Program

      On August 20, 2004, the company announced that the board of directors has authorized the repurchase of up to $30 million of Mondavi Delaware common stock. The share repurchase program may be commenced following the merger effecting the company’s recapitalization and reincorporation in Delaware and permits the company to make open market purchases over time based upon prevailing economic, business and market conditions, subject to applicable loan covenants and legal restrictions.

2004 ANNUAL MEETING OF SHAREHOLDERS

General

      Your proxy in the form enclosed is solicited by the board of directors for use in voting at the annual meeting of shareholders of the company to be held on Tuesday, November 30, 2004 at 10:00 a.m. Pacific time, or at any adjournment thereof.

      The shares represented by those proxies received, properly dated and executed, and not revoked, will be voted at the annual meeting. A proxy may be revoked at any time before it is exercised by delivering to the secretary of the company at the company’s principal executive offices, no later than the start of the annual meeting, a written notice of revocation or a duly executed proxy relating to the same shares bearing a later date than the revoked proxy, or by attending the annual meeting and voting the shares covered by the proxy in person. All shares represented by proxies that are properly dated, executed and returned, and which have not been revoked, will be voted in accordance with the specifications on the enclosed proxy. If no such specifications are made, shares of Class A and Class B common stock will be voted FOR the approval and adoption of the agreement and plan of merger (which, among other things, implements the recapitalization) as outlined in proposal 1 and described in this proxy statement/prospectus, FOR the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting as outlined in proposals 2, 3 and 4, respectively, and described in this proxy statement/prospectus, FOR the election of the directors listed in this proxy statement/ prospectus, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors and FOR approval of the proposals regarding the ESPP, directors’ plan and equity plan as outlined in proposals 7, 8 and 9, respectively, and described in this proxy statement/ prospectus.

      The company will bear the expense of preparing, printing and mailing this proxy statement/ prospectus and the proxies solicited hereby and will reimburse brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such brokerage firms and nominees. In addition to the solicitation of proxies by mail, the company’s officers and regular employees may communicate with shareholders either in person or by telephone or facsimile for the purpose of soliciting such proxies; no additional compensation will be paid for those solicitations. The company has retained The Altman Group, at an estimated cost of $12,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

Outstanding Shares and Voting Rights

      October 1, 2004 has been fixed as the record date for determining the holders of Class A common stock and the holders of Class B common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had outstanding 10,693,893 shares of Class A common stock and 5,984,927 shares of Class B common stock.

      The holders of the Class A common stock and the holders of the Class B common stock will each vote as a separate class on the approval and adoption of the agreement and plan of merger (which, among other things, implements the recapitalization) and on the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. The approval and adoption of the merger agreement and the merger (which, among other things, implements the recapitalization) and the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting require the approval of the holders of a majority of the outstanding shares of the Class A common stock entitled to vote thereon and 60% of the outstanding shares of the Class B common stock. As a result, if you fail to return your proxy card and do not vote in person at the annual meeting, the effect will be that your shares will effectively be counted as a vote against approval of the merger agreement and the merger and the approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. In addition, the adoption and approval of the merger agreement and the merger and approval of the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting are all required to approve the merger and recapitalization. Therefore, if shareholders wish to approve the merger and recapitalization, they must approve all of these proposals.

      Four members of the Mondavi family, who beneficially own 4,524,811 of the outstanding shares of the Class B common stock, have executed an action by written consent and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the merger and the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting. As a result, the consent of the Class B shareholders required to adopt and approve the merger agreement and to approve the proposals regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting has been obtained.

      Only holders of Class A common stock are entitled to vote in the election of Class A directors. Only holders of Class B common stock are entitled to vote in the election of Class B directors. A majority of the outstanding shares of Class A common stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class A directors, and a majority of the outstanding shares of Class B common stock, represented in person or by proxy, will constitute a quorum for purposes of electing Class B directors.

      On all other matters, the holders of Class A common stock and the holders of Class B common stock vote together as a single class, with each Class A share entitled to one vote, or a total of 10,693,893 Class A votes, and each Class B share entitled to ten votes, or a total of 59,849,270 Class B votes, and the holders of shares entitled to cast a majority of the votes which could be voted thereon will constitute a quorum.

Proposals to be Voted On

APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER

(Proposal 1 on Proxy)

      The proposed merger would be accomplished by merging the company into a newly formed wholly-owned Delaware subsidiary, which we refer to in this proxy statement/ prospectus as Mondavi Delaware or the new Delaware company, pursuant to an agreement and plan of merger in the form attached as Annex A to this proxy statement/ prospectus. Pursuant to the merger agreement, the company’s dual stock structure would be eliminated, creating a unified common stock that would ensure all owners of the company’s common stock have an equal say in the company’s governance under the principle of “one share, one vote” through (1) the conversion of each outstanding share of the Class A common stock, no par value per share, which presently has one vote per share, into one share of common stock of Mondavi Delaware, par value $0.001 per share, entitled to one vote per share, upon the effective date of the merger and (2) the conversion of each outstanding share of the Class B common stock, no par value per share, which presently has ten votes per share, into 1.165 shares of common stock of Mondavi Delaware, par value $0.001 per share, entitled to one vote per share, upon the effective date of the merger.

      In this proxy statement/ prospectus, we refer to the exchange ratios described above as the Class A exchange ratio and the Class B exchange ratio, respectively, and the conversion of the Class A common stock and Class B common stock into shares of common stock of Mondavi Delaware pursuant to the merger agreement and the merger as the recapitalization. The company’s reincorporation in Delaware pursuant to the merger agreement and merger is referred to as the reincorporation.

      After the effective time of the merger, we will have a single class of common stock, with each share entitled to one vote. Each holder of an outstanding certificate for shares of the Class A common stock or Class B common stock will be entitled to present such certificate to Mellon Investor Services, the exchange agent for the merger, and to receive in exchange a certificate or certificates for the number of shares of Mondavi Delaware common stock into which the surrendered shares were converted pursuant to the merger. Until certificates for shares of the Class A common stock or Class B common stock are surrendered, each such certificate will be deemed for all purposes to represent the number of shares of Mondavi Delaware common stock into which those shares of the Class A common stock or Class B common stock, as the case may be, were converted in the merger. The shares of Mondavi Delaware common stock into which the Class A common stock and Class B common stock are converted pursuant to the merger will trade on The Nasdaq National Market without interruption following the merger under the same symbol (“MOND”) as the shares of Class A common stock are currently traded.

The Recapitalization

      The description of the material terms of the recapitalization set forth below is not intended to be a complete description of the recapitalization. This description is qualified by reference to the merger agreement, which is attached as Annex A to this proxy statement/ prospectus and which is incorporated by reference in this proxy statement/ prospectus. You are urged to read the merger agreement in its entirety.

      Background of the Recapitalization. Throughout 2003 and 2004, the board of directors, in conjunction with management, extensively explored the company’s ability to increase shareholder value through a functional reorganization of its different businesses, asset re-deployment and cost-reduction measures. These efforts have been led since January 2004 by Ted W. Hall, who was appointed as chairman of the board on January 9, 2004, and by Gregory M. Evans, President and Chief Executive Officer.

      In order to assist management and the board of directors in these analyses, the board of directors authorized Mr. Hall to engage Citigroup as the company’s financial advisor in March 2004 to work with management on strategic alternatives. Mr. Hall and Mr. Evans also had informal discussions with Evercore Group Inc. in the spring of 2004 concerning the benefits of a recapitalization program to both Class A and Class B shareholders, and received a letter dated April 21, 2004 from Evercore which outlined those benefits and summarized Evercore’s experience in dual class voting stock restructuring transactions. The company and Citigroup entered into a written engagement letter dated June 7, 2004, confirming the company’s engagement of Citigroup as financial advisor to the company.

      On June 8 and 9, 2004, the board of directors held a meeting in New York City attended by all directors other than John Thompson. At that meeting, management presented a strategic plan which described a number of alternative scenarios for the company’s existing businesses, and Citigroup made a presentation on strategic objectives and alternatives. Citigroup noted that management’s strategic objectives included increasing corporate governance flexibility. Citigroup presented a number of strategic alternatives, including a sale of the company, combination transactions, separation of vineyards, marketing and production assets, separation of luxury and lifestyle businesses, going private, and the exchange of Class B common stock for any of, or a combination of, Class A common stock, cash and certain company assets.

      At the conclusion of the board meeting, the directors unanimously rejected management’s long-range plan for operating the company as a single business and unanimously determined that the company should be restructured. The board of directors directed management to develop a plan to separate the luxury and lifestyle businesses and to develop strategic options and business plans for each business, and directed the company to investigate a recapitalization that would result in an elimination of Class B shares. The board of directors encouraged the Class B shareholders to retain independent advisors. The board of directors also authorized the chairman of the board, in the event a recapitalization was deemed feasible, to appoint a special committee consisting of independent directors Adrian Bellamy, Anthony Greener, Philip Greer and John Thompson to consider the proposed transaction and make recommendations to the board of directors.

      In particular, as confirmed by resolution of the board on August 10, 2004, the special committee was authorized by the board of directors to:

•	act as a disinterested committee on behalf of the company’s board of directors;

•	retain its own legal and financial advisors;

•	develop a full recapitalization proposal that would result in a one share/one vote capital structure;

•	present the recapitalization proposal to the Class B representatives consisting of Robert G. Mondavi, the company’s Chairman Emeritus and founder, and directors R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger;

•	negotiate the definitive agreements with respect to the recapitalization with the Class B representatives;

•	determine that the exchange ratios agreed upon by the special committee and the Class B representatives were just and reasonable within the meaning of Section 310 of the California General Corporation Law, or California GCL, as to the company;

•	determine that the Class A exchange ratio agreed upon by the special committee and the Class B representatives was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class A common stock (other than those holders who also hold shares of Class B common stock, as to which no determination would be made);

•	determine that the Class B exchange ratio agreed upon by the special committee and the Class B representatives was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class B common stock; and

•	report to the board of directors its recommendations and conclusions with respect to the exchange ratios.

      Between June 10, 2004 and July 15, 2004, Mr. Hall and Mr. Evans, together with other members of management, discussed with Citigroup possible Class B exchange ratios and their implications to holders of Class A common stock and Class B common stock. In particular, Citigroup met with members of management on June 23, 2004 and July 13, 2004 to review precedent dual-class voting stock recapitalization transactions, focusing in particular on change of control precedents in which the voting power of the higher-vote class was reduced by the exchange from more than 50% to less than 50% of the total vote. Citigroup reviewed and discussed with members of management the presence, absence and level of premiums to the holders of the higher-vote class in various dual-class share exchanges over the last ten years, the level of dilution to holders of the lower-vote class, and other considerations that might affect the assessment and structuring of a recapitalization. Citigroup also reviewed with management different mechanics for effecting the recapitalization. At these meetings, Citigroup and members of management also discussed updated business plans and summaries of analyses relating to the separation of the company’s lifestyle and luxury businesses, and reviewed potential acquisitions of the company.

      In addition, following the June 8, 2004 board meeting, Mr. Hall and Mr. Evans, because of their belief that Evercore had special knowledge of and experience in dual class voting stock recapitalization transactions, recommenced discussions with Evercore concerning the possibility of Evercore’s being retained by the special committee to give an opinion that the recapitalization was fair, from a financial point of view, to the Class B shareholders. Evercore agreed to undertake preliminary work to determine its ability to give such opinion, with the understanding that the special committee would make all decisions on hiring investment bankers. On June 22, June 23 and July 12, 2004, Evercore met with management to discuss the benefits of the recapitalization to the company as well as to the Class A and Class B shareholders, and to review precedent recapitalization transactions.

      Starting on June 10, 2004, Mr. Hall began discussing the feasibility of a recapitalization transaction with the Class B representatives. Mr. Hall explained possible structures for the recapitalization, and outlined the benefits of the recapitalization for the company, as well as the advantages and disadvantages of the recapitalization to the Class B shareholders. Mr. Hall suggested each of the Class B representatives hire separate legal and financial advisors as he or she deemed necessary. Subsequently, Robert G. Mondavi requested the assistance of Frank E. Farella, a company board member, as his legal counsel and hired independent financial advisors, and R. Michael Mondavi hired independent investment bankers and legal counsel.

      Prior to July 15, 2004, Citigroup and Evercore continued to review the implications of various possible exchange ratios, including, in each case, percentage premiums that could be paid to the Class B shareholders and the dilution to the Class A shareholders. In their review, Citigroup focused particular attention on the impact of various possible exchange ratios on the Class A shareholders and Evercore focused particular attention on the impact of various possible exchange ratios on the Class B shareholders. Citigroup and Evercore exchanged their analyses with each other. On July 14, 2004, Citigroup provided its preliminary view that, taking into account the impact on the Class A shareholders, it would be comfortable in recommending a Class B exchange ratio of 1.165 to the special committee, and Evercore provided its preliminary view that, taking into account the impact on the Class B shareholders, it would be comfortable in recommending a Class B exchange ratio of 1.165 to the special committee.

      On July 15, 2004, Citigroup and Evercore met with R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger, representatives of Robert G. Mondavi, and R. Michael Mondavi’s financial advisor, the Perseus Group, for the overall purpose of determining whether a recapitalization transaction was feasible from the point of view of the Class B representatives. At the meeting, Mr. Hall stated that management’s preliminary view was that an exchange ratio of 1.165 to the Class B shareholders was appropriate, taking into account the work of Citigroup analyzing the impact of the transaction on, among other things, the Class A shareholders, and the work of Evercore analyzing the impact of the transaction on, among other things, the Class B shareholders. Mr. Hall emphasized that this preliminary view was not intended to be binding on either the Class B representatives or the company, but was only being presented to determine whether a recapitalization transaction was feasible. Mr. Hall stated that if, after considering the Citigroup and Evercore presentations, the Class B shareholders believed that a recapitalization transaction was feasible, Mr. Hall would convene the special committee. Mr. Hall explained that it would be the special committee’s responsibility to hire independent counsel and independent financial advisors to advise it on the fairness of the transaction with respect to the Class A shareholders and the Class B shareholders, respectively. Mr. Hall further explained that the special committee, after hiring its independent advisors, would formulate the Class B exchange ratio (which could be different from the preliminary terms being presented at this meeting) and the other terms to be offered to the Class B shareholders; the special committee would then negotiate such terms directly with the Class B representatives. The special committee would be asked to determine that the exchange ratios ultimately negotiated with the Class B representatives were just and reasonable to the company within the meaning of Section 310 of the California GCL and were fair to both the Class A shareholders and the Class B shareholders. The special committee would then report to the board of directors on its recommendations and conclusions.

      Mr. Hall advised the Class B representatives that as part of any recapitalization transaction negotiated with the special committee, the Class B representatives would be requested to sign a written consent and a voting agreement consenting to the merger. Further, the written consent and voting agreement executed by the Class B representatives would cause all Class B shareholders to be bound, since the Class B representatives held more than 60% of the outstanding Class B shares. Mr. Hall noted that the votes of a majority of the outstanding Class A shares would also have to be obtained, pursuant to a proxy statement, at the company’s annual meeting.

      Mr. Hall then advised the Class B representatives that the other topics that would be addressed at the board meeting convened to approve the recapitalization would be the Delaware reincorporation, the separation of the luxury and lifestyle businesses, and a possible stock buyback program for the Mondavi Delaware common stock. Mr. Hall noted that the topics to be considered by the board of directors other than the recapitalization would not require a special committee, because the interests of all directors (and the Class A and Class B shareholders) would be the same with respect to these topics. Mr. Hall stated that there would be no negotiations prior to the board meeting on these topics and that there would be no linkage between the Class B representatives’ decision on the recapitalization and any actions taken by the board of directors with respect to these other matters.

      Citigroup and Evercore then each made separate presentations with respect to the 1.165 Class B exchange ratio to the Class B representatives. Each of these presentations reviewed the background of the proposed recapitalization, reviewed the advantages to the company of eliminating the dual-class voting structure, reviewed the advantages and disadvantages to both the Class A shareholders and the Class B shareholders of the recapitalization, and reviewed precedent transactions, focusing on change in control transactions. Citigroup’s presentation reviewed, among other things, the impact of a 1.165 Class B exchange ratio on the Class A shareholders and stated that Citigroup would be comfortable in recommending a 1.165 Class B exchange ratio to the special committee, and Evercore’s presentation reviewed, among other things, the impact of a 1.165 Class B exchange ratio on the Class B shareholders, and stated that Evercore would be comfortable in recommending a 1.165 Class B exchange ratio to the special committee. The Class B representatives and their advisors asked questions of, and received answers from, each of Mr. Hall, Citigroup and Evercore. At the conclusion of the meeting, Mr. Hall requested that the Class B representatives discuss the proposed transaction among themselves and with their advisors, and asked Evercore to poll each of the Class B representatives by July 20, 2004 to determine whether the proposed recapitalization transaction was feasible. Mr. Hall requested Evercore to report its conclusions to Mr. Hall.

      On July 20, 2004, Evercore telephoned Mr. Hall and indicated that the Class B representatives had unanimously concluded a potential recapitalization transaction was feasible.

      On July 21, 2004, Mr. Hall appointed the special committee members.

      The special committee met for the first time on July 28, 2004. At this meeting, the members of the special committee appointed John Thompson as chairman of the special committee. Mr. Thompson then reviewed with the other members of the special committee information with respect to law firms that he had interviewed as candidates to serve as legal counsel to the special committee. Following discussion, the special committee decided to retain Shearman & Sterling LLP to serve as its legal advisor in considering the proposed recapitalization.

      The special committee met again on July 29, 2004. A representative of Shearman & Sterling LLP also attended the meeting. The special committee discussed various matters, including the appropriate scope of the special committee’s authority and investigation, the terms and conditions of the proposed recapitalization and a process for selecting an independent financial advisor to advise the special committee with respect to the fairness of any proposed recapitalization transaction to holders of Class A common stock. The special committee continued these discussions at meetings held on July 30, 2004 and August 2, 2004. During this period, representatives of Shearman & Sterling LLP had several conversations with representatives of the company’s legal counsel, counsel to Citigroup and others. Following these discussions, the special committee authorized Mr. Thompson to conduct interviews of prospective financial advisors to the special committee, separate from the financial advisor previously engaged by the company to act as the company’s financial advisor, focusing on their respective qualifications and expertise in rendering financial advice on transactions similar to the proposed recapitalization. The special committee met again on August 3, 2004 and at this meeting decided to retain Morgan Stanley & Co. Incorporated to serve as its financial advisor to assist it in considering the fairness of the proposed recapitalization to the holders of Class A common stock, in part because Morgan Stanley has meaningful experience in transactions similar to the proposed recapitalization transaction. At this meeting, the special committee also discussed the possible retention of Evercore to serve as its financial advisor to assist it in considering the fairness of the proposed recapitalization to the holders of Class B common stock. At the conclusion of the meeting, the special committee requested that Morgan Stanley discuss with Citigroup the analyses that Citigroup had conducted with respect to the proposed recapitalization and the exchange ratio.

      On August 4, 2004, the company’s legal advisors sent initial drafts of the merger agreement, the voting agreement, the action by written consent and the certificate of incorporation and bylaws of the new Delaware company to the special committee and its legal advisors. From August 5 until August 10, the terms of the merger agreement and the voting agreement were discussed and negotiated among the company and its legal advisors, the special committee and its legal advisors and the Class B representatives and their legal advisors.

      On August 8, 2004, the special committee met to review the status of the proposed recapitalization and related matters. At this meeting, representatives of Shearman & Sterling LLP reviewed with the special committee, among other things, the fiduciary duties of the members of the special committee under California law and the judicial standards under which their conduct would be reviewed. Representatives of Shearman & Sterling LLP also reviewed with the special committee the principal terms of drafts of the merger agreement and voting agreement. Also at this meeting, the special committee approved the terms of engagement of Morgan Stanley and representatives of Morgan Stanley discussed with the special committee various financial aspects of the proposed recapitalization. After the Morgan Stanley representatives left the meeting, the special committee also invited representatives of Evercore to attend the meeting and, after discussions of their qualifications and experience, the special committee decided to retain Evercore to serve as its financial advisor to assist it in considering the fairness of the proposed recapitalization to the holders of Class B common stock, in part because of Evercore’s meaningful experience in transactions similar to the proposed recapitalization transaction, and the special committee approved the terms of Evercore’s engagement. Evercore then reviewed with the special committee various financial analyses that it had performed regarding the proposed recapitalization. Following these presentations and further discussions, the special committee decided to propose to the Class B representatives a Class B exchange ratio of 1.165 shares of common stock of the new Delaware company for each share of Class B common stock and instructed representatives of Shearman & Sterling LLP to communicate the proposal to the advisors to the Class B representatives. The special committee also requested representatives of Shearman & Sterling LLP to communicate proposed changes to the merger agreement and voting agreement to the company’s legal counsel.

      On August 9, 2004, the four members of the special committee, the special committee’s legal advisors and Evercore, all in person, and Morgan Stanley, by telephone, made themselves available to Mr. Farella, as Robert G. Mondavi’s representative, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger to answer questions relating to the proposed restructuring.

      Throughout the course of the day on August 9, 2004 and on the morning of August 10, 2004, the special committee, its legal advisors and its financial advisors discussed and reviewed the rationale for the recapitalization with Mr. Farella, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger. Mr. Hall also participated in these discussions at different times during the period, and on August 10, 2004 Marcia Mondavi Borger consulted with independent counsel.

      On August 10, 2004, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger signed the voting agreement and the action by written consent and delivered those documents in escrow to be released to the special committee upon Robert G. Mondavi’s execution and delivery of the voting agreement and action by written consent.

      On August 10, 2004, the special committee held a meeting to consider the proposed exchange ratios as set forth in the form of merger agreement included as an exhibit to the voting agreement that had been delivered in escrow. During the meeting, the special committee contacted representatives of Morgan Stanley and Evercore by telephone. Each advisor updated the committee on the progress of their analyses of the proposed exchange ratios. The committee discussed the status of the proposed recapitalization, as well as various factors it considered relevant in developing a recommendation to the board of directors to proceed with the proposed recapitalization.

      The committee then determined that subject to the delivery of executed fairness opinions of Morgan Stanley and Evercore and delivery of the executed voting agreement and action by written consent, it was prepared to (1) determine that the exchange ratios pursuant to the merger agreement were just and reasonable as to the company within the meaning of Section 310 of the California GCL; (2) determine that the Class A exchange ratio pursuant to the merger agreement was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class A common stock (other than those holders who also hold shares of Class B common stock, as to which the special committee made no determination); (3) determine that the Class B exchange ratio pursuant to the merger agreement was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class B common stock; and (4) resolve to recommend to the company’s board of directors that it approve the exchange ratios. The committee determined that Mr. Thompson, its chairman, would update the full board of directors concerning the work of the committee to date and the factors the committee considered in developing its view to proceed with the proposed recapitalization.

      On August 10, 2004, the board of directors held a meeting to consider the merger agreement and the merger. All directors were present. At this meeting, the board of directors, among other things, approved resolutions specifically confirming that the special committee was authorized, among other things, (1) to review and evaluate the fairness of the exchange ratios in any proposed recapitalization to the holders of the Class A common stock and Class B common stock, (2) to negotiate definitive agreements with respect to any proposed recapitalization, (3) to report to the board of directors its recommendations and conclusions with respect to the exchange ratios and (4) to retain such advisors on such terms as the special committee deemed appropriate. In addition, Mr. Hall and Mr. Evans, as independent board members with respect to this matter, approved on behalf of the board of directors the compensation of the members of the special committee. The special committee then reported to the board of directors on the status of the proposed recapitalization transaction, reviewed for the board of directors the analyses and views to date of both Morgan Stanley and Evercore relating to the proposed Class A exchange ratio and Class B exchange ratio, respectively, and responded to questions from the members of the board of directors. The special committee then summarized its determinations as outlined in the preceding paragraph, including that the special committee was prepared to recommend that the board of directors approve the exchange ratios, subject to the delivery of fairness opinions of Morgan Stanley and Evercore, and the delivery out of escrow of the executed voting agreement and action by written consent by all of the Class B representatives.

      Following discussion by the members of the board of directors (including members of the special committee), and subject to the receipt of fairness opinions of Morgan Stanley and Evercore and the voting agreement and action by written consent executed by all of the Class B representatives, the board of directors unanimously (with the directors holding Class B common stock, consisting of R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger, abstaining from the vote due to their interest in the recapitalization) resolved to continue pursuing the recapitalization.

      On August 11, 2004, the board of directors determined to recess the board pending receipt of the executed voting agreement and the action by written consent of Robert G. Mondavi and the fairness opinions from Morgan Stanley and Evercore. The board agreed that, following receipt of the foregoing documents, the special committee and the board would each need to meet again to consider adopting resolutions with respect to the recapitalization.

      Following the board’s recess on August 11, 2004, certain members of the special committee had informal meetings with Mr. Farella, as Robert G. Mondavi’s representative, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger to further discuss the proposed recapitalization and related matters.

      On August 14, 2004, Mr. Hall, in his capacity as chairman of the board, discussed and reviewed the rationale for the recapitalization and reincorporation with Robert G. Mondavi. Mr. Farella, as legal counsel to Robert G. Mondavi, then met with Robert G. Mondavi to explain the terms of the merger agreement, the action by written consent and the voting agreement. Robert G. Mondavi thereupon executed and delivered the voting agreement and the action by written consent into escrow to be released to the special committee on the date it approved the exchange ratios pursuant to the merger agreement and made its recommendation to the board of directors.

      On August 16, 2004, the special committee met to review the status of the proposed recapitalization and related matters. At this meeting, the special committee discussed the status of the proposed recapitalization, and orally confirmed with Morgan Stanley and Evercore that their respective advice previously to the committee had not changed.

      On August 20, 2004, the special committee met and considered the proposed recapitalization pursuant to the terms of the voting agreement and the merger agreement in their final form, dated August 20, 2004. Representatives of Morgan Stanley reviewed with the special committee its financial analyses of the exchange ratios and rendered to the special committee its oral opinion, confirmed in writing at the same meeting, that as of August 20, 2004 and based on, and subject to, the matters described in its opinion, the Class A exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Class A common stock (other than those holders who also hold shares of Class B common stock). Also at this meeting, representatives of Evercore reviewed with the special committee its financial analyses of the exchange ratios and rendered to the special committee its oral opinion, confirmed in writing at the same meeting, that as of August 20, 2004 and based on, and subject to, the matters described in its opinion, the Class B exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Class B common stock.

      Following discussion by the special committee, the special committee unanimously adopted resolutions (1) that the Class A exchange ratio and the Class B exchange ratio pursuant to the merger agreement are just and reasonable as to the company within the meaning of Section 310 of the California GCL; (2) that the Class A exchange ratio pursuant to the merger agreement is just and reasonable with the meaning of Section 310 of the California GCL and fair as to the holders of Class A common stock (other than those holders who also hold shares of Class B common stock, as to which the special committee made no determination); (3) that the Class B exchange ratio pursuant to the merger agreement is just and reasonable within the meaning of Section 310 of the California GCL and fair to the holders of Class B common stock; and (4) recommending that the board of directors approve the exchange ratios pursuant to the merger agreement.

      On August 20, 2004, following the meeting of the special committee, the board of directors held a meeting to consider once again the merger agreement and the merger. All directors were present. The special committee circulated to the board the Morgan Stanley and Evercore presentations and executed opinions, stated that it had met and that its preliminary recommendations of August 10 were now its final decisions, and reaffirmed its recommendation that the board of directors approve the exchange ratios pursuant to the merger agreement.

      Following discussion among the members of the board of directors (including the special committee) and confirmation that the voting agreement and action by written consent executed by each Class B representative had been released to the company on August 20, the board of directors unanimously determined (with the directors holding Class B common stock, consisting of R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger, abstaining from the vote due to their interest in the recapitalization) that, as of that date, the exchange ratios were just and reasonable within the meaning of Section 310 of the California GCL to the company.

      Reasons for the Recapitalization. This discussion of the information and factors that the special committee and the board of directors considered in making their decisions is not intended to be exhaustive but includes the material factors considered by the special committee and the board of directors, as applicable. Due to the variety of factors and the quality and amount of information considered, the special committee and the board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the special committee and the board of directors may have given different weight to different factors.

      Special Committee. In reaching its determinations, the special committee consulted with the company’s management and with its own legal and financial advisors and carefully considered the following material factors:

•	Alignment of Economic Interests and Voting Rights. Currently, the outstanding Class B common stock, representing approximately 35.9% of economic interest, controls approximately 84.8% of total voting power, while the outstanding Class A common stock, representing approximately 64.1% of economic interest, control approximately 15.2% of total voting power. Eliminating the dual stock structure and creating a unified common stock will ensure all owners of the company’s common stock have an equal say in the company’s governance through the principle of “one share, one vote.”

•	Removal of Absolute Class B Control Over Matters Requiring Shareholder Vote. Through their beneficial ownership of the Class B common stock, members of the Robert Mondavi family, if they vote as a single bloc, currently control approximately 81.8% of the company’s voting power, have the right to elect six of the company’s nine directors, can control the outcome of any matter submitted to the company’s shareholders which does not require a separate vote of the Class A common stock and have a veto power over those matters which require separate class votes (such as amendment of the company’s articles of incorporation or a sale of the company). Immediately after the merger, these members of the Robert Mondavi family, if they vote as a single bloc, will control approximately 38.1% of the company’s voting power and retain significant influence on all stockholder votes, but will no longer hold absolute veto power over matters requiring stockholder votes. In addition to reducing the voting power of the holders of Class B common stock, the merger removes the ability of the holders of Class B common stock to appoint a supermajority of representatives to the company’s board of directors. Beginning with the company’s 2005 annual meeting, all directors will be elected by a plurality of the shares of the common stock present and entitled to vote at the annual meeting.

•	Shareholder Approval Requirements. Completion of the merger is subject to the approval of a majority of the outstanding shares of Class A common stock. In addition, completion of the merger is subject to approval of at least 60% of the outstanding shares of Class B common stock. The Class B representatives, who control approximately 76% of the outstanding shares of Class B common stock, have executed a written consent approving the merger agreement and the merger.

•	Premium to Class B Shareholders. The premium which the Class B stockholders will receive through the Class B exchange ratio will compensate them for their loss of control with a greater economic interest in the company and result in enhanced liquidity for their stock. Through their 38.1% ownership of Mondavi Delaware following the merger, members of the Robert Mondavi family, if they vote as a single bloc, will retain a significant voting and financial interest in Mondavi Delaware.

•	Improved Liquidity, Trading Efficiencies and Investor Base. The merger will simplify and streamline the company’s capital structure by replacing the dual class with a single class of voting common stock. The merger could result in improved liquidity, trading efficiencies and an expanded investor base for the company’s common stock.

•	Enhanced Strategic Flexibility. The company’s simplified capital structure following the merger will likely improve the company’s ability to structure equity financings, acquisitions and other strategic transactions.

•	Morgan Stanley Fairness Opinion. Morgan Stanley provided an oral opinion, confirmed in writing, to the effect that, as of August 20, 2004, based upon and subject to the factors and assumptions set forth therein, the Class A exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of the Class A common stock (other than those holders who also hold shares of Class B common stock, as to which Morgan Stanley made no determination).

•	Evercore Fairness Opinion. Evercore provided an oral opinion, confirmed in writing, to the effect that, as of August 20, 2004, based upon and subject to the factors and assumptions set forth therein, the Class B exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of the Class B common stock.

      The special committee also considered potential adverse consequences and negative factors, primarily consisting of the following but concluded that the positive factors outweighed these negative factors:

•	Risk Factors. The special committee considered the risks under “Risk Factors — Risks Relating to the Recapitalization.”

•	Dilution of Class A Common Stock. Because each share of Class B common stock would be converted into common stock of Mondavi Delaware at a premium and each share of Class A common stock would be converted into common stock of Mondavi Delaware on a one-for-one basis, the merger would be dilutive to holders of Class A common stock.

      Board of Directors. In reaching its decision that the exchange ratios are just and reasonable within the meaning of Section 310 of the California GCL as to the company; the board of directors consulted with the company’s management as well as the company’s legal and financial advisors and carefully considered the following material factors:

•	the conclusions and recommendations of the special committee; and

•	the factors referred to above as having been taken into account by the special committee.

Recommendation of the Special Committee and the Board of Directors.

      Special Committee. On August 20, 2004, the special committee:

•	determined that, as of that date, the exchange ratios were just and reasonable within the meaning of Section 310 of the California GCL as to the company;

•	determined that, as of that date, the Class A ratio pursuant to the merger agreement was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class A common stock (other than those holders who also hold shares of Class B common stock, as to which the special committee made no determination);

•	determined that, as of that date, the Class B ratio pursuant to the merger agreement was just and reasonable within the meaning of Section 310 of the California GCL and fair as to the holders of the Class B common stock;

•	recommended to the board of directors that the board of directors approve the exchange ratios.

      Board of Directors. On August 20, 2004, upon the recommendation of the special committee, the company’s board of directors unanimously (with the directors holding Class B common stock abstaining) determined that, as of that date, the exchange ratios are just and reasonable within the meaning of Section 310 of the California GCL as to the company.

      Morgan Stanley Opinion. Pursuant to an engagement letter dated August 8, 2004, the special committee retained Morgan Stanley to act as its financial advisor in connection with rendering an opinion as to the fairness, from a financial point of view, of the Class A exchange ratio pursuant to the merger agreement to the holders of the company’s Class A common stock (other than those holders who also hold shares of Class B common stock). The special committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation. At the August 20, 2004 meeting of the special committee, Morgan Stanley rendered to the special committee an oral opinion, which was confirmed in writing at the same meeting as of the same date, to the effect that as of such date and based upon and subject to the considerations described in its opinion, the Class A exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock (other than those holders who also hold shares of Class B common stock).

      The full text of the written opinion of Morgan Stanley, dated August 20, 2004, describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The opinion is attached to this proxy statement/prospectus as Annex D and is incorporated herein by reference. The opinion should be read carefully and in its entirety. Morgan Stanley’s opinion was directed to a special committee of the board of directors and addresses only the fairness of the Class A exchange ratio pursuant to the merger agreement from a financial point of view to the holders of Class A common stock (other than those holders who also hold shares of Class B common stock) as of the date of the opinion. The opinion does not constitute an opinion as to the prices at which the Mondavi Delaware common stock or Class A common stock will actually trade at any time. Furthermore, the opinion does not address the relative merits of the merger compared to other business strategies considered by, or available to, the board of directors, nor does it address the board’s decision to proceed with the adoption of the merger. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the merger. The summary of the opinion of Morgan Stanley described in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

      In connection with rendering its opinion, Morgan Stanley:

•	reviewed certain publicly available financial statements and other business and financial information of the company;

•	reviewed certain internal financial statements and other financial and operating data concerning the company;

•	analyzed certain financial forecasts prepared by the management of the company;

•	discussed the past and current operations and financial condition and the prospects of the company with senior executives of the company;

•	discussed with management of the company the strategic and other rationales for the merger;

•	reviewed the reported prices and trading activity for the Class A common stock;

•	reviewed the prices and trading activity of securities of other publicly traded companies with multiple classes of stock;

•	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

•	reviewed the articles of incorporation and bylaws for the company and drafts of the same for Mondavi Delaware, the merger agreement, the voting agreement and certain related documents; and

•	conducted such other analyses and considered such other factors as it deemed appropriate.

      In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the forecasts, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the financial performance of the company. In addition, Morgan Stanley assumed that the merger agreement and the voting agreement would be consummated in accordance with the terms set forth in the merger agreement and the voting agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the company, nor was it furnished with any such appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

      The following is a brief summary of the material analyses Morgan Stanley performed in connection with its oral fairness opinion and the preparation of its written opinion letter dated August 20, 2004. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

      Pro Forma Capitalization. Morgan Stanley reviewed the pro forma capitalization of the company assuming the completion of the merger. Currently each share of Class B common stock is entitled to 10 votes on matters requiring a shareholder vote, compared to one vote for each share of Class A common stock. In addition, holders of the Class A common stock vote as a class to elect 25% of the directors of the company and the holders of the Class B common stock elect the remainder. The Class B common stock does not currently trade publicly, but is convertible, at the holder’s option, into shares of Class A common stock on a one for one basis. Based on the closing price of the Class A common stock as of August 19, 2004 and the number of shares outstanding as of March 31, 2004, the exchange ratio represented a $21.7 million affected premium, meaning that the total value of the reclassified Class B shares and new shares issued to the B holders would be approximately $21.7 million greater than the total value of the Class B shares as of August 19, 2004, assuming no change in the total market capitalization of the company from the total market capitalization on August 19, 2004. On a fully-diluted basis, the exchange ratio represented a 10.0% fully-diluted premium for the Class B common stock and a 5.6% fully-diluted discount for the Class A common stock.

      Analysis of Multiple Class Publicly Traded Companies. Morgan Stanley identified and analyzed a group of companies which, as of the time of the analysis, had two or more classes of publicly traded common stock with different voting rights. Based upon a search of companies listed on the New York Stock Exchange, the American Stock Exchange and The Nasdaq National Market, Morgan Stanley reviewed 21 companies with two or more classes of publicly traded common stock. In this analysis, Morgan Stanley determined the average trading premium exhibited by each class of stock of each of these companies over the five-year period ending August 19, 2004. Morgan Stanley grouped the companies based on the liquidity profile of the high-vote stock and the presence of a significant shareholder.

      The results of such analysis were as follows:

Five-Year High-Vote
Majority Vote Holder/	Premium/(Discount)
Low Liquidity	Average

Bio-Rad Laboratories	0.2%
Constellation Brands	0.5%
Forest City Enterprises	3.1%
International Speedway	(0.1)%
John Wiley & Sons	0.0%
Kelly Services	8.7%
New York Times	0.1%
Wm. Wrigley Jr.	0.7%

Five-Year High-Vote
No Majority Vote Holder/	Premium/(Discount)
Low Liquidity	Average

Belo Corp.	(4.9)%
Berkshire Hathaway	1.0%
Brown Forman	0.1%
Hubbell Incorporated	(3.2)%
Lee Enterprises	(1.1)%
Liberty Media	7.9%
McCormick	(3.5)%
Priority Healthcare	(10.1)%

Five-Year High-Vote
High-Vote Stock	Premium/(Discount)
With Liquidity	Average

Agere	(2.9)%
Comcast	0.5%
Lennar Corporation	(5.7)%
McData	(2.2)%
Viacom	0.4%

      Over the last five years, Morgan Stanley found that shares with preferential voting rights traded at a median premium of 0.1% relative to low-vote shares. During this same time frame, high-vote stock with low relative liquidity had a median premium of 0.3% when a majority shareholder existed. When a majority shareholder did not exist, the high-vote stock traded at a median discount of (2.2%). High-vote stock with liquidity yielded a median discount of (2.2%). The analysis suggested that various factors, including the greater liquidity of the shares of one class of common stock, may offset the impact of the higher voting rights of a class of common stock on the market price of the shares of that class of stock.

      No company utilized in the multiple-class publicly traded analysis is identical to the company. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to, among other things, the capital structure and shareholder base of such companies. Mathematical analyses (such as determining the average or median) are not in themselves meaningful methods of using comparable company group data.

      Analysis of Selected Private Market Transactions. Morgan Stanley examined 21 change-of-control transactions involving multiple share classes in which the high-vote shares did not publicly trade and grouped these transactions based on whether a premium was paid to the high-vote shareholders. The results were as follows:

Premium Paid to	High-Vote
High-Vote Shareholders	Class Premium

SFX/Clear Channel	67%
Century Comm./Adelphia	9%
TCI/AT&T	10%
SFX Broadcasting/Hicks Muse	30%
Home Shopping Network/Silver King Comm.	20%

No Premium Paid to	High-Vote
High-Vote Shareholders	Class Premium

Jones Intercable/Comcast*	0%
TV Guide/Gemstar*	0%
Dominick’s Supermarkets/ Safeway	0%
Sun America/AIG*	0%
Giant Food/Royal Ahold*	0%
Dekalb Genetics/Monsanto*	0%
Pricellular Corp./American Cellular	0%
American Radio/CBS	0%
Hudson Foods/Tyson Foods*	0%
Infinity Broadcasting/ Westinghouse Electric	0%
CCH/Wolters Kluwer*	0%
Turner Broadcasting/ Time Warner*	0%
Reliance Electric Co./ Rockwell Intl.*	0%
Times Mirror Cable/ Cox*	0%
HCA/Columbia Healthcare	0%
McCaw/AT&T*	0%

*	Indicates shareholders with greater than 40% voting control

      In five transactions, the high-vote shares received a premium relative to the other share class. In 16 of the transactions in which no premium was paid to the high-vote shares relative to the other share class, eleven had a shareholder with greater than 40% voting control. No company utilized in the selected private market transaction analysis is identical to the company. In evaluating the private market transactions, Morgan Stanley made judgments and assumptions with regard to, among other things, the capital structure and shareholder base of such companies. Mathematical analyses (such as determining the average or median) are not in themselves meaningful methods of using private market transaction data.

      Analysis of Historical Reclassification Transactions. Morgan Stanley identified and analyzed 23 reclassification transactions of U.S. companies occurring among publicly traded companies from 1998 to 2003. In each reclassification transaction, two classes of stock of a single company with differential voting rights were reclassified or combined into a single class of common stock. For each of the companies identified for the reclassification transaction analysis, Morgan Stanley examined the number of new shares received in the reclassification for each share of the higher-voting stock and the number of new shares received in the reclassification for the lower-voting stock. The ratio of new shares received per share of higher-voting stock to the shares received per lower-voting stock is referred to as the exchange ratio.

Morgan Stanley grouped the transactions based on whether a significant shareholder existed. The results were as follows:

	Transaction
	Exchange	Implied
Significant Shareholder	Ratio	Premium

Pilgrim’s Pride Corporation	1:1	0.0%
Florida East Coast Industries, Inc.	1:1	0.0%
Commonwealth Telephone Enterprises, Inc.	1:1.09	9.0%
Readers Digest(1)	1:1.22	22.0%
Continental Airlines(1)	1:1.32	32.0%
Mitchell Energy & Development Corp.(1)	1:1	0.0%
Tekgraf, Inc.(2)	1:1	0.0%
Dairy Mart Convenience Stores	1:1.10	10.0%
infoUSA	1:1	0.0%
Reinsurance Group of America, Inc.(1)	0.97:1	3.0%
Remington Oil and Gas(1)	1:1.15	15.0%
First Oak Brook(2)	1:1	0.0%
PacifiCare Health Systems(3)	1:1	13.3%
The Cherry Corporation	1:1	0.0%
Network Solutions, Inc. (1),(2),(4)	1:1	0.0%
Scott Technologies, Inc.	1:1	0.0%

(1)	Indicates presence of controlling shareholder with at least 50% voting power prior to the transaction

(2)	Indicates one class of stock did not trade publicly

(3)	1:1 exchange ratio with an implied premium due to a cash payment

(4)	Involved a controlling shareholder with greater than 50% of the vote reduced to less than 50% post-transaction

	Transaction
	Exchange	Implied
No Significant Shareholder	Ratio	Premium

MIPS Technologies, Inc.	1:1	0.0%
Alberto-Culver Company	1:1	0.0%
Freeport-McMoRan	1:1	0.0%
Conoco Inc.	1:1	0.0%
Amsurg	1:1	0.0%
Raytheon Company	1:1	0.0%
Waddell & Reed Financial, Inc.	1:1	0.0%

      Of the transactions examined in the reclassification transaction analysis, 17 had an exchange ratio of 1:1, including one transaction that had an implied premium due to a cash payment despite a 1:1 exchange ratio. Of the three transactions reviewed where one class did not trade publicly, all had a 1:1 exchange ratio and no premium; one of these three transactions involved a controlling shareholder with greater than 50% of the vote reducing its voting power to less than 50%. Of the seven transactions that included a premium, all had a significant shareholder, and four had controlling shareholders with greater than 50% voting power prior to the transaction. The median premium paid in the seven transactions where a premium was paid was approximately 13.3%.

      No company utilized in the historical reclassification transaction analysis is identical to the company. In evaluating the reclassification transactions, Morgan Stanley made judgments and assumptions with regard to, among other things, the capital structure and shareholder base of such companies. Mathematical analyses (such as determining the average or median) are not in themselves meaningful methods of using reclassification transaction data.

      In connection with the review of the merger by the special committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Class A common stock or Class B common stock.

      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the company. The analyses performed were prepared solely as part of Morgan Stanley’s analysis of the fairness of the Class A exchange ratio pursuant to the merger agreement to holders of Class A common stock (other than those holders who also hold shares of Class B common stock). The analyses do not purport to be appraisals or to reflect the prices at which the Mondavi Delaware common stock or the Class A common stock might actually trade. The exchange ratios and other terms of the merger agreement were determined by and approved by the special committee and the board of directors. However, Morgan Stanley did not recommend any specific consideration to the company or that any specific consideration constituted the only appropriate consideration for the merger.

      Morgan Stanley’s opinion was one of the many factors taken into consideration by the special committee and the board of directors in making its determination to approve the merger. Morgan Stanley’s analyses summarized above should not be viewed as determinative of the opinion of the special committee or the board of directors with respect to the value of either the Class A common stock or the Class B common stock or of whether the special committee or the board of directors would have been willing to agree to different exchange ratios or form of consideration.

      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley has meaningful experience in transactions similar to the proposed recapitalization transaction. In addition, Morgan Stanley is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of Morgan Stanley’s trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for its own account or the accounts of customers, in debt or equity securities or senior loans of the company.

      Pursuant to the engagement letter, the company agreed to pay Morgan Stanley a customary fee, which was payable upon the rendering of the opinion, and to reimburse Morgan Stanley for any reasonable expenses incurred in connection with Morgan Stanley’s engagement. The company also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley’s engagement. In 1999, Morgan Stanley provided limited financial advisory services to the company for which it did not receive remuneration.

      Evercore Opinion. On August 20, 2004, Evercore delivered its oral opinion to the special committee, which opinion was confirmed in writing at the same meeting of the special committee, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Class B exchange ratio pursuant to the merger agreement of 1.165 shares of Mondavi Delaware common stock for each share of Class B common stock was fair from a financial point of view to the holders of Class B common stock.

      The company informed Evercore that, pursuant to the merger agreement:

•	the company will merge with and into Mondavi Delaware with Mondavi Delaware being the surviving corporation;

•	upon consummation of the merger, all of the outstanding shares of Class B common stock and all of the outstanding shares of Class A common stock will be converted into shares of Mondavi Delaware common stock pursuant to the exchange ratios described below:

•	all Class A shares will be converted into the right to receive one share of Mondavi Delaware common stock; and

•	all Class B shares will be converted into the right to receive 1.165 shares of Mondavi Delaware common stock.

      The company also informed Evercore that it proposed to enter into the voting agreement, dated as of August 20, 2004 with the Class B representatives. As of the date of the voting agreement, there were 10,678,399 shares of Class A common stock and 5,984,927 shares of Class B common stock outstanding.

      The full text of the written opinion of Evercore, dated August 20, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is contained in Annex E to this proxy statement/ prospectus. The advisory services and opinion of Evercore were provided for the information and assistance of the special committee in connection with its consideration of the transactions contemplated by the merger agreement and do not constitute a recommendation to any shareholder of the company as to how such holder should respond to the merger. Evercore expressed no view as to the price at which the common stock may trade following completion of the transactions contemplated by the merger agreement. We urge you to read the opinion in its entirety.

      In connection with rendering its opinion, Evercore has, among other things:

•	reviewed the merger agreement and its related exhibits and schedules;

•	analyzed certain publicly available financial statements and other information relating to the company;

•	analyzed certain internal financial statements and other financial and operating data concerning the company prepared by and furnished to Evercore by management of the company; and

•	analyzed certain publicly available financial projections concerning the company reviewed with the management of the company.

      Evercore also held discussions with members of the senior management of the company regarding the past and current business operations, financial condition and future prospects of the company. In addition, Evercore:

•	reviewed the reported prices and trading activity of the Class A common stock;

•	compared the financial performance of the company and the prices and trading activity of the Class A common stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent available, of certain comparable transactions; and

•	performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate.

      For purposes of its analysis and opinion, Evercore has not assumed any responsibility for independently verifying the accuracy and completeness of the information provided to it or reviewed for it. With respect to the financial projections regarding the company which were reviewed with management of the company, Evercore has assumed that such financial projections have been reasonably prepared, on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the company. Evercore has not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the company, nor has Evercore been furnished with any such appraisals. Evercore’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information and the merger agreement and related exhibits and schedules thereto made available to it as of the date of the opinion. Evercore’s opinion does not address the company’s underlying business decision to effect the merger nor does it constitute a proposed recommendation to any shareholder of the company as to how such holder should respond to the merger.

      The following is a summary of the material financial analyses used by Evercore in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to those analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 19, 2004, and is not necessarily indicative of current market conditions.

      The following summary of financial analyses includes information presented in tabular format. You should read these tables together with the text of each summary.

      Analysis of Trading Prices and Implied Transaction Premiums. Evercore reviewed the historical closing prices of the Class A common stock over the one year period prior to August 20, 2004 and calculated the average daily closing prices of the Class A common stock over the twenty days, one month, two months, three months, six months, and one year prior to the announcement of the merger.

      Evercore then calculated the fully-diluted value received per Class B share by (1) multiplying the $36.30 closing market price of Class A shares on August 19, 2004 by the combined number of shares of Class A and Class B common stock outstanding as of the date of the voting agreement, (2) dividing (1) by the total number of the company’s shares outstanding pro forma for the merger assuming each Class B share is converted into 1.165 Mondavi Delaware shares, and (3) multiplying the result of (2) by the 1.165 Class B exchange ratio. This analysis yielded a fully-diluted value received per Class B share of $39.92. Evercore then calculated and compared the premium that the $39.92 fully-diluted value received per Class B share represented relative to the average daily closing prices of the Class A common stock for the selected periods. The results of these calculations are summarized below:

	Premium Relative to Average
	Historical Prices

			Pro Forma at
			1.165x Class B
	Status Quo		Exchange Ratio

Fully-diluted Value Received per Class B Share	$36.3	0	$39.9	2

	Share Price

August 19, 2004	$36.30	0.0%	10.0%
Twenty Day Average(a)	34.80	4.3%	14.7%
One Month Average(b)	34.71	4.6%	15.0%
Two Month Average(c)	34.55	5.1%	15.6%
Three Month Average(d)	34.67	4.7%	15.2%
Six Month Average(e)	36.11	0.5%	10.6%
One Year Average(f)	35.32	2.8%	13.0%
One Year High(g)	40.84	(11.1)%	(2.2)%
One Year Low(h)	25.99	39.7%	53.6%

(a)	Twenty Day Average incorporates trading days from July 23, 2004 through August 19, 2004.

(b)	One Month Average incorporates trading days from July 21, 2004 through August 19, 2004.

(c)	Two Month Average incorporates trading days from June 21, 2004 through August 19, 2004.

(d)	Three Month Average incorporates trading days from May 20, 2004 through August 19, 2004.

(e)	Six Month Average incorporates trading days from February 19, 2004 through August 19, 2004.

(f)	One Year Average incorporates trading days from August 19, 2003 through August 19, 2004.

(g)	One Year High on April 4, 2004.

(h)	One Year Low on August 19, 2003.

      Evercore also analyzed the historical trading range for Class A common stock over the last year by reviewing the volume of Class A shares traded within specified ranges, allocating the total number of shares traded per day according to the average of high and low prices on the respective day. Evercore then compared these ranges to the $39.92 fully-diluted value received per Class B share. The results of these calculations are as follows:

Percent of
Shares Traded
Average Daily Class A Price	Within Range

$27.00 - $30.00	11%
$30.00 - $33.00	16%
$33.00 - $36.00	33%
$36.00 - $39.00	31%
$39.00 - $42.00	9%

      Historical Premiums Paid in Selected Dual-Class Stock Restructurings. Evercore identified and analyzed a group of twelve transactions announced between March 1993 and July 2003, in which public companies having two or more classes of common stock with different voting rights created one class of stock with the same voting rights for all stockholders, and in so doing, effected a change-in-control for the respective company. The certificates of incorporation or similar constituent documents of the companies involved in each of the twelve transactions examined did not prohibit a premium being paid to the high-vote shares. Evercore noted that each of the twelve transactions has unique circumstances that complicate a direct comparison to the transactions contemplated by the merger agreement.

      Evercore examined transactions involving the following companies:

•	Methode Electronics;

•	Commonwealth Telephone;

•	Reader’s Digest Association;

•	SAP AG (SAP Corporation Systems, Applications and Products in Data Processing);

•	Continental Airlines, Inc.;

•	Dairy Mart Convenience Stores;

•	Remington Oil and Gas Corporation;

•	Forcenergy AB;

•	Laidlaw Inc.;

•	Vermont Pure Holdings;

•	Fischer & Porter Company; and

•	Forest Oil.

      Evercore examined the exchange ratio of high-vote stock to low-vote or no-vote stock in the twelve dual-class stock transactions. The exchange ratio of the high-vote stock to the low-vote or no-vote stock ranged from 1.00 to 2.71 in these twelve transactions with a mean of 1.35 and a median of 1.15 for the eleven transactions (excluding Fischer & Porter). Evercore compared these results to the 1.165 Class B exchange ratio.

      For each of the transactions, Evercore examined the aggregate premium paid to high-vote shareholders, taken as a percentage of the total equity market capitalization of the company and as a percentage of market capitalization of the low-vote or no-vote equity, based on the closing stock prices of the low-vote or no-vote equity and the high-vote equity (if publicly traded) of each precedent company one day prior to the announcement of the transaction. In the twelve transactions reviewed, premiums to high-vote shareholders ranged from 0.0% to 8.5% of total equity value and from 0.0% to 11.5% of low-vote or no-vote equity value. Evercore then compared the mean and median premiums of 3.1% and 2.5%, respectively, of total equity value, and 3.8% and 3.0%, respectively, of low-vote or no-vote equity value for the eleven transactions (excluding Fischer & Porter) to the premium received by Class B shareholders in the merger, determined as follows: Evercore calculated the aggregate premium paid to Class B shareholders by: (1) dividing the number of Class B shares by the total combined number of Class B and Class A shares as of the date of the voting agreement, (2) dividing the number of Mondavi Delaware shares to be received by Class B shareholders based upon the 1.165 Class B exchange ratio by the total number of resulting Mondavi Delaware shares outstanding pro forma for the merger, (3) subtracting (1) from (2), and then multiplying (3) by the total company market capitalization based upon the total number of Class A and Class B shares outstanding as of the date of the voting agreement and the closing market price of Class A shares one day prior to the announcement of the merger. This analysis yielded a premium of $21.7 million received by Class B shareholders. The $21.7 million premium represented 3.6%

of the total equity market capitalization of the company and 5.6% of the market capitalization of the Class A common stock one day prior to announcement of the merger.

      For each of the transactions, Evercore additionally examined the fully-diluted premium paid to high-vote shareholders as compared to the closing stock price of the low-vote or no-vote shares of each precedent company one day prior to announcement of the transaction. The fully-diluted premiums ranged from 0.0% to 152.5% in the twelve transactions. Evercore compared the mean of 29.1% and median of 12.5% for the eleven transactions (excluding Fischer & Porter) to the fully-diluted premium received by the Class B shareholders in the merger, determined as follows: Evercore calculated the fully-diluted premium received per Class B share by (1) multiplying the $36.30 closing market price of Class A shares on August 19, 2004 by the combined number of shares of Class A and Class B common stock outstanding as of the date of the voting agreement, (2) dividing (1) by the total number of Mondavi Delaware shares outstanding pro forma for the merger assuming each Class B share is converted into 1.165 Mondavi Delaware shares, and (3) multiplying the result of (2) by the 1.165 Class B exchange ratio. This analysis yielded a fully-diluted value received per Class B share of $39.92. When compared to the closing price of the Class A Common stock one day prior to announcement of the merger, the $39.92 value received per Class B share represented a fully-diluted premium of 10.0%.

      Relative Trading Levels of Dual-Class Companies. Evercore identified and analyzed a group of seventy-two public companies that had two or more classes of publicly-traded common stock with different voting rights. Evercore calculated the premium or discount implied by the trading levels of these companies’ high-vote shares relative to their corresponding low-vote or no-vote shares one day prior to announcement of the merger. Trading levels of these companies’ two classes of stock ranged from a 50.3% discount to a 77.6% premium implied by the closing price of the high-vote shares relative to that of the corresponding low-vote or no-vote shares, and implied a mean premium of 0.6% and a median premium of 0.1% attributable to the high-vote shares. Within these seventy-two companies, thirty-one companies had high-vote stock with ten votes per share and low-vote stock with one vote per share. Among this group of thirty-one companies, trading levels ranged from a 16.4% discount to a 77.6% premium implied by the closing price of the high-vote shares relative to that of the corresponding low-vote shares and implied a mean premium of 2.9% and a median premium of 0.1% attributable to high-vote shares.

      Historical Premiums Paid in Acquisitions of Companies with Dual-Class Stock. Evercore identified and analyzed a group of twenty acquisition transactions that were announced between 1995 and 2004 involving public companies that, at the time of the transaction, had two or more classes of common stock with different voting rights and did not, by certificates of incorporation or similar constituent documents of the company involved, prohibit an incremental premium to be paid to the high-vote shares relative to the premium received by low-vote or no-vote shares. Evercore calculated the premium indicated by the consideration paid per share to the high-vote shareholders divided by the consideration paid per share to the low-vote or no-vote shareholders. The analysis indicated that an incremental premium was paid to the holders of the high-vote stock in six of the twenty transactions. In these six transactions, the incremental premiums ranged from 7.9% to 66.7% and the mean incremental premium for these six transactions was 23.9%. The mean incremental premium paid of all twenty transactions (i.e., including those transactions in which no incremental premium was paid) was equal to 7.2%.

      Analysis of Selected Peer Group Trading Levels. Evercore calculated and compared valuation multiples of 2004 and 2005 calendarized estimates for the company and for selected companies in the U.S. wine, international wine, alcoholic beverage and non-alcoholic beverage industries using each of the respective companies’ closing stock prices as of August 19, 2004. Valuation multiples that were evaluated include: enterprise value as a multiple of sales; enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization, or EBITDA; enterprise value as a multiple of earnings before interest and taxes, or EBIT; and share price as a multiple of earnings per share. Evercore then calculated these valuation multiples for the company prior to giving effect to the merger and using the $39.92 fully-diluted value received per Class B share in the merger for all shares of Class A common stock and all shares of Class B common stock. Evercore then compared these company multiples to the mean and median multiples derived for the selected companies. Although none of the selected companies is directly comparable to the company, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered similar to certain operations of the company. The range of implied valuation multiples that Evercore calculated are summarized below:

	Wine and Beverage Public Market Multiples

									International				Alcoholic				Non-Alcoholic
	The Company				U.S. Wine(a)				Wine(b)				Beverage(c)				Beverage(d)

			Based on
			$39.92
			Fully-
			Diluted
	Status Quo		Value		Mean		Median		Mean		Median		Mean		Median		Mean		Median

Enterprise Value/2004E Sales	2.0	x	2.1	x	2.4	x	2.1	x	2.4	x	2.5	x	1.9	x	1.6	x	3.9	x	3.9	x
Enterprise Value/2005E Sales	1.9		2.0		2.3		2.0		2.3		2.5		1.9		1.5		3.7		3.7
Enterprise Value/2004E EBITDA	10.8		11.5		9.5		9.1		10.6		10.2		9.6		11.1		13.7		13.7
Enterprise Value/2005E EBITDA	10.1		10.8		8.9		8.4		9.8		9.6		9.0		10.3		12.7		12.7
Enterprise Value/2004E EBIT	16.1		17.2		10.9		10.9		12.6		12.1		13.9		14.7		16.4		16.4
Enterprise Value/2005E EBIT	15.5		16.5		10.0		9.9		11.6		11.1		13.0		13.7		15.1		15.1
Price/2004E Earnings	19.0		20.9		15.5		14.7		16.9		16.1		19.9		19.0		21.3		21.3
Price/2005E Earnings	17.9		19.7		14.2		13.4		15.0		14.0		17.9		17.2		19.3		19.3

(a)	U.S. Wine companies include: Fortune Brands, UST, Brown-Forman, and Constellation Brands.

(b)	International Wine companies include: Diageo, Allied Domecq PLC, Pernod-Ricard, Foster’s Group, Southcorp, and Vincor International.

(c)	Alcoholic Beverage companies include: Anheuser-Busch, Adolph Coors, and Boston Beer.

(d)	Non-Alcoholic Beverage companies include: Coca-Cola and Pepsi.

      Analysis of Selected Wine Industry Transactions. Evercore identified and analyzed a group of nineteen acquisition transactions in the wine industry that were announced between 1998 and 2004:

Target	Acquirer

Western Wines	Vincor International
Chalone Wine Group	Domaines Barons De Rothschild
Golden State Vintners	The Wine Group LLC
Peter Lehmann Wines	Hess Group
Wild Horse Winery	Fortune Brands
BRL Hardy	Constellation Brands
Blackstone Winery (certain assets)	Pacific Wine Partners
Banksia Wines	Lion Nathan
Bodegas y Bebidas	Allied Domecq
Ravenswood Winery	Constellation Brands
Turner Road Vintners	Constellation Brands
G.H. Mumm And Perrier-Jouët	Allied Domecq
R.H. Phillips	Vincor International
Beringer Wine Estate Holdings	Foster’s Brewing Group
Arrowood Vineyards & Winery	The Robert Mondavi Corporation
Franciscan Estates	Constellation Brands
Sonoma-Cutrer Vineyards	Brown-Forman Corp.
Matthew Clark	Constellation Brands
Geyser Peak Winery	Fortune Brands

      Evercore calculated valuation multiples implied by these transactions including: enterprise value as a multiple of latest twelve months, or LTM, sales; enterprise value as a multiple of LTM earnings before interest, taxes, depreciation and amortization, or EBITDA; enterprise value as a multiple of LTM earnings before interest and taxes, or EBIT; and equity value as a multiple of LTM net income. Evercore then calculated the valuation multiples for the company using the $39.92 fully-diluted value received per Class B share in the merger for all shares of Class A common stock and all shares of Class B common stock. Evercore then compared these company multiples to the multiples derived for the selected merger transactions in the wine industry. Although none of the selected transactions is directly comparable to the company, the transactions included were chosen because they involve companies with operations that for purposes of this analysis may be considered similar to certain operations of the company. The range of implied valuation multiples that Evercore calculated are summarized below:

			Wine Industry
			Merger
	The Company		Transaction
	Based on $39.92		Multiples
	Fully-Diluted
	Value		Mean		Median

Enterprise Value/LTM Revenue	2.1	x	2.9	x	2.9	x
Enterprise Value/LTM EBITDA	12.3		11.3		12.0
Enterprise Value/LTM EBIT	18.2		15.7		15.4
Equity Value/LTM Net Income	21.0		22.9		25.0

      Present Value of Future Stock Price Analyses. Evercore performed present value of future stock price analyses for the company prior to giving effect to the transactions contemplated by the merger agreement. These analyses were based upon publicly available research estimates reviewed with company management.

      Evercore calculated a range of implied per share values for the Class A common stock of the company prior to the merger determined by: (1) calculating a terminal value by multiplying the EBITDA estimated for fiscal year 2006 by a range of multiples of 10.0x to 12.0x, less net debt outstanding in 2006, (2) calculating the implied price per share by dividing (1) by the number of shares outstanding as of the date of the voting agreement, and (3) calculating the present value of the implied share price by discounting (2) over a two-year period using an assumed equity cost of capital of between 9.0% and 11.0%. This analysis yielded implied per share present values of the company Class A common stock ranging from $27.17 to $37.53. Evercore then compared the results of this analysis to the $39.92 fully-diluted value received per Class B share in the merger.

      Evercore also calculated a range of implied per share values for the Class A common stock of the company determined by: (1) calculating the implied terminal value per share by multiplying the earnings per share estimated for fiscal year 2006 by a range of multiples of 16.0x to 20.0x, and (2) calculating the present value of the implied share price by discounting (1) over a two-year period using an assumed equity cost of capital of between 9.0% and 11.0%. This analysis yielded implied per share present values of the company Class A common stock ranging from $26.75 to $34.68. Evercore then compared the results of this analysis to the $39.92 fully-diluted value received per Class B share in the merger.

      Discounted Cash Flow Analysis. Evercore performed a discounted cash flow, or DCF, analysis of the company prior to giving effect to the transactions contemplated by the merger agreement. These analyses were based upon publicly available research estimates reviewed with the company management.

      Evercore calculated a range of implied per share values for the Class A common stock of the company prior to the merger determined by: (1) calculating the implied present value of the unlevered free cash flows (operating income less income taxes, plus depreciation and amortization, less increases in working capital and less capital expenditures) projected to be generated by the company over a five year period from 2005 through 2009, using a weighted average cost of capital range of between 7.0% and 9.0%, (2) adding (1) to the implied present value of the terminal value of the company’s future cash flows as of June 30, 2009, calculated by multiplying the EBITDA estimated for fiscal year 2009 by a range of multiples of 10.0x to 12.0x and discounting the result over a five year period using a weighted average cost of capital range of between 7.0% and 9.0%, (3) subtracting net debt as of June 30, 2004 from (2), and (4) dividing (3) by the number of shares outstanding as of the date of the voting agreement. This analysis yielded implied per share present values of Class A common stock of the company, ranging from $30.76 to $45.40. Evercore then compared the results of this analysis to the $39.92 fully-diluted value received per Class B share in the merger.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the above analyses as a comparison is directly comparable to the company, and no transaction used is directly comparable to the transactions contemplated by the merger agreement.

      Evercore prepared these analyses for the purpose of providing an opinion to the special committee as to the fairness from a financial point of view to the holders of the Class B common stock of the Class B exchange ratio pursuant to the merger agreement of 1.165 shares of Mondavi Delaware common stock for each share of Class B common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the company and Evercore, neither the company nor Evercore assumes responsibility if future results are materially different from those forecast.

      As described above, the opinion of Evercore was one of many factors taken into consideration by the special committee in making the determination to recommend the approval of the exchange ratios.

      Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and similar transactions. The special committee retained Evercore based on these qualifications and because of Evercore’s meaningful experience in transactions similar to the proposed recapitalization transaction, as well as its familiarity with the company.

      The special committee engaged Evercore to act as its financial advisor as of August 8, 2004 pursuant to a letter agreement in connection with the merger. Pursuant to this letter agreement, the company agreed to pay Evercore a fee, which is payable upon delivery of the opinion. The company has also agreed to reimburse Evercore for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Evercore against certain liabilities, including certain liabilities under the federal securities laws.

      Recommendation of the Board of Directors. On August 20, 2004, the board of directors unanimously (with the directors holding Class B common stock abstaining with respect to the exchange ratios under the merger agreement):

•	determined that the recapitalization and reincorporation pursuant to the merger agreement and the merger are in the company’s best interests;

•	approved the merger agreement;

•	determined that the merger agreement be submitted to the holders of the Class A common stock and the holders of the Class B common stock for their approval; and

•	recommended that the holders of Class A common stock and the Class B common stock approve and adopt the merger agreement and the merger.

      As the interests of all directors (and the Class A and Class B shareholders) would be the same with respect to the foregoing decision (other than with respect to the exchange ratios under the merger agreement), no special committee was required and no director abstained from voting (except with respect to the exchange ratios under the merger agreement as discussed above).

      In reaching its decisions, the board of directors consulted with the company’s management as well as the company’s legal and financial advisors and carefully considered the following material factors:

•	the conclusions and recommendations of the special committee and the board of directors (with the holders of Class B shares abstaining) with respect to the recapitalization;

•	the factors referred to above under “— Reasons for the Recapitalization — Board of Directors” as having been taken into account by the board of directors (with the holders of Class B shares abstaining) with respect to the recapitalization;

•	the factors referred to below under “— Reincorporation in Delaware — Reasons for the Reincorporation;” and

•	the risks under “Risk Factors — Risks Relating to Reincorporation.”

Accounting Treatment

      The assets and liabilities will be recorded at historical amounts with no change in the carrying value of assets and liabilities. The fair market value of the 952,167 shares of Mondavi Delaware common stock issued to holders of the company’s Class B common stock that represent the shares in excess of the one-for-one exchange will be recorded as a reduction in retained earnings with a corresponding increase to common stock and paid in capital. The costs of the transaction will be charged to expense.

Material Federal Income Tax Consequences of the Merger

      The following are the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/ prospectus, all of which may change, possibly with retroactive effect.

      This discussion only addresses shares of Class A common stock and Class B common stock held as capital assets. It does not address all aspects of federal income taxation that may be important to a holder of Class A common stock or Class B common stock in light of that shareholder’s particular circumstances or to a shareholder subject to special rules, such as:

•	a shareholder who is not a citizen or resident of the United States;

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	a dealer or broker in securities;

•	a shareholder that holds his or her Class A common stock or Class B common stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

•	a shareholder who acquired his or her Class A common stock or Class B common stock pursuant to the exercise of options or otherwise as compensation.

      Federal Income Tax Treatment of the Merger. The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. No gain or loss will be recognized by the company for federal income tax purposes as a result of the merger.

      Federal Income Tax Consequences to Holders of Class A Common Stock or Class B Common Stock Who Participate in the Merger. For federal income tax purposes:

•	Except with respect to fractional shares as discussed in the next paragraph, a holder of Class A common stock or Class B common stock will not recognize any gain or loss as a result of the merger.

•	If a holder of Class B common stock receives cash instead of a fractional share of Mondavi Delaware common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fractional share and the portion of the tax basis of that holder’s shares of Class B common stock, as the case may be, allocable to that fractional share. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the share of Class B common stock exchanged for such fractional share was held for more than one year at the effective time of the merger.

•	A holder of Class A common stock or Class B common stock will have a tax basis in shares of Mondavi Delaware common stock received in the merger equal to (1) the tax basis of the Class A common stock or Class B common stock surrendered by that holder in the merger, less (2) any tax basis of the Class B common stock surrendered that is allocable to any fractional share of Mondavi Delaware common stock for which cash is received.

•	The holding period for shares of Mondavi Delaware common stock received in the merger will include the holding period for the shares of Class A common stock or Class B common stock surrendered in the merger.

      This discussion of material federal income tax consequences is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge each holder of Class A common stock and Class B common stock to consult his or her own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences to him or her of the merger.

No Dissenters’ Rights

      Holders of Class A common stock and Class B common stock are not entitled to dissenters’ rights in connection with the merger.

Federal Securities Laws Consequences

      All shares of Mondavi Delaware common stock held by the company’s stockholders following the merger will be freely transferable, except that shares of Mondavi Delaware common stock held by persons who are deemed to be the company’s “affiliates” under the Securities Act of 1933, as amended, at the time of the annual meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be the company’s affiliates for such purposes generally include individuals or entities that control, are controlled by or are under common control with the company and include the company’s directors and executive officers.

Regulatory Matters

      To the extent that any stockholder owns shares of Mondavi Delaware common stock valued at $50 million or more following the merger, that stockholder may have a pre-merger notification filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, unless the stockholder qualifies for an exemption to the filing requirements under the Act.

Stock Certificates

      Each holder of an outstanding certificate for shares of the Class A common stock or Class B common stock will be entitled to present such certificate to Mellon Investor Services, the exchange agent for the merger, and to receive in exchange a certificate or certificates for the number of shares of Mondavi Delaware common stock into which the surrendered shares were converted pursuant to the merger. Until certificates for shares of the Class A stock or Class B stock are surrendered, each such certificate will be deemed for all purposes to represent the number of shares of Mondavi Delaware common stock into which such shares of the common stock were converted in the merger. Please do not send in your stock certificates with your proxy.

Interests of Certain Persons in the Merger

      When considering the recommendation of the board of directors, you should be aware of the information set forth below.

      Interested Directors. Two members of the board of directors, Timothy J. Mondavi and Marcia Mondavi Borger, and a member of the board of directors at the time the merger agreement and voting agreement were negotiated and approved, R. Michael Mondavi, currently hold, and at the time the merger agreement and voting agreement were negotiated and approved held, Class B common stock, and along with Robert G. Mondavi, the company’s Chairman Emeritus and founder, represented the Class B common stock in connection with the negotiation of the merger agreement and voting agreement. Accordingly, these individuals have interests in the merger that are different from or in addition to the interests of holders of Class A common stock.

      For this reason, the board of directors appointed a special committee consisting of independent directors Adrian Bellamy, Anthony Greener, Philip Greer and John Thompson to act as a disinterested committee on behalf of the board of directors and to take those other actions as described under “— The Recapitalization — Background of the Recapitalization,” including making the determination that the Class A exchange ratio and Class B exchange ratio under the merger agreement, respectively, are just and reasonable within the meaning of Section 310 of the California GCL and fair to the holders of the Class A common stock and the Class B common stock, respectively, and that the exchange ratios are just and reasonable within the California GCL to the company. In addition, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger each abstained from voting on the exchange ratios.

      Frank E. Farella is a partner in the law firm of Farella, Braun & Martel which provides certain legal services to the company and to Robert G. Mondavi. Mr. Farella also serves as the personal attorney for Robert G. Mondavi, including with respect to the proposed recapitalization.

      Special Committee Compensation. The members of the special committee have each been paid $25,000 for serving on the special committee, except for John Thompson, the chair of the special committee, who received $35,000.

      Indemnification Agreements. The company has entered into indemnification agreements with the company’s directors and officers that provide for indemnification to the maximum extent permitted by California law. Mondavi Delaware has approved a form of indemnification agreement for its directors and officers that provides for indemnification to the maximum extent permitted by Delaware law and contains provisions that are in some respects broader than the specific indemnification provisions contained in the California GCL. See “— Comparison of Rights of Shareholders of the Company and Stockholders of Mondavi Delaware — Indemnification and Insurance.” If the merger proposal is approved, we expect to enter into indemnification agreements with the company’s directors, including those directors serving on the special committee, and officers in substantially the form approved by Mondavi Delaware, a copy of which is attached to this proxy statement/ prospectus as Annex F.

Termination of Employment Agreements.

      R. Michael Mondavi. R. Michael Mondavi, a Vice Chairman of the Board and a director of the company, resigned as Vice Chairman effective as of September 14, 2004, resigned as an officer and employee of the company on September 14, 2004, effective as of September 30, 2004, and resigned as a director effective as of October 4, 2004. The company will continue to pay R. Michael Mondavi his current compensation through his departure date in accordance with the company’s established compensation arrangements, including the payment of up to a $70,000 fiscal year 2004 life insurance payment on his behalf (grossed up by 35% for taxes, which leads to a total payment of $94,500) and a $50,000 fiscal year 2004 cash bonus, and the vesting of 3,450 restricted stock units as a participant in the company’s fiscal year 2004 management incentive compensation plan.

      On September 14, 2004, the company entered into a termination of employment agreement with R. Michael Mondavi which provides certain severance benefits to him in connection with his separation as an officer and employee. Pursuant to this agreement, the company has agreed to make a severance payment of $1.5 million to R. Michael Mondavi over 30 months commencing on October 28, 2004 and to continue his participation in the company’s health insurance plan for 30 months subsequent to termination at the same cost to R. Michael Mondavi as he paid before termination, taking into account his responsibility for the employee premium. R. Michael Mondavi will be permitted to exercise any vested options or other stock-based awards for a period ending the later of two years after his departure date and the time provided in the applicable stock plan. In addition, R. Michael Mondavi will be permitted to select up to 50 cases of wine, limited to 10 cases per vintage, from the company’s library of wines made by Robert Mondavi Winery for his private collection, subject to his adherence to his termination of employment agreement.

      In consideration of these payments, R. Michael Mondavi provided the company a general release of all claims he may have against it connected with his employment relationship with the company. In addition, R. Michael Mondavi agreed until March 31, 2005 not to solicit for employment any employee of the company without the prior notice and approval, not to be unreasonably withheld, of the company’s chief executive officer.

      Timothy J. Mondavi. Timothy J. Mondavi, a director of the company, departed as an officer, Vice Chairman, Winegrower and employee of the company on October 6, 2004, effective as of September 30, 2004. Timothy J. Mondavi will remain a director subject to normal nominating and election procedures of the board of directors and will be eligible as a non-employee director for compensation for his board service in keeping with the existing plan approved by the board of directors. The company has paid Timothy J. Mondavi his fiscal year 2004 salary to his departure date in accordance with the company’s established compensation arrangements, including the payment of his fiscal year 2004 salary of $477,360, a $41,478 fiscal year 2004 life insurance payment on Timothy J. Mondavi’s behalf (grossed up by 35% for taxes, resulting in a total payment of $55,995) and a $50,000 fiscal year 2004 cash bonus, and the vesting of 1,035 restricted stock units (valued at approximately $36,300) as a participant in the company’s fiscal year 2004 management incentive compensation plan.

      On October 15, 2004, the company entered into a termination of employment agreement with Timothy J. Mondavi which provides certain severance benefits to him in connection with his separation as an officer and employee. Pursuant to this agreement, the company has agreed to make a departure payment of $1,193,400 to Timothy J. Mondavi or his estate over 30 months commencing on October 28, 2004, subject to his adherence to the termination of employment agreement, and to pay the employer premium, assuming Timothy J. Mondavi pays the employee premium, to continue his group health insurance coverage for the maximum 18 months allowable under the company’s health insurance plan and to pay the same employer premium directly to him for an additional 12 months. Timothy J. Mondavi’s options granted during his employment will vest to and including September 30, 2004. No additional options will vest during the term of his personal services agreement described below. Timothy J. Mondavi may exercise any vested options for a period of 18 months after his September 30, 2004 departure. In addition, Timothy J. Mondavi will be permitted to select up to 50 cases of wine, limited to 10 cases per vintage, from the company’s library of wines made by the Robert Mondavi Winery and the company’s joint venture partners for his private collection, subject to his adherence to his termination of employment agreement.

      In consideration of these payments, Timothy J. Mondavi provided the company a general release of all claims he may have against it relating to employment termination, employment discrimination or any other employment or employee benefit rights. In addition, Timothy J. Mondavi agreed during the term of his personal services agreement not to solicit for employment any employee of the company without the prior notice and approval, not to be unreasonably withheld, of the company’s chief executive officer.

      The company also entered into a personal services agreement with Timothy J. Mondavi which provides that he provide personal services to the company as a consulting winegrower for the Robert Mondavi Winery, effective October 1, 2004 for a term of one year. Under this agreement, Timothy J. Mondavi will be compensated at the rate of $2,400 per day for a minimum of 50 days and a maximum of 75 days. The minimum payment under the agreement will be $120,000 and the maximum payment under this agreement will be $180,000. Payments will be made at the rate of at least $30,000 per fiscal quarter. The personal services can be terminated at will by either party upon 30 days notice.

The Voting Agreement and Action by Written Consent

      At least a majority of the outstanding shares of the Class A common stock and at least 60% of the outstanding shares of the Class B common stock must approve and adopt the merger agreement and the merger (which, among other things, implements the recapitalization). The Class B representatives hold more than the requisite number of Class B shares and have entered into a voting agreement with the company and granted an irrevocable proxy to the company, pursuant to which they have approved the merger agreement and the merger. As a result, the consent of the Class B shareholders required to adopt and approve the merger agreement and merger has been obtained. In addition, pursuant to the action by written consent and irrevocable proxy described above, the Class B representatives have voted their shares of Class A common stock to approve and adopt the merger agreement and the merger in the same proportion as the other holders of the company’s Class A common stock.

      As of the close of business on the record date, the Class B representatives held an aggregate of 128,899 shares of the Class A common stock and 4,524,811 shares of the Class B common stock, representing approximately 1% of the Class A common stock outstanding, 76% of the Class B common stock outstanding and 66% of the overall votes eligible to be cast at the shareholders’ meeting.

      The following is a summary of the material terms of the voting agreement and the action by written consent.

      Voting Agreement. Pursuant to the voting agreement, the company has agreed, among other things:

•	to use its reasonable best efforts to consummate the merger as promptly as practicable and, to that end, to call and hold the shareholders’ meeting on October 29, 2004, or as promptly thereafter as practicable;

•	that the board of directors will recommend approval of the merger agreement and the merger;

•	to prepare and file with the SEC this proxy statement/ prospectus and the registration statement to which it relates, to amend or supplement it as necessary, to seek to have it declared effective as promptly as practicable and thereafter to mail it to its shareholders;

•	to use its reasonable best efforts to cause the shares of common stock issued by Mondavi Delaware in the merger to be listed for trading on Nasdaq, subject to official notice of issuance, prior to the effective time of the merger;

•	to cause Mondavi Delaware to indemnify and hold harmless its present and former officers and directors in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by Delaware law;

•	to cause Mondavi Delaware for six years after the effective time of the merger to provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time of the merger on terms no less favorable in the aggregate than its current officers’ and directors’ liability insurance coverage; provided, however, that Mondavi Delaware would not be obligated to pay premiums for this insurance that exceed 200% of the annual premium that the company paid for its officers’ and directors’ liability insurance coverage in its last full fiscal year;

•	not to take any action to cause the amendment of, or to permit Mondavi Delaware to amend, Mondavi Delaware’s certificate of incorporation, which contains provisions eliminating the ability of shareholders to act by written consent without a meeting and the ability of shareholders to call a special meeting of shareholders, or by-laws, which contain provisions eliminating the ability of shareholders to act by written consent without a meeting and the ability of shareholders to call a special meeting of shareholders, prior to the effective time of the merger without the consent of the Class B representatives, which consent shall not be unreasonably withheld; and

•	not to amend or abandon the merger agreement without the consent of each of the Class B representatives, which consent shall not be unreasonably withheld.

      The voting agreement provides that the company’s agreements listed in the first, second and third bullets of the paragraph above shall not preclude the company’s board of directors from modifying or withdrawing its recommendation of the merger agreement or the merger if it determines that it is required to do so to comply with its fiduciary obligations to the company and the company’s shareholders under applicable law.

      Under the voting agreement each of the Class B representatives has agreed, among other things:

•	to vote at the shareholders’ meeting all shares of Class A common stock that they own or may subsequently acquire in favor of the merger agreement and the merger in the same proportion as the Class A shareholders who are not parties to the voting agreement;

•	to vote at the shareholders’ meeting all shares of Class B common stock that they own or may subsequently acquire in favor of the merger agreement and the merger;

•	not to knowingly cause or encourage any other person or entity to vote against the merger agreement or the merger;

•	without the company’s prior written consent, not to directly or indirectly grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of its Class A or Class B common stock; and

•	without the company’s prior written consent, not to directly or indirectly acquire, sell, convert, assign, transfer, encumber or otherwise dispose of any shares of its Class A or Class B stock during the term of the voting agreement or solicit or encourage any such transaction.

      Notwithstanding the above, each of the Class B representatives may, without the company’s prior written consent:

•	pledge or otherwise encumber any of their shares of its Class A or Class B common stock to a party that executes a legally binding assumption agreement providing that it will assume and comply with the above restrictions;

•	transfer any of their shares of its Class A or Class B common stock to any person or entity that was a shareholder of the company as of February 26, 1993, certain direct lineal descendants of Robert G. Mondavi or a trust under which any of the foregoing persons is a beneficiary, provided that such transferee executes a legally binding assumption agreement providing that it will assume and comply with the above restrictions; or

•	transfer any of their shares of its Class A or Class B common stock by operation of law upon death or through intestacy, with the transferee, to the extent practicable, executing a legally binding assumption agreement providing that it will assume and comply with the above restrictions.

      If and to the extent that the action by written consent executed in connection with the voting agreement is deemed invalid or revoked, each of the Class B representatives has also granted the company an irrevocable proxy to vote each share of Class A common stock or Class B common stock they own or may subsequently acquire at every annual, special or adjourned meeting of the company’s shareholders and has appointed the company that person’s attorney-in-fact and agent with respect to such matters.

      The voting agreement provides that nothing contained in it shall entitle any of the Class B representatives or their permitted transferees to convert any shares of the Class B common stock into Class A common stock prior to the effective time of the merger without the company’s prior written consent.

      Subject to certain limitations, the voting agreement may not be terminated at any time prior to the effective date of the merger except in the following circumstances:

•	by mutual written consent of the company (with the approval of a majority of the members of the special committee) and each of the Class B representatives;

•	by any party if the holders of at least a majority of the outstanding shares of Class A common stock do not vote in favor of the merger and the merger agreement; or

•	by any party if the merger does not become effective on or prior to March 31, 2005;

provided, however, that the voting agreement may not be terminated pursuant to either the second or the third bullet above by any party whose material breach of any of its representations, warranties, covenants or agreements contained in the voting agreement was the principal cause of the failure of the shareholders’ vote to be obtained (in the case of the second bullet above) or the failure of the effective date to occur on or before March 31, 2005 (in the case of the third bullet above). If the voting agreement is terminated according to its terms, the proxies granted in it and the action by written consent of the Class B representatives will become void and of no further force and effect.

      Action by Written Consent. As permitted by California law and the company’s bylaws, the Class B representatives acting by written consent of the holders of the Class B common stock, effective as of August 20, 2004, adopted and approved the merger agreement and the merger.

The Merger Agreement

      The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement/ prospectus as Annex A and incorporated by reference in this section of this proxy statement/ prospectus. The company urges you to read carefully the full text of the merger agreement.

      General. The merger agreement provides that, following its approval and adoption by the company’s shareholders and the satisfaction or waiver of the other conditions to the merger, the company will be merged with and into Mondavi Delaware, with Mondavi Delaware as the surviving corporation. The effective time of the merger will occur following the satisfaction or waiver of these conditions upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and executed articles of merger or an executed counterpart of the merger agreement with the Secretary of State of the State of California.

      The merger agreement provides that the certificate of incorporation and bylaws of Mondavi Delaware, which both contain provisions eliminating the ability of shareholders to act by written consent without a meeting and the ability of shareholders to call a special meeting of shareholders, in effect immediately prior to the effective time will continue in full force and effect as the certificate of incorporation and bylaws of Mondavi Delaware following the merger. The merger agreement also provides that the company’s directors and officers immediately prior to the effective time will be the directors and officers of Mondavi Delaware.

      Consideration to be Received by the Company’s Shareholders and Other Securityholders. At the effective time of the merger, each issued and outstanding share of the Class A common stock will be converted into and exchanged for one fully paid and nonassessable share of Mondavi Delaware common stock, and each issued and outstanding share of the Class B common stock will be converted into and exchanged for 1.165 fully paid and nonassessable shares of Mondavi Delaware common stock. No fractional shares of Mondavi Delaware common stock will be issued to holders of the Class A common stock or Class B common stock. In lieu of fractional shares, Mondavi Delaware will arrange for the transfer agent or another agent of Mondavi Delaware to aggregate any fractional interests resulting from the conversion and exchange described above, sell the resulting shares and distribute the net proceeds of such sale to the holders of such fractional interests in proportion to their interests. Each share of Mondavi Delaware common stock issued and outstanding immediately prior to the merger will be canceled and returned to the status of authorized but unissued shares when the merger becomes effective.

      At the effective time of the merger, Mondavi Delaware will assume and continue the company’s stock option plans and all the company’s other employee benefit plans. Each outstanding and unexercised option or other right to acquire a share of the Class A common stock will become an option or other right to acquire a share of Mondavi Delaware common stock, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to the option or other right to acquire the Class A common stock. A sufficient number of shares of Mondavi Delaware common stock will be reserved for issuance to satisfy such obligations. There are no options or other rights to acquire the Class B common stock or preferred stock.

      Holders of the Class A common stock and Class B common stock will not have dissenters’ rights in connection with the merger.

      Exchange of Certificates. After the effective time of the merger, each holder of an outstanding certificate for shares of the Class A or Class B common stock will be entitled to present such certificate to Mellon Investor Services, the exchange agent for the merger, and to receive in exchange a certificate or certificates for the number of shares of Mondavi Delaware common stock into which the surrendered shares were converted pursuant to the merger. Until certificates for shares of the Class A common stock or Class B common stock are surrendered, each such certificate will be deemed for all purposes to represent the number of shares of Mondavi Delaware common stock into which such shares of the company’s common stock were converted in the merger. After the merger becomes effective, the registered owner on the books and records of Mondavi Delaware or the exchange agent of a certificate representing shares of the common stock will be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Mondavi Delaware common stock represented by such certificate until the certificate is surrendered for exchange.

      Each certificate for Mondavi Delaware common stock issued in connection with the merger will bear the same legends, if any, with respect to the restrictions on transferability as the certificate or certificates of the common stock for which it was exchanged, unless the company determines otherwise in compliance with applicable laws.

      If any certificate for shares of Mondavi Delaware common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of issuance that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the company or the exchange agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the company’s satisfaction that such tax has been paid or is not payable.

      If your certificates for the Class A or Class B common stock have been lost, stolen or destroyed, upon the making of an affidavit of that fact and, if required, posting a bond in such reasonable amount as indemnity against any claim with respect to your certificates, the exchange agent will issue a certificate or certificates for the number of shares of Mondavi Delaware common stock into which the surrendered shares were converted pursuant to the merger in exchange for your lost, stolen or destroyed certificates.

      Conditions to the Merger. The obligations of the company and Mondavi Delaware to consummate the merger are subject to satisfaction of the following conditions:

•	the merger agreement shall have been adopted and approved by the holders of at least a majority of the outstanding shares of Class A common stock and by holders of at least 60% of the outstanding shares of Class B common stock;

•	the registration statement to which this proxy statement/ prospectus relates shall have been declared effective by the SEC, and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

•	the shares of Mondavi Delaware common stock to be exchanged in the merger shall have been authorized for quotation on Nasdaq; and

•	any filings which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, shall be made and, if any such filings are required, the waiting periods (or any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have been terminated or shall have expired.

      Other Provisions. Under the merger agreement, Mondavi Delaware has agreed that it will, at or before the effective time of the merger:

•	qualify to do business as a foreign corporation in California and appoint an agent for service of process as required by the California law;

•	file such documents with the California franchise tax board as are necessary for it to assume the company’s franchise tax liabilities; and

•	take such other actions as may be required by the California law.

      The company and Mondavi Delaware have each also agreed to take such further and other actions as may be appropriate or necessary to transfer the title to and possession of all the company’s property, interests, assets, rights, privileges, immunities, powers, franchises and authority to Mondavi Delaware.

      The merger agreement provides that at any time before the effective time of the merger it may be terminated and abandoned by the company’s board of directors or the board of directors of Mondavi Delaware for any reason, notwithstanding approval of the merger agreement by the company’s shareholders or by the sole stockholder of Mondavi Delaware.

Nasdaq Listing

      It is a condition to the merger that the shares of common stock that the company’s shareholders will own following the merger be approved for listing on The Nasdaq National Market, subject to official notice of issuance. The company’s Class A common stock currently trades under the ticker symbol “MOND.” There is no established public market for the Class B common stock. Following completion of the merger, the shares of common stock of Mondavi Delaware will be traded under the ticker symbol “MOND.”

Unaudited Pro Forma Combined Financial Information

      The following tables show unaudited combined financial information for Mondavi Delaware on a pro forma basis, giving effect to the merger and the September 14, 2004 restructuring together as if the transactions had occurred on July 1, 2003 for the income statement information and as if the transactions had occurred on June 30, 2004 for the balance sheet information. The pro forma income statement information does not include gains or losses relating to the divestiture because such gains and losses are considered to be non-recurring.

      In evaluating the divestiture of the company’s luxury brand assets and investments and certain non-strategic assets, the company determined that the carrying value of certain inventories relating primarily to discontinued brands was greater than the sale price expected to be received through the plan of disposal approved by the board of directors. The company also determined that the carrying value of certain vineyards and vineyard assets exceeded the expected sale price. Accordingly the pro forma financial statements include adjustments to reduce these inventories, vineyards and vineyard assets to their expected sale price. Additional costs relating to the September 14, 2004 restructuring reflected in the pro forma financial statements include costs associated with the exit of grape contracts where the supply of grapes is no longer required, severance costs related to the separation of luxury business employees and costs associated with the corporate shutdown of properties primarily used for the luxury business. Costs related to the restructuring of the on-going lifestyle business reflected in the pro forma financial statements include costs associated with the exit of grape contracts following the company’s decision to change the sourcing, costs associated with the renegotiation of existing grape contract terms including price, length of contract, and variety of grapes, and costs associated with corporate downsizing following the restructuring. The pro forma financial statements do not reflect any gains that might be made from the foregoing transactions as the company has no sale agreement in place with respect to any of these transactions.

      The unaudited pro forma combined financial information is based on the company’s historical consolidated financial statements for the respective periods. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transactions described above, (2) factually supportable and (3) with respect to the income statement information, expected to have a continuing impact on the combined results. You should read this information in conjunction with the company’s separate historical consolidated financial statements and accompanying notes included in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004, which is incorporated by reference into this proxy statement/prospectus.

      The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what Mondavi Delaware’s financial position or operating results actually would have been had the merger and the September 14, 2004 restructuring been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project Mondavi Delaware’s future operating results or financial position.

The Robert Mondavi Corporation

Unaudited Pro Forma Combined Balance Sheet As of June 30, 2004
(Dollars in thousands)

	The Robert
	Mondavi				September 14, 2004
	Corporation	Merger			Restructuring
	(California)	Adjustments			Adjustments			As of
	As of	(Footnotes A-D)			(Footnotes E-G)			June 30, 2004
	June 30, 2004	Increase/(Decrease)			Increase/(Decrease)			Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$48,960	$			$			$48,960
Accounts receivable, net	94,549					(18,149	)(E)	76,400
Inventories	387,940					(118,806	)(E)	264,134
						(5,000	)(G)
Prepaid expenses and other current assets	7,025					42,280	(F)	71,305
						22,000	(G)
Assets held for sale	—					136,955	(E)	102,755
						(34,200	)(F)

Total current assets	538,474					25,080		563,554
Property, plant and equipment, net	397,699					(180,968	)(E)	216,731
Investments in joint ventures	29,607					(29,268	)(E)	339
Restricted cash	6,184							6,184
Other assets	6,206					(3,038	)(E)	3,168
Assets held for sale	—					213,274	(E)	141,774
						(71,500	)(F)

Total assets	$978,170	$				$(46,420)		$931,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$26,037		$3,500	(C)	$			$79,537
						50,000	(G)

Employee compensation and related costs	15,905							15,905
Accrued interest	6,967							6,967
Other accrued expenses	14,693							14,693
Current portion of long-term debt	18,910							18,910

Total current liabilities	82,512		3,500			50,000		136,012

Long-term debt, less current portion	363,289							363,289
Deferred income taxes	42,773							42,773
Deferred executive compensation	7,484							7,484
Other liabilities	2,312							2,312

Total liabilities	498,370		3,500			50,000		551,870

Commitments and contingencies	—							—

	The Robert
	Mondavi			September 14, 2004
	Corporation	Merger		Restructuring
	(California)	Adjustments		Adjustments		As of
	As of	(Footnotes A-D)		(Footnotes E-G)		June 30, 2004
	June 30, 2004	Increase/(Decrease)		Increase/(Decrease)		Pro Forma

Shareholders’ equity:
Preferred stock: authorized — 5,000,000 shares; issued and outstanding — no shares		—	(D)			—
Common stock, par value $0.001; issued and outstanding — 100 shares (at date of formation); 17,399,285 converted shares per pro forma		16	(A)			17
		1	(B)			—
Class A common stock, without par value: authorized — 25,000,000 shares; issued and outstanding — 10,676,399	99,268	(99,268	)(A)			—
Class B common stock, without par value: authorized — 12,000,000 shares; issued and outstanding — 5,770,718	9,256	(9,256	)(A)			—
Paid-in capital	13,347	108,508	(A)			157,103
		35,248	(B)
Retained earnings	359,436	(35,249	)(B)			224,267
		(3,500	)(C)
				(63,420	)(F)
				(33,000	)(G)
Deferred compensation stock plans	(534)					(534)
Accumulated other comprehensive income (loss):
Cumulative translation adjustment	(1,011)					(1,011)
Forward contracts	38					38

Total shareholders’ equity	479,800	(3,500)		(96,420)		379,880

Total liabilities and shareholders’ equity	$978,170	$—		$(46,420)		$931,750

Notes to Unaudited Pro Forma Combined Balance Sheet

(A)	To reflect the issuance of one share of common stock of The Robert Mondavi Corporation (Delaware) in exchange for each outstanding share of Class A and Class B common stock of The Robert Mondavi Corporation (California). This adjustment has been recorded based on the par value of The Robert Mondavi Corporation (Delaware) shares issued with the difference between the par value of The Robert Mondavi Corporation (Delaware) shares issued and the book value of The Robert Mondavi Company (California) Class A and Class B shares exchanged recorded as an increase in paid-in capital.

(B)	To reflect the issuance of an additional .165 shares of common stock of The Robert Mondavi Corporation (Delaware) for each outstanding share of Class B common stock of The Robert Mondavi Corporation (California). This adjustment has been recorded using fair value of The Robert Mondavi Corporation (California) Class A common stock as of June 30, 2004 which results in a charge to retained earnings and an increase in paid-in capital for the difference between the aggregate par value of The Robert Mondavi Corporation (Delaware) common stock issued and the aggregate fair market value of The Robert Mondavi Corporation (California) common stock exchanged.

(C)	To record estimated expenses of $3,500 associated with the recapitalization transaction. These expenses are not deductible for federal or state income tax purposes. As a result the company’s effective tax rate for its quarter ended September 30, 2004 may be as high as 40%.

(D)	To reflect preferred stock of The Robert Mondavi Corporation (Delaware) that has been authorized but not issued.

(E)	In connection with the company’s plan to divest its luxury brand assets and investments and certain non-strategic assets, as approved by the board of directors on September 14, 2004, adjustment to reflect the reclassification of these assets to be held for sale as follows:

	Luxury	Non-strategic
Current Assets:	Brands	Assets	Adjustment Total

Inventories	$118,806	$—	$118,806
Accounts Receivable	18,149	—	18,149

	136,955	—	136,955

Long-term assets:
Property, plant & equipment	103,468	77,500	180,968
Investments in joint ventures	29,268	—	29,268
Other assets	3,038	—	3,038

	135,774	77,500	213,274

Total	$272,729	$77,500	$350,229

(F)	To reflect the impairment of luxury brand assets and non-strategic assets held for sale, tax effected at 40%, as follows:

Assets held for sale	Impairment

Current:
Inventories(1)	$34,200
Long term:
Property, plan & equipment(2)	71,500

105,700
Less tax at 40%	(42,280)

Impact on retained earnings	$63,420

(1)	Represents a write-down to estimated market prices for the luxury brand’s wine based on current market activity and the write-off of inventory costs relating to discontinued luxury brands.

(2)	Represents estimated losses on the sale of vineyards and related vineyard assets of the luxury business based on contracts and third party valuations. Also represents estimated losses on the sale of non-strategic vineyards and vineyard assets based on previous third party offers, previous comparable transactions and valuations and preliminary current offers.

(G)	In connection with the company’s plan to divest its luxury brand assets and investments and certain non-strategic assets, as approved by the board of directors on September 14, 2004, adjustment to reflect additional expenses associated with this decision, tax effected at 40%, as follows:

	Luxury	Non-strategic
Current assets:	Brands	Assets	Adjustment Total

Inventory impairment(1)	$—	$5,000	$5,000

Current liabilities:
Grape contract buy out(2)	2,000	12,000	14,000
Severance(3)	8,500	7,000	15,500
Other corporate leases/shutdowns(4)	4,750	4,750	9,500
Transaction fees(5)	8,000	3,000	11,000

Accounts payable	23,250	26,750	50,000

	23,250	31,750	55,000
Less tax at 40%	9,300	12,700	22,000

Impact on retained earnings	$13,950	$19,050	$33,000

(1)	Represents primarily a write-down to estimated market prices of inventory relating to discontinued lifestyle brands based on current market activity.

(2)	Represents the cost to buy out a number of grape purchase contracts for luxury brands and for certain other brands in accordance with the terms of the purchase contract and estimated costs to exit further contracts based on negotiated rates and terms.

(3)	Represents severance costs of employees in the luxury business and the laying off of other employees following the strategic changes occurring in the remaining business, based on identified employees and their related severance costs.

(4)	Represents the costs of exiting certain leases relating to the luxury business based on the terms of the lease and restructuring the remaining business to fit the new strategic plan, based on management estimates.

(5)	Represents estimated costs to sell the luxury assets and investments, based on fee schedules and quotes.

      Note: The company has reflected total pretax charges of approximately $161 million associated with the September 14, 2004 restructuring in footnotes F and G above. In accordance with generally accepted accounting principles, the amounts are based on the low end of a range of possible outcomes, when no amount in the range is more probable than any other. However, the company could incur additional costs of approximately $39 million, which represents the difference between this low end and the upper end of management’s estimated range. In addition to these charges are fees of up to $28 million the company may incur as a result of the early retirement of $262 million in private placement debt following the September 14, 2004 restructuring. These fees have not been reflected in the pro forma statements above because they are dependent upon a number of unknown factors and variables as well as the outcome of ongoing negotiations.

The Robert Mondavi Corporation

Unaudited Pro Forma Income Statement
Year Ended June 30, 2004
(In thousands, except per share data)

	The Robert
	Mondavi
	Corporation
	(California)			As of
	As of	Adjustments		June 30, 2004
	June 30, 2004	Increase/(Decrease)		Pro Forma

Net revenues	$468,047	(89,776	)(B)	$378,271
Cost of goods sold	283,849	(56,195	)(B)	227,654

Gross profit	184,198	(33,581)		150,617
Selling, general and administrative expenses	132,259	(37,040	)(B)	95,219
Gain on sale of assets, net	(1,531)			(1,531)

Operating income	53,470	3,459		56,929
Other (income) expense:
Interest, net	21,382			21,382
Equity income from joint ventures	(6,685)	6,685	(B)	—
Other	(1,580)			(1,580)

Income before income taxes	40,353	(3,226)		37,127
Provision for income taxes	14,769	1,290	(C)	13,479

Net income	$25,584	(1,936)		$23,648

Earnings per share — basic	$1.56			$1.36
Earnings per share — diluted	$1.55			$1.35
Weighted average number of shares outstanding — basic	16,401	952	(A)	17,353
Weighted average number of shares outstanding — diluted	16,542	952	(A)	17,494

Notes to Unaudited Pro Forma Income Statement

(A)	To record the receipt of 6,722,050 common shares of The Robert Mondavi Corporation (Delaware) in exchange for 5,770,000 shares of Class B common stock of The Robert Mondavi Corporation (California). The 952,167 incremental shares issued have been recorded as pro forma adjustment.
(B)	The company has approved the plan to explore the divestiture of its luxury wine assets and investments. This adjustment removes the revenues and expenses related to the assets and investments that are subject to the plan of divestiture. The pro forma income statement does not include gains or losses relating to the divestiture because such gains and losses are considered to be non-recurring.
(C)	To record the estimated tax at 40% on the revenues and expenses associated with the assets and investments being divested.

Report of Independent Registered Public Accounting Firm and Mondavi Delaware Audited Balance Sheet

Report of Independent Registered Public Accounting Firm

To the Shareholder of

The Robert Mondavi Corporation (Delaware)
(a wholly owned subsidiary of The Robert Mondavi Corporation (California))

      In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of The Robert Mondavi Corporation (Delaware), (a wholly owned subsidiary of The Robert Mondavi Corporation (California)) at August 31, 2004, in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this balance sheet in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Francisco, California

September 17, 2004

The Robert Mondavi Corporation (Delaware)

(A wholly-owned subsidiary of The Robert Mondavi Corporation (California))
Balance Sheet
August 31, 2004

Assets
Current assets
Cash	$—

Total current assets	—

Total assets	$—

Shareholder’s equity
Preferred stock: par value $0.001; authorized — 5,000,000 shares, no shares issued and outstanding	$—
Common Stock: par value $0.001; authorized — 100,000,000 shares, 100 shares issued and outstanding	$—

Total shareholder’s equity	$—

The accompanying notes are integral part of this financial statement.

The Robert Mondavi Corporation (Delaware)

(A wholly-owned subsidiary of The Robert Mondavi Corporation (California))
Notes to Balance Sheet
August 31, 2004

1.	Organization

      On August 9, 2004, The Robert Mondavi Corporation (“Mondavi Delaware”), a wholly-owned subsidiary of The Robert Mondavi Corporation (California), was incorporated under the laws of Delaware and was authorized to issue 105 million shares of stock, consisting of 100 million shares of common stock, par value $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. The preferential rights associated with the preferred stock have not been established. Mondavi Delaware was formed solely for the purpose of effecting the recapitalization and reincorporation of The Robert Mondavi Corporation (California). Upon completion of the recapitalization and reincorporation, The Robert Mondavi Corporation (California) will be merged with and into Mondavi Delaware, with Mondavi Delaware as the surviving corporation. This merger is still to be approved by the shareholders of The Robert Mondavi Corporation (California).

      From the date of inception on August 9, 2004 through August 31, 2004, Mondavi Delaware has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of a proxy statement/ prospectus.

2.	Summary of Significant Accounting Policies

     Basis of presentation

      The balance sheet of Mondavi Delaware has been prepared in accordance with accounting principles generally accepted in the United States of America.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Required Vote

      Approval by shareholders of the merger agreement and the merger also constitutes approval of (1) the recapitalization, (2) the assumption by Mondavi Delaware of the company’s employee benefit plan, stock plans and employee stock purchase plan, (3) the directors elected at this annual meeting becoming the directors of Mondavi Delaware for the 2005 fiscal year, (4) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the independent auditors for Mondavi Delaware, (5) the certificate of incorporation and the bylaws of Mondavi Delaware and all provisions thereof, and (6) the form of indemnification agreement for the officers and directors of Mondavi Delaware, a copy of which is attached to this proxy statement/prospectus as Annex F, and will require the affirmative vote of a majority of the outstanding shares of the Class A common stock entitled to vote and at least 60% of the outstanding shares of the Class B common stock entitled to vote (which Class B approval has been obtained pursuant to an action by written consent and irrevocable proxy). As a result, abstentions and broker non-votes will have the effect of votes against the merger agreement and the merger. You have no dissenters’ rights with respect to the merger.

      Notwithstanding the separate presentation of proposals 1-4, the adoption and approval of the merger agreement (which, among other things, implements the recapitalization) pursuant to proposal 1 and approval of proposals 2, 3 and 4 regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, respectively, are all required to approve the merger and recapitalization. Accordingly, if any of such four proposals is not approved, none of proposals 1, 2, 3 and 4 will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

REINCORPORATION IN DELAWARE

(Proposal 2 on Proxy)

      As part of the merger, we will be reincorporated in Delaware by merging the company into Mondavi Delaware pursuant to the merger agreement, in which the company’s state of incorporation would be changed from California to Delaware and the certificate of incorporation and by-laws of Mondavi Delaware would be the certificate of incorporation and by-laws attached as Annex B and Annex C, respectively, to this proxy statement/ prospectus.

     Reasons for the Reincorporation

      The company believes reincorporating in Delaware makes good business sense for the company. As we plan for the future, we believe it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. Many publicly traded companies consider Delaware to be one of the best states in which to incorporate because of the state’s modern corporate laws and its history of dealing with a range of corporate matters.

      For many years Delaware has followed a policy of encouraging corporations to incorporate in that state, and in furtherance of that policy, has been a leader in adopting and implementing comprehensive, flexible corporate laws. Both the Delaware legislature and courts have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result many corporations have chosen Delaware initially as their state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to the reincorporation proposed by the company. The company believes shareholders would benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own. The company’s reincorporation in Delaware will not result in a change to the company’s operations, the location of the company’s employees or the way we do business.

      The company’s common stock will continue to trade on Nasdaq under the symbol “MOND.”

Description of Mondavi Delaware Capital Stock

      The following description of the capital stock of Mondavi Delaware, including the common stock, par value $0.001 per share, of Mondavi Delaware that the company’s shareholders will own following the merger, is qualified by reference to the certificate of incorporation of Mondavi Delaware, the by-laws of Mondavi Delaware and the Delaware GCL. The certificate of incorporation and the by-laws of Mondavi Delaware, which are attached to this proxy statement/ prospectus as Annex B and Annex C, respectively, are incorporated by reference into this section of this proxy statement/ prospectus.

      Authorized Capital Stock. If the holders of the Class A and Class B common stock each approve the merger, following the merger we will have one class of common stock, entitled “Common Stock,” and the total number of shares of authorized capital stock will be 105,000,000, comprised as follows:

•	100,000,000 shares of common stock, par value $0.001 per share; and

•	5,000,000 shares of preferred stock, par value $0.001 per share, issuable in classes and series.

      Based on the number of shares of Class A and Class B common stock outstanding on October 1, 2004, immediately following the merger we expect to have approximately 17,666,333 shares of common stock issued and outstanding. The company has no outstanding shares of preferred stock, and no shares of preferred stock will be outstanding immediately following the merger.

      Common Stock. The following is a description of the common stock that the company’s shareholders will receive upon conversion of the Class A and Class B common stock under the merger.

      Dividend Rights. Holders of shares of common stock will be entitled to receive dividends as declared by the board of directors, subject to the rights of any preferred stock that may be issued in the future.

      Voting Rights. Each share of common stock will be entitled to one vote per share.

•	Holders of shares of common stock will not be permitted to act by written consent in lieu of a meeting of stockholders.

•	In general, approval of matters submitted to a vote, other than the election of directors, will require the affirmative vote of a majority of the shares of common stock present in person or by proxy.

•	In general, directors will be elected by a plurality of the shares of common stock present in person or by proxy.

      No Classified Board of Directors. The new Delaware company will not have a classified board of directors. Stockholders will elect the full board of directors at each annual meeting, and each director will serve for a term of one year.

      Liquidation Rights. In the event of any liquidation, dissolution or winding up of the company, after payments to the company’s creditors, the company’s remaining assets will be divided among holders of shares of common stock, subject to the rights of any preferred stock that may be issued in the future.

      No Preemptive or Other Subscription Rights. Holders of shares of common stock will not have any preemptive rights to subscribe to any additional issue or sale of capital stock or to acquire any security convertible into capital stock.

      Conversion, Redemption, Sinking Fund and Other Rights. No conversion, redemption or sinking fund provisions will apply to shares of common stock, and shares of common stock will not be liable to further call or assessment by the company. All issued and outstanding shares of common stock will be fully paid and nonassessable.

      No Restrictions on Alienability. There will be no restrictions on the alienability of shares of common stock.

      Anti-Takeover Considerations. Delaware General Corporation Law and the new Delaware company’s certificate of incorporation and by-laws to be in effect upon completion of the merger contain provisions that could serve to discourage or to make more difficult a change in control of the company without the support of the board of directors or without meeting various other conditions.

      Extraordinary Corporate Transactions. Delaware law provides that the holders of a majority of the shares entitled to vote must approve all fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets and dissolutions.

      State Takeover Legislation. Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time the stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on Nasdaq or held of record by more than 2,000 stockholders. The company has elected to be governed by Section 203 of the Delaware General Corporation Law.

      Rights of Dissenting Stockholders. Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange, quoted on Nasdaq or held of record by more than 2,000 stockholders, provided that those shares will be converted into stock of the surviving corporation or stock of another corporation that is listed on a national securities exchange, quoted on Nasdaq or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

      Stockholder Action by Written Consent. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. The new Delaware company’s certificate of incorporation and by-laws will prohibit stockholder action by written consent.

      Special Meetings of Stockholders. The new Delaware company’s certificate of incorporation and by-laws will provide that special meetings of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer or the president.

      Cumulative Voting. Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s charter. The new Delaware company’s certificate of incorporation will not authorize cumulative voting.

      Removal of Directors. Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. The new Delaware company will not have a classified board of directors, nor will it have cumulative voting.

      Vacancies. Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office or by a majority of the stockholders of the corporation entitled to vote, unless the governing documents of a corporation provide otherwise.

      The new Delaware company’s certificate of incorporation and by-laws will provide that any vacancy on the board of directors, whether arising from death, resignation, removal, disability, an increase in the number of directors or any other cause, may be filled only by a majority vote of the remaining directors, though less than a quorum, or by the sole remaining director.

Comparison of Rights of Shareholders of the Company and Stockholders of Mondavi Delaware

      Set forth on the following pages is a summary comparison of material differences between the rights of the company’s shareholders under the company’s current articles of incorporation, the company’s bylaws and under the California General Corporation Law (left column), and the rights of the company’s shareholders effective as of the completion of the merger as stockholders of Mondavi Delaware under its certificate of incorporation, its bylaws and under the Delaware General Corporation Law (right column). The company’s current articles and bylaws are on file with the SEC and are available from the company upon request. Mondavi Delaware’s certificate of incorporation and bylaws are attached to this proxy statement/ prospectus as Annex B and Annex C, respectively.

      The following discussion of certain similarities and material differences between the rights of the company’s shareholders now and the rights of the company’s shareholders effective as of the completion of the merger as stockholders of Mondavi Delaware is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences. The discussion is qualified in its entirety by reference to California law and Delaware law and the full text of the company’s corporate charters and bylaws and those of Mondavi Delaware.

THE COMPANY	MONDAVI DELAWARE
AUTHORIZED CAPITAL

• The company’s authorized capital stock consists of:	• The authorized capital stock of Mondavi Delaware consists of:

• 37,000,000 shares of common stock, no par value, including 25,000,000 shares designated as “Class A Common Stock” and 12,000,000 shares designated as “Class B Common Stock” and	• 100,000,000 shares of common stock, par value $0.001 per share and

• 5,000,000 shares of preferred stock, no par value per share, including 130,000 shares designated “Series A Preferred Stock.”	• 5,000,000 shares of preferred stock, par value $0.001 per share.
VOTING RIGHTS

• Except for certain circumstances detailed below which require a separate vote and except as required by California law, the Class A common stock and the Class B common stock vote together as a single class on all matters submitted to the company’s shareholders. The two classes of common stock are entitled to the following number of votes:	• In all matters submitted to the stockholders of Mondavi Delaware, the common stock will vote as a single class and each share of common stock shall be entitled to one vote.

• the Class A common stock is entitled to one vote per share and

• the Class B common stock is entitled to ten votes per share.
DIRECTORS Election

• The Class A common stock, voting as a separate class, is entitled to elect 25% of the board of directors (rounded up to the nearest whole number). Currently, the Class A common stock elects three members of the board of directors.	• Under Mondavi Delaware’s certificate of incorporation, the entire board of directors is elected annually by the common stock.

• The Class B common stock, voting as a separate class, is entitled to elect all remaining members of the board of directors (subject to certain provisions if the number of outstanding shares of Class B falls below 12 1/2% of the total amount of common stock outstanding). Currently, the Class B common stock elects the six remaining members of the board of directors.

• The entire board of directors is elected annually.

Number

THE COMPANY	MONDAVI DELAWARE
• The number of directors must be no less than seven and no more than eleven, with the actual number set within these limits from time to time by approval of the board of directors or by a majority of the votes cast by shareholders entitled to vote.	• The number of directors shall be fixed from time to time by the board of directors.
• The current number of directors is nine.

• The indefinite number of directors may be changed, or a definite number of directors may be fixed without provision for an indefinite number, by an amendment to the articles of incorporation or a bylaw adopted by the vote of a majority of the votes cast by shareholders entitled to vote.

• The fixed or minimum number of directors cannot be reduced to a number less than five if the votes cast against such reduction are more than 16 2/3% of the outstanding shares entitled to vote.	• The number of directors immediately following the merger shall be nine.
Nominations

• The company’s bylaws require that a shareholder’s nomination for director include the following information:	• The bylaws of Mondavi Delaware require that a stockholder’s nomination for director include the following information:

• the name and address of record of the shareholder and the class and number of shares owned of record and beneficially by such shareholder,	• the name and address of the stockholder and the number of shares beneficially owned by such stockholder,

  • a description of all arrangements or understandings between such shareholder and each proposed nominee,

• a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the nominee,

• all other information relating to such shareholder that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and	• any other information relating to such stockholder that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC and

• the name, age, business address, residence address and principal occupation of the nominee and the class or series and number of shares of the company’s capital stock that are owned beneficially or of record by such nominee, and any other information that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.	• all information relating to the nominee that would be required pursuant to Section 14 of the Securities Exchange Act of 1934, including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected.

• Generally, a shareholder must make any nomination for a director in writing to the secretary of the company at least 60 and not more	• Generally, a shareholder must make any nomination for a director in writing to the secretary of Mondavi Delaware at least 90 days

THE COMPANY	MONDAVI DELAWARE
than 90 days prior to the date of the annual meeting.	prior to the first anniversary of the preceding year’s annual meeting.

Removal

• Pursuant to California law and the company’s bylaws, the board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

• Under California law, directors may only be removed without cause (unless the entire board is removed) when the votes cast against removal would not be sufficient to elect the director if voted cumulatively at an election at which the same number of votes were cast and the entire number if directors authorized at the time of the director’s most recent election were then being elected.

• Any director elected by a specific class of stock may only be removed by the vote of that class.	• Under Delaware law and Mondavi Delaware’s bylaws, any director may be removed, with or without cause, with the approval of the holders of a majority of the outstanding shares of Mondavi Delaware’s capital stock entitled to vote.

Vacancies

• Vacancies created by the death, resignation or removal of a director who was elected by the holders of Class A common stock may be filled by directors (acting by majority vote, though less than a quorum, or by the act of a sole remaining director) who were elected by the holders of Class A common stock.

• Vacancies created by the death, resignation or removal of a director who was elected by the holders of Class B common stock may be filled by directors (acting by majority vote, though less than a quorum, or by the act of a sole remaining director) who were elected by the holders of Class B common stock.	• Under Mondavi Delaware’s bylaws, a vacancy occurring on Mondavi Delaware’s board, including a vacancy resulting from an increase in the number of directors, may be filled by a vote of the majority of the board of directors then in office, although less than a quorum, or by a sole remaining director. A director chosen in this manner shall hold office until his or her successor is elected and qualified.
Fiduciary Duties

Directors of corporations incorporated or organized under California law and Delaware law have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of loyalty and due care.

• Under Section 309 of the California General Corporation Law, the duty of loyalty requires directors to perform their duties in good faith in a manner that the director reasonably believes to be in the best interests of the corporation and its shareholders.	• Under Delaware law, the duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest and in a manner that the directors reasonably believe to be in the best interests of the corporation.

THE COMPANY	MONDAVI DELAWARE
• The duty of care requires that the directors act with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.
• The duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them.

Limitation on Liability

• As permitted by Section 204 of the California General Corporation Law, the company’s articles of incorporation contain a provision that eliminates the personal liability of directors to the corporation or to its shareholders to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:	• As permitted by Section 102 of Delaware General Corporation Law, Mondavi Delaware’s certificate of incorporation contains a provision that eliminates the personal liability of directors to the corporation or to its stockholders for damages for breaches of duty, to the fullest extent permissible under Delaware law. Delaware law prohibits such elimination of personal liability where a director’s acts or omissions:

• acts or omissions that involve intentional misconduct or knowing and culpable violation of law,	• were in breach of the director’s duty of loyalty to Mondavi Delaware or its stockholders,

• acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director,	• were not in good faith or involved intentional misconduct or a knowing violation of the law,

• receipt of an improper personal benefit,	• resulted in a violation of a statute prohibiting certain dividend payments or stock purchases or redemptions,
  • acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders,

• acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders,

• liability arising out of interested party transactions, • liability for improper distributions, loans or guarantees,	• involved transactions from which the director derived an improper personal benefit or

• acts or omissions that occurred prior to the date when the provision eliminating liability became effective or • acts committed in the director’s capacity as an officer of the corporation.	• occurred prior to the date when the provision eliminating liability became effective.

THE COMPANY	MONDAVI DELAWARE
Indemnification and Insurance

• The company’s bylaws require the indemnification of directors to the maximum extent, and permit the indemnification of officers, employees and agents to the extent, and in the manner permitted by Section 317 of the California General Corporation Law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by the fact of such person’s agency relationship with the company.	• Mondavi Delaware’s certificate of incorporation and bylaws provide that the corporation shall indemnify its directors and officers for any liability incurred in their official capacity to the maximum extent permissible under Delaware law. The certificate of incorporation and bylaws also permit, but do not require, Mondavi Delaware to, by action of its board, provide indemnification to the employees and agents of Mondavi Delaware to the extent that the board shall determine appropriate and authorized by Delaware law.
• The company’s bylaws provide, as permitted by Section 317 of the California General Corporation Law, that expenses incurred by a director in defending any civil or criminal proceeding shall be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
• Mondavi Delaware’s bylaws provide that generally expenses incurred by an individual entitled to indemnification in defending any civil, criminal, administrative or investigative proceeding shall be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such individual to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

• Under Section 145, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than shareholder derivative suits) because he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or firm. In order to be indemnified, Delaware law requires that the director, officer, employee or agent must have acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

• Mondavi Delaware’s bylaws reflect these aspects of Delaware law as to the required indemnification of directors and officers.

• In the case of stockholder derivative suits, Delaware law provides that a corporation may also indemnify if the director, officer, employee or agent acted in good faith and in a manner the individual reasonably believed to be in and not opposed to the best interests of the corporation. Unless a court finds that an individual is fairly and

THE COMPANY	MONDAVI DELAWARE
reasonably entitled to indemnity, the corporation cannot indemnify in the case of stockholder derivative suits where there is any claim, issue or matter as to which the individual has been found liable to the corporation. Mondavi Delaware’s bylaws reflect these aspects of Delaware law as to the required indemnification of directors and officers and further provide that no indemnification shall be made with respect to actions to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

• The company’s bylaws authorize the purchase of indemnity insurance for the benefit of any person required or permitted to be indemnified pursuant to the company’s bylaws.	• Mondavi Delaware’s certificate of incorporation and bylaws authorize the purchase of indemnity insurance for the benefit of its directors, officers, employees and agents whether or not Mondavi Delaware would have the power under Delaware law to indemnify against the liability covered by the policy.

• The company has entered into indemnification agreements with all of its directors and certain officers providing for the advancement of expenses and the indemnification of such directors and officer as permitted by law. The form of indemnification agreement has been filed with the SEC.	• Mondavi Delaware intends to enter into indemnification agreement with its directors and certain officers in connection with the merger. The form of indemnification agreement is attached hereto as Annex F.

• The company has purchased directors and officers’ insurance.	• Mondavi Delaware intends to obtain directors’ and officers’ insurance.

Interested Party Transactions

• Under Section 310 of the California General Corporation Law, no contract or transaction that is:	• Under Section 144 of the Delaware General Corporation Law, no contract or transaction that is:

• between a corporation and one or more of its directors, or	• between a corporation and one or more of its directors or officers,

  • between a corporation and another firm in which one or more of the corporation’s directors has a material financial interest is void or voidable solely because such director or other corporation or firm is a party or because the director is present at or participates in the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true:

     • the material facts of the transaction and the
• between a corporation and another corporation in which one or more of the corporation’s directors or officers are directors or officers, or

  • between a corporation and another corporation in which one or more of the corporation’s directors or officers has a financial interest is void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the board or committee that authorizes the contract or transaction, or solely because the director’s or officer’s vote was counted for this purpose, if one or more of the following is true:

• the material facts of the contract or

THE COMPANY	MONDAVI DELAWARE
director’s interest are fully disclosed to or known by the board of directors or a committee of the board, and the board or the committee authorizes or ratifies the transaction in good faith by a vote sufficient without counting the vote of any interested director, and such contract or transaction is just and reasonable as to the corporation at the time the board approves or ratifies it,

     • the material facts of the transaction and the director’s interest are fully disclosed to or known by the uninterested shareholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction, or

     • the contract or transaction is just and reasonable to the corporation at the time it was approved or ratified.
transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board of directors or a committee of the board, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum),

     • the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the shareholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction, or

• the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

• A mere common directorship does not constitute a material financial interest within the meaning of Section 310 of the California General Corporation Law. No contract or transaction between a corporation and another firm in which one or more of the corporation’s directors are directors is void or voidable because such director is present at the meeting of the board or a committee which authorizes, approves or ratifies the contract or transaction if either (1) the material facts of the transaction and the director’s other directorship are fully disclosed or known by the board of directors or a committee of the board, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of any common director, or the contract or transaction is approved by the shareholders in good faith or (2) the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified.

SHAREHOLDERS Annual Meetings of Shareholders

THE COMPANY	MONDAVI DELAWARE
• The annual meeting of shareholders is held on a date and at a place designated by the company’s board of directors.	• The annual meeting of stockholders will be held on a date and at a place determined by Mondavi Delaware’s board of directors.

Special Meetings of Shareholders

• Under Section 610 of the California General Corporation Law and the company’s bylaws, a special meeting of the shareholders may be called by the board of directors, the chairman of the board, the chief executive officer, the president or the holders of shares in the aggregate entitled to cast not less than 10% of the votes at the meeting. In the case of meetings called by shareholders, no business may be transacted at such special meeting otherwise than as specified in the notice of the meeting.	• Pursuant to Mondavi Delaware’s certificate of incorporation and bylaws, only the board of directors, the chairman of the board, the chief executive officer or the president may call special meetings of the stockholders for any purpose. Only such business may be conducted at a special meeting as has been brought before the meeting by the person or entity calling the meeting.

Shareholder Inspection Rights and Shareholder Lists

• Section 1600 of the California General Corporation Law provides shareholders holding an aggregate of 5% or more of the corporation’s voting shares, or shareholders holding an aggregate of 1% or more of such shares who have contested the election of directors and who have filed a Schedule 14A with the SEC, an absolute right to inspect and copy the corporation’s shareholder list.

• In addition, Section 1601 of the California General Corporation Law provides that any shareholder may inspect the accounting books and records and minutes of a corporation, provided that the inspection is for a purpose reasonably related to the person’s interests as a shareholder.	• Under Section 220 of the Delaware General Corporation Law, any stockholder is entitled to inspect and copy books and records, including the corporation’s stock ledger and a list of its stockholders, as long as the inspection is for a proper purpose and during the usual hours of business.

• By its terms, Section 1601 of the California General Corporation Law also applies to any corporation with its principal executive offices in the State of California, even if that corporation is incorporated in another jurisdiction. Mondavi Delaware’s principal executive offices are in California.

Shareholder Proposals

• The company’s bylaws require that a shareholder’s written notice of business proposed for a meeting must include:

  • the name and address of record of the shareholder proposing such business,

• the class and number of shares of stock owned beneficially or of record by the shareholder,	• The bylaws of Mondavi Delaware require that a stockholder’s written notice of business proposed for a meeting must include:

  • the name and record address of the stockholder proposing such business,

• the class and number of shares of stock owned beneficially by the stockholder,

• a brief description of the business to be brought before the meeting and the reasons for conducting such business at the annual meeting,	• a brief description of the business to be brought before the meeting as well as the reasons for conducting such business at the annual meeting,

THE COMPANY	MONDAVI DELAWARE
  • a description of all arrangements or understandings between such shareholder and any other person or persons in connection with the shareholder’s proposal and any material interest of such shareholder in such business and

• a representation that such shareholder intends to appear in person or by proxy at the annual meeting.	• disclosure of any material interest that the stockholder has in the subject matter of the proposal and

• any other information that may be required with respect to such proposal under Section 14 of the Securities Exchange Act of 1934.

• Under the company’s bylaws, a shareholder wishing to bring business before the annual shareholders’ meeting must provide written notice to the corporation secretary at the principal executive offices of the corporation. Generally, the notice must be received between 60 and 90 days prior to the date of the annual meeting.	• Under Mondavi Delaware’s bylaws, a stockholder of Mondavi Delaware wishing to bring business before the annual stockholders’ meeting must provide written notice to the secretary at the principal executive offices of Mondavi Delaware. Generally, the notice must be received no later than the 90th calendar day prior to the anniversary of the preceding year’s annual meeting.

Preemptive Rights

In general, preemptive rights allow shareholders whose dividend rights or voting rights would be adversely affected by the issuance of new shares to purchase, on terms and conditions set by the board of directors, a proportion of the new issue so as to preserve their relative dividend or voting rights. As permitted by Section 204 of the California General Corporation Law and Section 102 of the Delaware General Corporation Law, neither the company’s nor Mondavi Delaware’s charter grants stockholders preemptive rights.

Shareholder Action Without Meeting

• Section 603 of the California General Corporation Law provides that shareholders can take by written consent without a meeting any action that they could take at a meeting. Under the company’s charter, any action that may be taken at a meeting of shareholders may be taken by the written consent of the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting where all shareholders entitled to vote were present and voted.	• Under Mondavi Delaware’s charter, the taking of any action by written consent is specifically denied and any action taken by its stockholders must be taken at an annual or special meeting of stockholders.

Dividends and Distributions

• Under Section 500 the California General Corporation Law, a corporation may not make any distribution to its shareholders unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and	• Subject to any restrictions contained in the corporation’s certificate of incorporation, Section 170 of the Delaware Corporation Law generally provides that a corporation may declare and pay dividends out of surplus (defined as the excess, if any, of total net assets over capital) or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Mondavi Delaware’s

THE COMPANY	MONDAVI DELAWARE
development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are carried out on the corporation’s financial statements in accordance with generally accepted accounting principles.
certificate is silent on this issue. In addition, Section 160 of the Delaware Corporation Law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

• Under Section 170, however, the directors of a corporation may not pay any dividends out of net profits if the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Capital is determined by the board of directors and shall not be less than the aggregate par value of the outstanding capital stock of the corporation having par value.

AMENDMENT OF GOVERNING DOCUMENTS

• The company’s articles of incorporation may be amended by:	• Mondavi Delaware’s certificate of incorporation may be amended by:

• An authorization by the company’s board and the vote of a majority of the votes of the outstanding shares of the Class A common stock and the Class B common stock, voting together as a single class, except, however, that any change to the rights and privileges of the Class B common stock or any reclassification or recapitalization of the company’s outstanding capital stock also requires the separate approval of 60% of the outstanding Class B common stock, voting as a separate class.
• An authorization of the board of directors and the vote of a majority of the outstanding shares of common stock.

• The company’s bylaws may be adopted, amended or repealed by:	• Mondavi Delaware’s bylaws may be adopted, amended or repealed by:

• the board of directors or	• the board of directors or

• a majority of the votes cast by the Class A and Class B common stock, voting together as a single class; subject to certain exceptions relating to fixing the number of directors or changing the maximum or minimum number of directors that require the vote of a majority of the outstanding shares of common stock.
• the vote of a majority of the outstanding shares of common stock.
MERGERS Approval of Mergers or Consolidations and Other Transactions

• Generally, the California General Corporation Law requires that the principal terms of a merger or	• Under Section 251 of the Delaware General Corporation Law, unless otherwise provided in the

THE COMPANY	MONDAVI DELAWARE
reorganization be approved by a vote of the board of each constituent corporation in a merger or sale of assets reorganization. California law also generally requires the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon (two classes of common stock differing only as to voting rights are considered to be a single class for these purposes), except that, unless required by its articles of incorporation, no authorizing shareholder vote is required of a corporation surviving a merger if the shareholders of such corporation shall own, immediately after the merger, more than five-sixths of the voting power of the surviving corporation.

• Regardless of the voting power exercised by the shareholders in the resulting corporation, however, California law requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon if (1) the surviving corporation’s articles of incorporation will be amended and would otherwise require shareholder approval or (2) shareholders of such corporation will receive shares of the surviving corporation having different rights, preferences, privileges or restrictions (shares in a foreign corporation are, by definition, considered to have different rights) than the shares surrendered.

• The proposed merger between the company and Mondavi Delaware requires the separate class votes of the Class A common stock and the Class B common stock because the two classes differ as to more than voting rights, and the company’s shareholders will receive shares in a foreign (Delaware) corporation.
certificate of incorporation, a sale or other disposition of all or substantially all of the corporation’s assets, a merger or consolidation of the corporation with another corporation requires the affirmative vote of a majority of the board of directors (except in certain limited circumstances) and, with certain exceptions, the affirmative vote of a majority of the outstanding shares entitled to vote on the matter. Mondavi Delaware’s certificate of incorporation does not contain voting requirements for extraordinary corporate transactions in addition to or different from the approvals mandated by law.

• Furthermore, under Section 251 of the Delaware General Corporation Law, unless otherwise provided in the corporation’s certificate of incorporation, approval of the stockholders of a surviving corporation in a merger is not required if:

  • the plan of merger does not amend in any respect the certificate of incorporation of the surviving corporation,

  • the shares outstanding immediately before the effectiveness of the merger are not changed by the merger and

• either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into this stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the plan do not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger. Mondavi Delaware’s certificate of incorporation does not provide otherwise.
Appraisal or Dissenters’ Rights

Depending on the circumstances, shareholders of a corporation that is proposing to merge or consolidate with another firm are sometimes entitled to appraisal or dissenters’ rights in connection with the proposed transaction. Most commonly, these rights confer on shareholders opposed to the merger or consolidation the right to receive the fair value for their shares as determined in a judicial appraisal proceeding, in lieu of the consideration offered in the merger. Under California law, the company’s shareholders are not entitled to appraisal rights with regard to the proposed merger with Mondavi Delaware.

THE COMPANY	MONDAVI DELAWARE
• Under Section 1300, shareholders of a California corporation whose shares are listed on a national securities exchange such as The Nasdaq National Market generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.	• Under Section 262 of the Delaware General Corporation Law, appraisal or dissenters’ rights may be available in connection with a statutory merger or consolidation in certain specific situations. These rights are not available to a corporation’s stockholders when the corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger.

• In addition, unless otherwise provided in the certificate of incorporation, no appraisal rights are available under Delaware law to holders of shares of any class of stock that is either:

  • listed on a national securities exchange such as The Nasdaq National Market or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or

  • held of record by more than 2,000 shareholders;

• except if those shareholders are required by the terms of the merger to accept for such stock anything other than:

  • shares of the surviving corporation,

  • shares of another corporation that, as of the effective date of the merger or consolidation, are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Security Dealers or held of record by more than 2,000 stockholders,

  • cash instead of fractional shares or

  • any combination of the above three categories of merger consideration.

• Appraisal rights are not available under Delaware law in the event of the sale of all or substantially all of a corporation’s assets or the adoption of an amendment to its certificate of incorporation, unless the certificate grants these rights. Mondavi Delaware’s certificate does not grant such appraisal rights.

DISSOLUTION AND LIQUIDATION Voluntary Dissolution

• Under Section 1900 of the California General Corporation Law, shareholders holding 50% or more	• Under Section 275 of the Delaware General Corporation Law, unless the board of directors

THE COMPANY	MONDAVI DELAWARE
of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. In addition, Section 1800 of the California General Corporation Law provides that 50% or more of the directors in office, a shareholder or shareholders who hold shares representing not less than 33 1/3% of the total outstanding shares or the outstanding common shares or any other person expressly authorized to do so in the articles may file in the superior court of the proper county a verified complaint for involuntary dissolution on any one or more of the grounds specified in the statute.
approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote, unless the certificate of incorporation of the corporation require a greater vote. Mondavi Delaware’s certificate of incorporation does not modify Delaware law requirements for dissolution.
Liquidation Rights

• Section 2004 of the California General Corporation Law states that, in the event of the liquidation, dissolution or winding-up of the affairs of the company, the board shall, after determining that all known debts and liabilities have been paid or adequately provided for, distribute all remaining corporate assets among the shareholders according to their respective rights and preferences.

• The company’s articles of incorporation require the Class A common stock and the Class B common stock to share equally in any distribution of remaining corporate assets following dissolution or liquidation.	• Section 281 of the Delaware General Corporation Law provides that, in the event of the liquidation, dissolution or winding-up of the affairs of Mondavi Delaware, holders of outstanding common stock are entitled to share, ratably and equally with all other common stockholders, in Mondavi Delaware’s assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of Mondavi Delaware.

     Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF REINCORPORATION IN DELAWARE.

      DUE TO THE POTENTIALLY GREATER INDEMNIFICATION AND OTHER PROTECTIONS AFFORDED TO DIRECTORS UNDER DELAWARE LAW, THE MEMBERS OF THE BOARD MAY HAVE INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM, OR IN ADDITION TO, THE INTERESTS OF THE COMPANY’S SHAREHOLDERS GENERALLY.

     Required Vote

      Approval requires the affirmative vote of a majority of the outstanding shares of the Class A common stock entitled to vote and at least 60% of the outstanding shares of the Class B common stock entitled to vote (which Class B approval has been obtained pursuant to an action by written consent and irrevocable proxy). As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

      Notwithstanding the separate presentation of proposals 1-4, the adoption and approval of the merger agreement (which, among other things, implements the recapitalization) pursuant to proposal 1 and approval of proposals 2, 3 and 4 regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, respectively, are all required to approve the merger and recapitalization. Accordingly, if any of such four proposals is not approved, none of proposals 1, 2, 3 and 4 will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

ELIMINATION OF THE ABILITY OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT

(Proposal 3 on Proxy)

      Under the California General Corporation Law, unless otherwise provided in a California corporation’s certificate of incorporation, any action required or permitted to be taken by shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize the action at a meeting of shareholders and is delivered in accordance with the procedures set forth under the California General Corporation Law. Our articles of incorporation are currently silent on the matter of shareholder action by written consent and therefore currently permits action by written consent. The certificate of incorporation and bylaws of Mondavi Delaware would expressly prohibit action by stockholders by written consent.

      Eliminating action by stockholders by written consent will:

•	ensure that all stockholders have advance notice of any proposed major corporate action by stockholders;

•	ensure that all stockholders have an equal opportunity to participate at the meeting of stockholders where such action is being considered;

•	enable the company to set a record date for any stockholder voting, which would reduce the possibility of disputes or confusion regarding the validity of purported stockholder action; and

•	encourage a potential acquirer to negotiate directly with the board of directors.

      The board of directors believes that eliminating action by written consent would give all stockholders the opportunity to have their views taken into account and thereby prevent a stockholder or group of stockholders that acquires a majority of voting power from using a written consent to take a significant corporate action without a meeting of the stockholders. In addition, the board of directors believes that this proposal is desirable because it preserves the opportunity for a greater number of stockholders to be heard before any stockholder action is taken.

      The board of directors also believes that the elimination of stockholder action by written consent would help to avoid an ill-advised stockholder action in a context that might not permit the stockholders to have the full benefit of the knowledge, advice and participation of the company’s management and board of directors. Finally, the board of directors believes that the elimination of stockholder action by written consent would promote negotiations concerning any proposed acquisition of the company.

      The provision in the certificate of incorporation that effectively requires a potential acquirer to negotiate with the company’s management and the board could be characterized as increasing directors’ ability to retain their positions with the company and to resist a transaction that may be considered advantageous by a majority of the stockholders. For this reason, this proposal may have the effect of impending or discouraging efforts by potential bidders to obtain control of the company. See “Risk Factors — Risks Related to Reincorporation in Delaware.”

      On October 12, 2004, the company received an unsolicited proposal from Constellation Brands, Inc. to acquire the company. See “Recent Developments — Constellation Offer to Acquire the Company.”

     Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF ELIMINATION OF THE ABILITY OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

     Required Vote

      Approval requires the affirmative vote of a majority of the outstanding shares of the Class A common stock entitled to vote and at least 60% of the outstanding shares of the Class B common stock entitled to vote (which Class B approval has been obtained pursuant to an action by written consent and irrevocable proxy). As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

      Notwithstanding the separate presentation of proposals 1-4, the adoption and approval of the merger agreement (which, among other things, implements the recapitalization) pursuant to proposal 1 and approval of proposals 2, 3 and 4 regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, respectively, are all required to approve the merger and recapitalization. Accordingly, if any of such four proposals is not approved, none of proposals 1, 2, 3 and 4 will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

ELIMINATION OF THE ABILITY OF SHAREHOLDERS TO CALL A SPECIAL MEETING

(Proposal 4 on Proxy)

      Under the California General Corporation Law and our bylaws, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, chief executive officer or the holders of shares entitled to cast not less than 10% of the votes at such meeting.

      Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. Pursuant to Mondavi Delaware’s certificate of incorporation and bylaws, only the board of directors, the chairman of the board, the chief executive officer or the president may call a special meeting of stockholders. Therefore, holders of 10% or more of the voting shares of the company will no longer be able to call a special meeting of stockholders.

      The elimination of the procedures for shareholders to call special meetings is designed to encourage potential acquirers to negotiate with the board of directors and give the board of directors an opportunity to consider alternatives to increase stockholder value. In addition, the board of directors believes that elimination of the procedures for stockholders to call special meetings may prevent proxy contests initiated by stockholders between annual meetings that may be disruptive to, and distract, management and the board of directors in carrying out their respective duties to the company and its stockholders.

      Shareholders, however, should be aware that elimination of the procedures for stockholders to call special meetings could discourage or make more difficult efforts by potential bidders to obtain control of the company, including, without limitation, through a tender offer or a proxy contests, and, therefore, could have the effect of deterring or delaying efforts to seek control of the company on a basis which some shareholders may deem favorable. See “Risk Factors — Risks Related to Reincorporation in Delaware.”

      On October 12, 2004, the company received an unsolicited proposal from Constellation Brands, Inc. to acquire the company. See “Recent Developments — Constellation Offer to Acquire the Company.”

     Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF ELIMINATION OF THE ABILITY OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

     Required Vote

      Approval requires the affirmative vote of a majority of the outstanding shares of the Class A common stock entitled to vote and at least 60% of the outstanding shares of the Class B common stock entitled to vote (which Class B approval has been obtained pursuant to an action by written consent and irrevocable proxy). As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

      Notwithstanding the separate presentation of proposals 1-4, the adoption and approval of the merger agreement (which, among other things, implements the recapitalization) pursuant to proposal 1 and approval of proposals 2, 3 and 4 regarding reincorporation in Delaware, the elimination of the ability of shareholders to act by written consent without a meeting and the elimination of the ability of shareholders to call a special meeting, respectively, are all required to approve the merger and recapitalization. Accordingly, if any of such four proposals is not approved, none of proposals 1, 2, 3 and 4 will be effective and the merger and the recapitalization will not be completed. If shareholders wish to have the merger and recapitalization completed, they must approve all of these proposals.

ELECTION OF DIRECTORS

(Proposal 5 on Proxy)

      The company’s bylaws provide that the board of directors shall consist of not less than seven nor more than eleven directors. The board of directors, pursuant to the authority conferred on it by the bylaws, has set the number of directors at nine, three of whom are to be elected by holders of the Class A common stock and six of whom are to be elected by holders of the Class B common stock. Three Class A directors and six Class B directors, named below, have been nominated for election at the annual meeting. Proxies cannot be voted for more directors than are nominated. Each nominee is an incumbent director.

      Unless you request on your proxy card that voting of your proxy be withheld from any one or more of the following nominees for director, proxies of Class A common stock will be voted for the election of the three nominees for Class A directors named below and proxies of Class B common stock will be voted for the election of the six nominees for Class B directors named below. In the event any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for an alternative or alternatives designated by the present board of directors. Directors serve until the next annual meeting of shareholders and until their successors are elected or chosen.

Nominees for Class A Directors

      Philip Greer, age 68, became a director of the company in 1992. He is chairman of the audit committee and a member of the nominating and governance committee. Mr. Greer is a Managing Director of Greer Family Consulting and Investments LLC, an investment company. He was a general partner of Weiss, Peck & Greer, an investment company, for over twenty-five years, and subsequently a Managing Director of Weiss, Peck & Greer, LLC. Mr. Greer is also a director of Federal Express Corporation. He graduated from Princeton University and the Harvard Graduate School of Business.

      Anthony Greener, age 64, joined the board of directors in September 2000, and is the chairman of the nominating and governance committee and a member of the compensation committee. Mr. Greener is Deputy Chairman of British Telecom, PLC, and Chairman of the Qualifications and Curriculum Authority (UK). He is the retired Chairman of Diageo, a leading global consumer goods company formed in 1997 following the merger of Grand Metropolitan and Guinness. From 1987 until 1997 he was a member of the Board of Directors, and subsequently Chairman and CEO, of Guinness.

      John M. Thompson, age 61, joined the board of directors in May 2002. He is chairman of the compensation committee and a member of the audit committee and nominating and governance committee. Mr. Thompson began his career with IBM Corporation in 1966 as a systems engineer in Canada, was elected Vice Chairman of the Board of IBM Corporation in August 2000, and retired from IBM Corporation in September 2002. He is the Chairman of the Board of the Toronto Dominion Bank Ltd., a director of The Thomson Corporation and a member of the Supervisory Board of Royal Philips Electronics N.V. Mr. Thompson is a graduate of the University of Western Ontario with a degree in Engineering Science.

Nominees for Class B Directors

      Ted W. Hall, age 56, is the company’s Chairman of the Board. He is General Partner of Long Meadow Ranch and is President of Long Meadow Ranch Winery. He also serves as Chairman of Tambourine, Inc., a specialty music production and distribution company and as Managing Director of Mayacamas Associates. Mr. Hall is a former Director of McKinsey & Company. He graduated from Princeton University and holds an M.B.A. degree from Stanford University Graduate School of Business.

      Marcia Mondavi Borger, age 57, has been a director of the company since 1978. She has worked for the company in various capacities since 1967. From 1982 to 1992, she was the company’s Vice President, Eastern Sales. She is a graduate of Santa Clara University.

      Timothy J. Mondavi, age 53, has been a director of the company since 1978. He began working at the Robert Mondavi Winery in 1974 and has been an employee of the company from that time until his departure as an officer, Vice Chairman, Winegrower and employee of the company effective September 30, 2004. Timothy Mondavi is a member of the Napa Valley Wine Technical Group and has served as a director of the Wine Institute. He graduated from the University of California at Davis, where he studied viticulture and enology.

      Frank E. Farella, age 75, has been a partner in the law firm of Farella, Braun & Martel since 1962. He has been a director of the company since 1992. He is a graduate of San Francisco State University and Stanford University Law School.

      Gregory M. Evans, age 56, was appointed to the board of directors and became the company’s President and Chief Executive Officer, in May 2001. He was the Chief Operating Officer from 1998 to 2001 and the Chief Financial Officer from 1983 to 1998. Mr. Evans graduated from the University of California at Berkeley and holds an M.B.A. degree from the Harvard Graduate School of Business.

      Adrian Bellamy, age 62, joined the board of directors in September 2002. He is a member of the audit committee and the nominating and governance committee. Mr. Bellamy is the former Chairman and CEO of DFS Group Limited, a specialty luxury goods retailer and former Chairman of Gucci Group N.V. He is also a director of The Body Shop International PLC (Executive Chairman), The Gap, Inc., Reckitt Benckiser PLC (Chairman), and Williams-Sonoma, Inc.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE FOR RE-ELECTION OF THE ABOVE-NAMED CLASS A DIRECTORS AND THAT CLASS B SHAREHOLDERS VOTE FOR RE-ELECTION OF THE ABOVE-NAMED CLASS B DIRECTORS.

Vote Required

      The three nominees for Class A directors and the six nominees for Class B directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as Class A directors and Class B directors, respectively. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, we believe that both abstentions and broker non-votes should be counted for purposes of determining whether a quorum is present at the annual meeting. In the absence of precedent to the contrary, we intend so to treat them.

Effect of Proposals Nos. 1-4 on Board of Directors

      Following the merger, the directors elected at this annual meeting will become the directors of Mondavi Delaware for the 2005 fiscal year.

Information Regarding the Board of Directors

      Four board members, Philip Greer, Anthony Greener, John Thompson and Adrian Bellamy, qualify as “independent” directors as defined under the listing standards of The Nasdaq National Market. The company is exempt from NASD Rule 4350(c)(1) requiring a majority of directors to be independent because more than 50% of the company’s voting power is held by four members of the Mondavi family who have signed and filed with the SEC a notice on Schedule 13D that they are acting as a group. As a result, we are considered a “controlled company” pursuant to Rule 4350(c)(5) and exempt from compliance with this rule for one year following the time we cease to be a “controlled company.” Assuming the company’s shareholders approve the merger agreement and merger, this rule exemption will expire one year after the merger is effective. The company will undertake all actions necessary in order for it to have a majority of independent directors and be in compliance with NASD Rule 4350(c)(1) at the time this rule exemption expires.

      Shareholders who wish to communicate directly with the board of directors or any individual director may send correspondence addressed to the board of directors or to any individual director to the attention of the secretary of the company at the company’s principal executive offices at 841 Latour Court, Napa, California 94558. All such correspondence will be promptly forwarded to the board of directors or to the individual director.

Board Compensation

      Non-employee directors (other than the company’s chairman, Mr. Hall) are paid a $35,000 annual retainer. The chairman of the compensation committee and nominating and governance committee each receive an additional annual payment of $6,000 while the chairman of the audit committee receives an additional annual payment of $9,000. Non-employee directors are also reimbursed for expenses incurred in attending meetings. Upon election for the first time to our board of directors, each non-employee director is granted 2,000 RSUs, subject to a five-year vesting schedule. RSUs are contractual rights to have issued to a non-employee director shares of Class A common stock on the date of termination of the recipient’s services as a director provided that any vesting and other conditions attached to the award are satisfied. Each non-employee director is also granted 1,000 RSUs annually, subject to a one-year vesting schedule. Additionally, non-employee directors may, at the discretion of the board of directors or the compensation committee, be granted restricted shares, RSUs or options to purchase shares of the Class A common stock in addition to the non-discretionary awards that may be made under the directors’ plan.

      The company’s chairman, Ted W. Hall, is compensated in accordance with the terms of a written agreement dated January 8, 2004, a copy of which has previously been filed as Exhibit 10.58 to our Form 10-K filing. The agreement provides for a monthly retainer fee in the amount of $50,000 plus an annual guaranteed bonus of $400,000. The agreement also provides for such other cash or stock incentives as the board of directors, acting upon recommendation of the compensation committee, may deem appropriate. In addition, the agreement provided for a one-time payment of $750,000 upon Mr. Hall’s signing of the agreement.

Other Executive Officers

      The following are additional executive officers of the company. All executive officers serve at the discretion of the board of directors, subject to the terms of any employment agreement.

      Dennis P. Joyce, age 42, was appointed chief operating officer of the company’s newly formed lifestyle wines operating unit on August 20, 2004. He was appointed the company’s Executive Vice President, Marketing and Sales in March 2003. He joined the company in 2001 as Vice President, Marketing and became Senior Vice President, Woodbridge Brand in July 2001. From 1999 to 2000 he was Vice President, Marketing for PlanetRX.com, a leading Internet healthcare site. He also spent six years in brand management with Johnson & Johnson. Mr. Joyce is a graduate of Georgetown University, received his M.B.A. from the University of Michigan, and also studied at Oxford University.

      Henry J. Salvo, Jr., age 56, was appointed Executive Vice President and Chief Financial Officer in July 2001. Mr. Salvo joined the company in July 2000 as Senior Vice President and Chief Financial Officer. Prior to joining the company he was Vice President and Treasurer for The Clorox Company. Mr. Salvo graduated from the University of California at Berkeley and holds an M.B.A. degree from California State University Hayward.

      Peter Mattei, age 52, was appointed Senior Vice President, Group Production in July 2001. Prior to that he had been the company’s Senior Vice President, Production and Vineyards since 1991. Mr. Mattei holds a B.S. degree from the University of California at Davis and an M.B.A. degree from Stanford University.

      Michael K. Beyer, age 55, became the company’s Senior Vice President, General Counsel and Secretary in 1992. From 1976 to 1992, he was in private law practice in Silicon Valley and San Francisco. Mr. Beyer graduated from Harvard College and Boalt Hall School of Law of the University of California.

      Eric G. Morham, age 55, joined the company as Senior Vice President, Global Sales in June 2004. Prior to joining the company, Mr. Morham was President and CEO of Delicato Family Vineyards from

March 1999 through May 2004. Prior to joining Delicato, Mr. Morham was Executive Vice President of Heineken USA where he enjoyed a fifteen year career. Mr. Morham is a graduate of Ryerson Polytechnical University in Toronto, Canada.

      Steven R. Soderberg, age 44, was appointed Senior Vice President, IT and Logistics in July 2001. Mr. Soderberg joined the company in January 1998 as Senior Vice President, Information Systems. Prior to joining the company he was Director of Information Systems, responsible for both International Information Systems and Application Development, at Symantec Corporation. Mr. Soderberg is a graduate of Stanford University.

      Gregory J. Brady, age 43, was appointed Senior Vice President, Joint Ventures and Arrowood in July 2001. He joined the company in 1992 as Tax Manager and was appointed Vice President-Tax Manager in 1997. Prior to coming to the company he was Senior Manager at Price Waterhouse. Mr. Brady is a graduate of University of San Francisco.

      Valerie Deitrick, age 41, was appointed Senior Vice President, Human Resources in December 2002. She joined the company in 1998 as the Director of Compensation, Benefits & Systems. Prior to joining the company she was a Human Resources Director at Sony Electronics. Ms. Deitrick is a graduate of California State University Long Beach with a BA in Human Resources Management.

      Rodney K. Williams, age 43, was appointed Senior Vice President, Marketing in September 2004. Mr. Williams joined the company in May 2003 as the Vice President of the Woodbridge and New Brands marketing teams. Prior to joining the company, he was the Vice President of Marketing and Business Development at Efficas, a biotech enterprise. Mr. Williams’s previous experience includes over 10 years in brand management at Procter & Gamble, Johnson & Johnson and General Motors. He received a B.A. from Amherst College and an M.B.A. from Northwestern University.

Meetings and Committees of the Board of Directors

      The board of directors held ten meetings during fiscal 2004. Each incumbent director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served. Although we do not have a formal policy regarding attendance by board members at the company’s annual meeting of shareholders, we do encourage directors to attend. All of the directors attended last year’s annual shareholder meeting.

      The board has appointed a compensation committee, an audit committee, and a nominating and corporate governance committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Each committee’s charter, previously adopted by the board of directors, is posted on the company’s website. All committee members are independent directors under applicable SEC and NASD standards. In particular the board of directors has determined that each member of the audit committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers.

      The primary responsibilities and functions of the compensation committee, audit committee, and nominating and corporate governance committee are as follows:

      Compensation Committee. The members of the compensation committee are Messrs. Thompson (Chairman) and Greener. The compensation committee carries out the board of directors’ overall responsibility in developing and evaluating executive candidates and in the development of executive succession plans; reviews and approves the evaluation process and compensation structure of the company’s officers and other senior management; evaluates the performance and approves the compensation of the company’s senior executive officers; reviews and recommends to the full board of directors the compensation and other terms of employment of the company’s CEO; maintains regular contact with the board of directors and executive officers; and prepares and reviews the compensation committee report included in the proxy statement. The compensation committee also has full power and authority to administer the incentive compensation and other stock-based plans, bonus plans, pension and other compensation-related plans. The compensation committee held five meetings in fiscal 2004.

      Audit Committee. The members of the audit committee are Messrs. Greer (Chairman), Bellamy and Thompson. The company’s board of directors has determined that at least one member of the audit committee, Mr. Greer, is an audit committee financial expert within the meaning of SEC Rule 229.401(h)(2).

      The audit committee selects the company’s independent auditors (subject to ratification by the shareholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, and reviews the independence of the auditors, the performance and fees of the independent auditors, and the effectiveness and adequacy of the system of financial reporting and internal accounting controls. The audit committee discusses with management and the independent auditor the periodic financial statements, earnings guidance and press releases, the company’s risk assessment and management policies, any audit problems or difficulties and management’s response thereto; resolves financial reporting conflicts and disagreements between management and the independent auditors; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the engagement team as required by law; reviews the company’s financial reporting and accounting standards and principles and significant changes thereto; reviews the auditors’ report on the company’s financial statements and annually reviews all relationships between the independent auditor and the company; prepares and reviews the audit committee report included in the company’s proxy statement filed with the SEC; reviews and investigates any matters pertaining to the integrity of management including conflicts of interest, related-party transactions or adherence to standards of business conduct as required by the company’s internal policies and the law; and establishes procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters.

      The audit committee held nine meetings during fiscal 2004.

      Nominating and Corporate Governance Committee. The members of the nominating and governance committee are Messrs. Greener (Chairman), Greer, Thompson and Bellamy. The nominating and governance committee recommends to the board of directors, for shareholder approval, candidates for the board of directors. The committee will consider nominees recommended by shareholders who follow the procedures under the caption “Deadline for Shareholder Proposals” below.

      The nominating and corporate governance committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. The committee will also consider any other factor which it deems relevant, including but not limited to applicable business experience and geographical diversity, in selecting individuals as director nominees. The committee reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed.

      The nominating and governance committee reviews committee structure and recommends directors to serve as committee members; makes recommendations to the board of directors regarding corporate governance issues; develops, recommends and oversees a periodic self-evaluation process for the board of directors and its committees; and makes other recommendations to the board regarding affairs relating to the members of the board, including director compensation and benefits. The committee also oversees all aspects of the company’s governance matters including the qualifications and effectiveness of the directors, the functions and membership of the board’s committees, and compliance with the company’s Code of Conduct.

      The nominating and governance committee held five meetings during fiscal 2004.

APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 6 on Proxy)

      The firm of PricewaterhouseCoopers LLP has served as the company’s independent auditors since fiscal year 1978 and has been appointed by the audit committee of the board of directors as the company’s independent auditors for the fiscal year 2005, subject to ratification by the shareholders at the annual meeting. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if they wish.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

Required Vote

      Approval requires the affirmative vote of a majority of the votes present and entitled to vote.

Effect of Proposals Nos. 1-4 on Independent Auditors

      Following the merger, PricewaterhouseCoopers LLP would serve as independent auditors for Mondavi Delaware for the fiscal year 2005.

PROPOSED AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

(Proposal 7 on Proxy)

      Shareholders are asked to approve an amendment to the company’s 1993 Employee Stock Purchase Program, or ESPP, to extend the term of the ESPP through February 25, 2013. The ESPP was adopted on February 26, 1993 with an initial term of ten years, expiring in February 2003. The board of directors has ratified an amendment to extend the plan and the shareholders are asked to approve such amendment with retroactive effect to February 25, 2003. A copy of the Amended and Restated ESPP is attached to this proxy statement/ prospectus as Annex G and incorporated herein. The summary below is qualified by reference to the plan document.

General

      The ESPP is a payroll deduction plan that enables employees to withhold a portion of compensation to purchase shares of the company’s Class A common stock at a discount. A total of 300,000 shares of Class A common stock have been reserved for issuance under the ESPP, of which 181,641 have been issued as of June 30, 2004, leaving 118,359 shares available for future issuance.

      The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, and the purchase rights granted to participants are considered options issued under such a plan. See “Tax Information” below. The ESPP is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

      The purpose of the ESPP is to provide the company’s employees with an opportunity to purchase Class A common stock through accumulated payroll deductions, thereby providing additional incentives to participating employees and aligning the economic interests of the company’s employees with those of its shareholders.

Offering Dates

      The board of directors has discretion to determine the offering dates under the ESPP. Currently, employees may purchase shares of Class A common stock through the ESPP during annual offering periods beginning January 1 and ending December 31. Purchase rights are exercisable on June 30 and December 31 of each offering period.

Administration

      The ESPP may be administered by the board of directors or by a committee appointed by the board, and is currently being administered by the board of directors. All questions of interpretation of the ESPP are resolved by the board of directors or its committee, and its decisions are final and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the board of directors and the committee receive no additional compensation for their services in connection with administration of the ESPP.

Eligibility

      Any of the company’s current employees (including employees of one of the company’s wholly-owned subsidiaries designated to participate by the board of directors) is eligible to enroll in the ESPP if (i) he or she has been compensated for 1,000 hours of service during the twelve months ending one month before commencement of an offering period, or (ii) the employee is customarily employed at least 20 hours per week and more than five months per calendar year as of the beginning of an offering period. No employee is permitted to purchase shares under the ESPP if, immediately after acquisition of the shares, the employee would own shares representing 5% or more of the total combined voting power or value of all classes of the company’s stock, nor may any employee be granted an option which would permit the employee’s rights to purchase stock under all employee stock purchase plans to exceed $25,000 worth of stock in any calendar year. No employee may purchase more than 1,000 shares during an offering period. The maximum aggregate number of shares which may be purchased in any offering period by all participants as a group is 150,000.

Purchase Price

      Shares are automatically purchased on behalf of participants every six months on the exercise dates, unless a participant withdraws from the offering period prior to such date. The purchase price per share at which shares are sold on a given exercise date is either (i) 85% of the fair market value of a share of Class A common stock on the offering date or (ii) 85% of the fair market value of a share of Class A common stock on the exercise date, whichever is lower. For purposes of the ESPP, the “fair market value” of the Class A common stock on a given date is the closing sale price on that date as reported on The Nasdaq National Market.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not be more than 15% of a participant’s eligible compensation on each payroll date.

Transferability

      Neither payroll deductions credited to a participant’s account nor any rights to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of other than by will or by the laws of descent and distribution.

Termination of Employment

      Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the written designation filed with the company.

Amendment and Termination of the ESPP

      The board of directors may at any time amend or terminate the ESPP, except that no amendment or termination may impair purchase rights granted previously. No amendment may be made to the ESPP without prior approval of the company’s shareholders if such approval is required in order to comply with applicable tax or other regulatory requirements.

Tax Information

      The ESPP and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

      Qualifying Disposition. If the shares are sold or disposed of at least two years after the first day of the offering period during which shares were purchased, and more than one year after the date on which shares were purchased on behalf of the employee, the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the purchase price paid by the participant, there is no ordinary income and the participant has a capital loss for the difference.

      Disqualifying Disposition. If the shares are sold or disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income in the year of sale or disposition equal to the excess of the fair market value of the shares on the date the shares were purchased over the purchase price, regardless of whether any gain is realized on the disposition. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the exercise date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such exercise date.

      The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

      The company is entitled to a deduction for amounts taxed as ordinary income to a participant upon disposition of shares by the participant before the expiration of the holding periods described above. The deduction is allowed in the company’s tax year within which the disposition occurs.

      The foregoing summary of the effect of federal income taxation upon the participant and the company with respect to the shares purchased under the ESPP does not purport to be complete. In addition, the summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. It is advisable that a participant in the ESPP consult his or her own tax advisor concerning application of these tax laws.

New Plan Benefits

      Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination of the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. For fiscal 2004, executive officers as a group purchased 330 shares under the ESPP, and non-executive employees as a group purchased 15,902 shares under the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Recent Stock Price

      The closing price of the Class A common stock on October 22, 2004, as reported on The Nasdaq National Market, was $53.20 per share.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE ESPP.

Required Vote

      Approval requires the affirmative vote a majority of the votes present and entitled to vote.

Effect of Proposals Nos. 1-4 on the ESPP

      Following the merger, the ESPP will be assumed and continued by Mondavi Delaware.

PROPOSED AMENDMENT TO THE 1993 NON-EMPLOYEE DIRECTORS’

STOCK PLAN
(Proposal 8 on Proxy)

      Shareholders are asked to approve the Amended and Restated 1993 Non-Employee Directors’ Stock Plan, which will increase the number of shares available under the plan, authorize restricted stock units, or RSUs, in addition to stock options, prescribe automatic awards to non-employee directors of a fixed number of RSUs upon commencement of service as a director and a fixed annual award of RSUs thereafter, ratify options granted to directors as of December 2003, and limit the rights of optionees to transfer options to transfers by will or by the laws of descent and distribution.

      The directors’ plan provides for the grant of equity awards to members of the board of directors who are not the company’s employees. The summary below sets forth the principal terms of the directors’ plan and is qualified by reference to the directors’ plan itself, a copy of which is attached hereto as Annex H and incorporated herein.

      The directors’ plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

      The purpose of the directors’ plan is to provide a means by which each of the company’s directors whom neither the company nor any of its affiliates otherwise employs is given an opportunity to acquire an equity interest in the company to provide them with incentives in line with the interests of shareholders.

Administration

      The plan will be administered by the board of directors. The board of directors may delegate administration of the directors’ plan to a committee composed of not fewer than two board members.

Shares Subject to the Plan

      To date 150,000 shares have been reserved for issuance under the directors’ plan. The routine annual options granted to outside directors at last year’s annual meeting and the options granted to our new chairman when he joined our board, coupled with all prior awards under the plan, will exceed the 150,000 share authorization by 13,480 shares. Shareholders are asked to ratify retroactively the reservation of those shares (none of which have been issued) and to approve an additional 86,520 shares for issuance under the directors’ plan.

      The shares reserved under the directors’ plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      Stock awards that may be issued under the directors’ plan are options, restricted shares, or RSUs. An award of “restricted shares” means shares of the Class A common stock that are issued to a non-employee director with all rights of stock ownership, including the right to vote the shares and the right to receive dividends, if any, declared, but that are subject to forfeiture in the event any vesting conditions attached to the shares at time of issuance are not satisfied. RSUs are contractual rights to have issued to a non-employee director shares of Class A common stock on the date of termination of the recipient’s services as a director provided that any vesting and other conditions attached to the award are satisfied.

Eligibility

      Stock awards under the directors’ plan may only be granted to non-employee directors and in accordance with policies established from time to time by the board of directors that are consistent with the directors’ plan, specifying the number of shares to be subject to the award, the consideration (if any) payable by the award recipient, and the vesting and other terms and conditions applicable to the award.

Upon adoption of the directors’ plan, the initial policy, as further described below, is to award to each non-employee director (i) a fixed number of RSUs at commencement of his or her service as a director and (ii) a fixed number of RSUs at the time of each annual meeting of shareholders during the non-employee director’s term of service on the board of directors.

Ratification of Shares for Prior Option Grants

      Pursuant to the company’s annual option grant policy, options were granted to non-employee directors in December 2003 at the time of the annual meeting of shareholders. Each non-employee director was granted an option to purchase 2000 shares, each at an exercise price of $39.50 per share, representing the fair market value of the company’s stock on the date of the annual meeting of shareholders. Pursuant to our company’s policy regarding newly elected directors, our chairman was granted an additional option to purchase 3,795 shares at an exercise price of $39.50 per share. Shareholders are being asked to ratify approval of the shares underlying these awards as part of the approval of the increase in shares available under the directors’ plan. None of these options has been exercised or will be exercised until shareholder approval is obtained. Commencing with the 2004 annual meeting of shareholders, the company’s policy will be to award non-employee directors RSUs rather than stock options as more specifically described below.

Non-discretionary Grants of RSUs

•	On the date that any non-employee director is first appointed or elected to the board, he or she will be granted RSUs representing the right to receive an aggregate of 2000 shares of Class A common stock on the date of termination of the recipient’s services as a director to the extent the RSUs have vested. RSUs are contractual rights to have issued to a non-employee director shares of Class A common stock on the date of termination of the recipient’s services as a director, provided that any vesting and other conditions attached to the award are satisfied. These initial RSUs will vest at a monthly rate of 1.667% over a period of five years after the grant date.

•	Subject to continuous service as a director, each non-employee director will be granted (1) for a non-employee director whose appointment or election to the board occurs other than on an annual meeting date, on the date of the first annual meeting of shareholders following his or her appointment or election to the board of directors, 2.74 RSUs for each day of continuous service provided since his or her initial election; and (2) for all non-employee directors, on the date of each annual meeting of shareholders, an additional 1,000 RSUs. Each such RSU will represent the right to receive one share of Class A common stock on the date of termination of the recipient’s services as a director to the extent the RSUs have vested. These annual RSUs will vest in equal monthly installments over a period of 12 months after the grant date.

Discretionary Grants

      Non-employee directors may, at the discretion of the board of directors or a committee to which the board of directors has delegated administration of the directors’ plan, be granted restricted shares, RSUs or options to purchase shares of Class A common stock in addition to the non-discretionary awards that may be made as described above. The board of directors or the committee will have full authority to determine, subject to the terms of the directors’ plan, which non-employee directors will receive discretionary awards, the time or times when such awards will be made and the number of shares subject to each award.

Restricted Shares and Restricted Share Units

      Restricted shares and RSUs will be subject to such restrictions as the board of directors or a committee delegated administration of the plan may impose (including, without limitation, any restriction on the right to vote a restricted share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the board of directors or the committee may deem appropriate.

      Any restricted share granted under the plan may be evidenced in such manner as the company’s board of directors or a committee delegated administration of the plan may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of restricted shares granted under the plan, such certificate will be registered in the name of the non-employee director and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted shares.

      Except as otherwise determined by the board of directors or a committee delegated administration of the plan, whether in an award agreement or otherwise, upon termination of a non-employee director’s service (as determined under criteria established by the board of directors) for any reason during the applicable vesting period, all restricted shares and all RSUs still, in either case, subject to a vesting restriction will be forfeited and reacquired by the company.

Option Provisions

      Each stock award granted as an option will contain the following terms and conditions in addition to any other pertinent restrictions as may be imposed by the board of directors or a committee delegated administration of the plan:

      Term of Options. Generally no option may have a term longer than 10 years from the grant date. If the optionee’s service as a non-employee director terminates, the option will terminate 180 days after the date of termination of such services. However, if termination of service is due to the optionee’s death or permanent disability, the option will terminate on the date that occurs 180 days after the optionee’s “period of service” as a director would have ended under the company’s written policy (in effect as of the date the option is granted) regarding tenure of the members of the board of directors had the director been able to complete the full period of service. An option may be exercised following termination of the optionee’s service as a non-employee director only as to that number of shares as to which it was exercisable on the date of termination of such services.

      Exercise Price. The exercise price of each option will be determined by the board of directors, but will not be less than 100% of the fair market value of a share of Class A common stock on the date the option is granted. Once fixed, the exercise price of an option may not be lowered during the term of the option.

      Payment of Exercise Price. Payment of the exercise price of each option is due in full in cash when exercised, except that if the number of shares being purchased upon an exercise is 100 or more shares, the optionee may elect to make payment of the exercise price under one (or a combination) of the following alternatives:

•	cash;

•	if the Class A common stock is publicly traded at the time of exercise, payment by delivery of shares of Class A common stock already owned by the optionee, held for the period required to avoid a charge to the company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Class A common stock shall be valued at fair market value (as determined in good faith by the board of directors) on the date preceding the date of exercise; or

•	if the Class A common stock is publicly traded at the time of exercise, payment by cashless exercise methods which are permitted by law, such as methods whereby a broker delivers the aggregate exercise price to the company and sells the shares to which the exercise relates or holds them as collateral for a margin loan to the optionee. The company will not loan an optionee the exercise price or otherwise finance the exercise price.

Tax Consequences

      Stock Options. Options granted under the directors’ plan are taxed as non-statutory options under federal income tax laws. Although the grant of a non-statutory stock option is generally not taxable to the optionee, upon exercise of the option the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price. The amount included in an individual’s income as a result of the exercise of a non-statutory option will be treated as the individual’s basis in the shares acquired, and any further gain or loss upon subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

      Restricted Stock and Restricted Stock Units. With respect to grants of restricted stock units, a participant will generally include as ordinary income the excess of the fair market value of the Class A common stock received over the applicable exercise price, if any, at the time the shares are delivered. With respect to grants of restricted stock, a participant will generally include as ordinary income the excess of the fair market value of the Class A common stock received over the applicable purchase price, if any, at the time that the stock becomes substantially vested. In either case, the company will be entitled to a corresponding tax deduction at the time the participant recognizes the ordinary income.

Transferability

      Except as may be allowed by the compensation committee in an award agreement, awards may not be transferred, except by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by such optionee.

Adjustments upon Changes in Stock

      If any change is made in the company’s capital stock, such as through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, change in corporate structure or otherwise, the plan and outstanding stock awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the plan and the class(es) and number of shares and price per share of stock subject to outstanding stock awards.

Amendment or Termination of the Plan

      The board of directors at any time, and from time to time, may amend, terminate or suspend the plan. To the extent necessary to comply with applicable laws (such as securities laws, the Internal Revenue Code, or rules of any applicable stock exchange or national market system), we will obtain shareholder approval of any plan amendment in such a manner and to such a degree as required.

      Rights and obligations under any stock award granted before any amendment or termination of the plan will not be impaired by the amendment or termination unless the holder of the award consents.

      Unless sooner terminated, the directors’ plan will terminate on February 25, 2013.

New Plan Benefits

      Currently, awards granted under the directors’ plan are granted automatically as described above. In addition, the equity plan allows for discretionary grants of awards to non-employee directors. Accordingly, future benefits under the directors’ plan are not determinable.

Recent Stock Price

      The closing price of the Class A common stock on October 22, 2004, as reported on The Nasdaq National Market, was $53.20 per share.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDED AND RESTATED DIRECTORS’ PLAN. IF THIS PROPOSAL IS NOT APPROVED, THEN THE PLAN WILL REMAIN IN EFFECT AS PREVIOUSLY ADOPTED AND AMENDED.

Required Vote

      Approval requires the affirmative vote of a majority of the votes present and entitled to vote.

Effect of Proposals Nos. 1-4 on the Directors’ Plan

      Following the merger, the directors’ plan will be assumed and continued by Mondavi Delaware, and each stock award issued pursuant to the directors’ plan will automatically be converted into a stock award of Mondavi Delaware, at the same price per share, upon the same terms, and subject to the same conditions.

PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN

(Proposal 9 on Proxy)

      Shareholders are asked to approve an amendment to the 1993 Equity Incentive Plan, referred to as the equity plan, which has been adopted by the board of directors, to prohibit pricing of options below fair market value on the date of grant, to prohibit repricing of outstanding options and to prohibit extending loans to employees to assist them in exercising options under the equity plan. This amendment is responsive to concerns informally brought to the company’s attention by various shareholders prior to last year’s shareholder meeting. In response to such concerns, the board committed at last year’s shareholder meeting to voluntarily institute these restrictions immediately and to submit the revised plan for shareholder approval at this year’s shareholder meeting. A copy of the equity plan with the proposed amendment is attached to this proxy statement/ prospectus as Annex I. The summary below is qualified by reference to the plan.

Purpose

      The purpose of the equity plan is to attract and retain highly qualified individuals for positions of substantial responsibility by giving them the opportunity to acquire an equity interest in the company, to provide them with additional incentives aligned with the interests of shareholders and thereby to promote the success of the company.

Shares Available under Equity Plan

      As of June 30, 2004, 4,085,294 shares of Class A common stock have been reserved for issuance under the equity plan, of which 945,284 remain available for future awards. As of June 30, 2004, there were outstanding options to purchase an aggregate of 1,619,236 shares under the equity plan. The equity plan will expire February 25, 2013, unless it is terminated earlier by action of the board of directors.

Administration of and Eligibility for Equity Plan

      The equity plan is administered by the compensation committee of the board of directors. It provides that options, restricted stock units, or RSUs, stock appreciation rights, performance grants and other forms of stock-based awards may be granted to key employees (including officers and directors who are also employees) and consultants to the company or any parent or subsidiary. Incentive stock options may only be granted to employees. The compensation committee selects qualified participants and determines the amount of the award and pertinent terms and restrictions applicable to each participant. In making such determination, the committee takes into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the company and other relevant factors.

Terms of Options Under Equity Plan

      Options granted under the equity plan are evidenced by a written option agreement between the company and the optionee. The compensation committee may determine the specific terms of each option agreement within the limits set forth in the equity plan. Options are designated at the time of grant as incentive stock options or non-statutory options. Options granted by the company are typically subject to the following terms and conditions:

      Vesting and Term of the Options. In the past, options granted under the plan typically vested monthly over five years. The company’s current practice is to grant options that vest monthly over four years. Options generally terminate ten years after the date of the grant.

      Payment of Exercise Price. Payment for shares issued upon exercise of an option may be by cash, or, in the discretion of the compensation committee, by (i) delivery to the company of other Class A common stock, (ii) a deferred payment plan with interest payable at least annually, (iii) various cashless exercise methods, or (iv) any other form of legal consideration that is acceptable to the compensation committee. Options expire ten years after the date of grant. The equity plan no longer allows for loans from the company for optionees to pay the exercise price.

      Exercise Price. The equity plan has been amended to provide that the exercise price of any stock option granted under the equity plan must be at least 100% of the fair market value per share at the time of grant. The equity plan has also been amended to prohibit repricing of options, including through substitution of lower-priced options.

      Termination of Employment. If an optionee’s employment or consulting relationship with the company is terminated, options which have vested must generally be exercised within six months after termination. In case of an optionee’s death, disability or retirement, the compensation committee, in its discretion, may extend the option exercise period.

      Transferability. Except as may be allowed by the compensation committee in an option agreement, options may not be transferred except by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by that optionee.

Stock Appreciation Rights

      A stock appreciation right or SAR is a right to receive a payment, in cash, shares of stock or a combination of cash and stock, equal to the excess of the market price at time of exercise of a specified number of shares over the exercise price of the SAR. The equity plan authorizes the compensation committee to grant SARs either separately or in tandem with options.

Performance Grants

      A performance grant is a grant of shares of stock or of the right to receive shares of stock (or their cash equivalent or a combination of both) in the future subject to the attainment of specified performance goals. The equity plan authorizes the compensation committee to set the terms of each performance grant, including the performance goals on whose attainment the value of the grant is conditioned. Performance goals may include, among other things, return on assets, operating ratios, cash flow, shareholder return, revenue growth, net income, earnings per share, debt reduction, return on investment, revenue and attainment of budgets. The earned portion of a performance grant may be paid out in restricted or non-restricted shares, cash or a combination of shares and cash in the discretion of the compensation committee.

Stock Bonuses and Restricted Stock

      The equity plan authorizes the compensation committee to award shares as a stock bonus, as restricted stock or as restricted stock units, as well as to make shares available to a participant for purchase, subject to vesting requirements or other restrictions as the compensation committee may impose. Stock may be awarded or sold in consideration of past services rendered to the company. Awards may provide that shares will be issued at the time of award, subject to forfeiture if the restrictions are not satisfied, or that shares will be issued only upon fulfillment or expiration of the restrictions. The company uses RSUs as a long-term incentive and retention device for management and a limited number of key employees and are generally granted subject to vesting conditions based on continued employment and attainment of predetermined financial goals.

Amendment and Termination of the Plan

      The board of directors may amend or terminate the equity plan, except that such termination may not affect options previously granted nor may any amendment make any change in an option previously granted, which adversely affects the rights of any participant. No amendment may be made to the equity plan without prior approval of the shareholders to the extent necessary to comply with tax and regulatory requirements.

Tax Consequences of Awards

      Incentive Stock Options. If an option granted under the equity plan is treated as an incentive stock options, which we refer to as an ISO, under the Internal Revenue Code, the optionee will recognize no income upon grant of the option, and will recognize no income upon exercise of the option unless the alternative minimum tax rules apply. See “Alternative Minimum Tax” below. The company will not be entitled to a deduction either at the time of the option grant or upon exercise of the option. Upon the sale of the shares at least two years after the grant of an ISO and one year after exercise of an ISO, any gain will be taxed to the optionee as either mid-term or long-term capital gain. If these holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the company will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

      Non-statutory Options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The company will be entitled to a tax deduction in the amount and generally at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a non-statutory option. Upon a resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares on the date of exercise of the non-statutory option will be treated as capital gain or loss.

      Alternative Minimum Tax. The exercise of an ISO may subject the optionee to the alternative minimum tax under Section 55 of the Internal Revenue Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to a non-statutory option.

      Other Stock-Based Awards. A participant granted a stock appreciation right or SAR will have no taxable income upon the grant, but will recognize taxable income upon the exercise of the SAR measured by the difference between the market value of the underlying Class A common stock at exercise and the exercise price. The company will be entitled to a corresponding tax deduction at that time. With respect to performance grants, stock bonuses and restricted stock, a participant will generally include as ordinary income the excess of the fair market value of the Class A common stock received over any applicable exercise price at the time that the stock becomes substantially vested. The company will be entitled to a corresponding tax deduction at that time.

      Provisions Relating to Section 162(m) of the Internal Revenue Code. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. It is possible that compensation attributable to awards under the equity plan, when combined with all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs having an exercise price not less than the fair market value of the company’s Class A common stock on the grant date should qualify as performance-based compensation under the equity plan. RSUs may or may not qualify, depending on the vesting criteria for specific awards.

New Plan Benefits

      Participation in the equity plan is determined on an individual basis by the compensation committee from time to time. Accordingly, future benefits under the equity plan are not determinable. Option grants to each of our named executive officers for fiscal year 2004 are set forth below under “Executive Compensation — Option Grants”. For fiscal year 2004, executive officers as a group acquired options to purchase 117,500 shares, and non-executive employees as a group acquired options to purchase 66,831 shares. Non-employee directors are not eligible to receive awards under the equity plan.

Recent Stock Price

      The closing price of the Class A common stock on October 22, 2004, as reported on The Nasdaq National Market, was $53.20 per share.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE EQUITY PLAN. IF THIS PROPOSAL IS NOT APPROVED, THEN THE EQUITY PLAN WILL REMAIN IN EFFECT AS PREVIOUSLY ADOPTED AND AMENDED.

Required Vote

      Approval requires the affirmative vote of a majority of the votes present and entitled to vote.

Effect of Proposals Nos. 1-4 on the Equity Plan

      Following the merger, the equity plan will be assumed and continued by Mondavi Delaware, and each stock award issued pursuant to the equity plan will automatically be converted into a stock award of Mondavi Delaware, at the same price per share, upon the same terms, and subject to the same conditions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      All members of the compensation committee during fiscal year 2004 were independent directors, and none of them were employees or former employees. During fiscal year 2004, none of the company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the company’s compensation committee or board of directors.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation received for services rendered to the company in all capacities during the fiscal years ended June 30, 2004, 2003 and 2002, respectively, by (i) the company’s chief executive officer and (ii) the company’s four other most highly compensated executive officers:

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation
						# Securities	Payouts Long-
Name and Principal	Fiscal			Other Annual		Underlying	Term Incentive	All Other
Position(1)	Year	Salary	Bonus	Compensation(2)		Options	Plan(3)	Compensation(4)

Robert G. Mondavi	2004	$450,000	$—	$—	(5)	—	$—	$—
Chairman Emeritus	2003	450,000	—	—	(5)	—	—	—
	2002	450,000	—	—	(5)	—	—	—
R. Michael Mondavi	2004	604,656	50,000	—	(5)	25,000	—	42,326
Chairman of the	2003	602,376	—	109,224	(6)	25,000	—	42,166
Board(7)	2002	588,415	—	108,741	(6)	15,000	—	41,189
Timothy J. Mondavi	2004	477,360	50,000	69,396	(9)	12,000	—	33,415
Vice Chairman(8)	2003	475,560	—	69,396	(9)	15,000	—	33,289
	2002	464,539	—	69,396	(9)	15,000	—	32,518
Gregory M. Evans	2004	562,384	156,000	—	(5)	28,800	—	39,367
President and Chief	2003	528,400	—	—	(5)	30,000	—	36,988
Executive Officer	2002	520,154	—	—	(5)	25,000	—	36,411
Henry J. Salvo, Jr.	2004	368,323	71,000	42,586	(10)	11,200	—	25,783
Exec VP/CFO	2003	355,735	—	42,166	(10)	14,000	—	24,901
	2002	344,295	—	41,746	(10)	18,000	—	24,101

(1)	Does not include Ted W. Hall, the company’s Chairman of the Board, who is not an employee or executive officer of the company. Information relating to Mr. Hall’s compensation is provided under “2004 Annual Meeting of Shareholders — Matters to be Voted On — Election of Directors — Board Compensation.”

(2)	Includes perquisites, none of which individually exceeded 25% of total perquisites for the named executive officer, except as noted.

(3)	The company has a deferred executive incentive compensation plan in which certain key officers participate. In February 1993, the board of directors determined that no future units would be awarded under the plan. However, the plan remains in place with regard to existing units. No distributions from the plan were made to the named executive officers in fiscal years 2004, 2003 or 2002.

(4)	Includes the company’s contribution on behalf of the executive officers named above to the company’s defined contribution retirement plan and supplemental executive retirement plan. Retirement plan contributions in fiscal year 2004 were $42,326 for R. Michael Mondavi; $33,415 for Timothy J. Mondavi; $39,367 for Gregory M. Evans; and $25,783 for Henry J. Salvo, Jr.

(5)	Individual perquisites do not exceed the lesser of $50,000 or 10% of salary and bonus.

(6)	Includes $94,500 in cash payments to purchase life insurance benefits.

(7)	R. Michael Mondavi was the company’s Chairman of the Board until January 9, 2004, and a Vice Chairman until he resigned as Vice Chairman effective as of September 14, 2004. R. Michael Mondavi also resigned as an officer and employee of the company on September 14, 2004, effective as of September 30, 2004, and as a director effective as of October 4, 2004.

(8)	Timothy J. Mondavi departed as an officer, Vice Chairman, Winegrower and employee of the company on October 6, 2004, effective as of September 30, 2004.

(9)	Includes $55,995 in life insurance benefits.

(10)	Includes $28,080 in life insurance benefits and $12,700 in automobile allowance.

Option Grants

      The following table sets forth information with respect to options granted to the named executive officers during the 2004 fiscal year. The options were granted at an exercise price equal to 100% of the fair market value of the Class A common stock at the date of grant and they vest at the rate of  1/48 per month over 48 months. The options expire ten years after the date of grant, or, if earlier, 180 days after termination of employment:

Option Grants in Last Fiscal Year(1)

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
		Percent of Total			of Stock Price
	Number of	Options			Appreciation for Option
	Securities	Granted to	Exercise or		Term(2)
	Underlying	Employees in	Base Price	Expiration
Name	Options Granted	Fiscal Year	($/sh)	Date	5%	10%

Robert G. Mondavi	—	—	—	—	$—	$—
R. Michael Mondavi	21,000	9.6	$27.50	8/29/13	363,187	920,386
R. Michael Mondavi	4,000	1.8	$36.84	2/12/14	92,674	234,854
Timothy J. Mondavi	12,000	5.4	$36.84	2/12/14	278,022	704,562
Gregory M. Evans	28,800	13.1	$27.50	8/29/13	498,085	1,262,244
Henry J. Salvo, Jr.	11,200	5.1	$27.50	8/29/13	193,700	490,873

(1)	All options in this table relate to shares of Class A common stock.

(2)	Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term (ten years). These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the company’s future financial performance, overall market conditions and the optionee’s continued employment during the prescribed vesting period.

Option Exercises and Year-end Value of Unexercised Options

      The following table sets forth information regarding each exercise of stock options during the 2004 fiscal year by a named executive officer and the number and value of unexercised stock options held by the named executive officers at June 30, 2004:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert G. Mondavi	—	$—	—	—	$—	$—
R. Michael Mondavi	—	—	315,691	56,114	2,023,600	281,320
Timothy J. Mondavi	—	—	173,304	34,090	1,233,301	86,850
Gregory M. Evans	25,000	678,125	170,065	64,097	1,097,529	375,583
Henry J. Salvo, Jr.	—	—	43,783	34,917	186,705	199,839

(1)	All options in this table relate to shares of Class A common stock.

(2)	Represents the fair value of the underlying securities at fiscal year-end ($37.02 per share based on the Nasdaq closing price) minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information with respect to the company’s compensation plans under which stock options may be granted as of June 30, 2004. The equity compensation plans approved by shareholders include the equity plan and the directors’ plan.

	Number of Securities to be	Weighted Average	Number of Securities Remaining
	Issued upon Exercise of	Exercise Price of	Available for Future Issuance
Plan Category	Outstanding Options	Outstanding Options	Under Equity Compensation Plan

Equity compensation plans approved by shareholders	1,719,495	$33.32	931,804
Equity compensation plans not approved by shareholders	—	—	—
Total	1,719,495	$33.32	931,804

REPORT OF THE COMPENSATION COMMITTEE

General

      The compensation committee of the board of directors administers the company’s executive compensation program. The compensation committee is composed entirely of directors who are not employees of the company, and who are independent under applicable NASD rules.

      The objective of the company’s executive compensation program is to develop and maintain executive reward programs which (1) contribute to the enhancement of shareholder value, (2) are competitive with the pay practices of other industry-leading companies and (3) attract, motivate and retain key executives who are critical to the company’s long-term success. As discussed in detail below, the company’s executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, stock option grants and restricted stock. These elements are designed to operate on an integrated basis and together comprise total compensation value.

      The compensation committee reviews executive compensation in light of the company’s performance during the fiscal year and compensation data at companies that are considered comparable. In reviewing the company’s performance during fiscal 2004, the compensation committee considered a variety of factors. The company and the premium wine industry continued to feel the effects of the recession and a worldwide oversupply of wine. To improve the company’s position in this fiercely competitive market, during 2004 the company began implementing a number of significant changes to its business. Management realized meaningful operating efficiencies, sold non-strategic assets and improved returns and the company’s cash flow. Net revenue increased by 3.4% in fiscal 2004 over fiscal 2003 to $468.0 million. Net income grew to $25.6 million in fiscal 2004 from $16.7 million in fiscal 2003. In reviewing the company’s performance, the compensation committee considered these factors as a whole without assigning specific weights to particular factors.

Base Salary

      Base salary levels for the company’s executives are determined by the compensation committee based on factors such as individual performance (e.g. leadership, level of responsibility, management skills and industry activities), the company’s performance (as discussed above) and competitive pay practices. The base salary level for Mr. Robert Mondavi is established by his employment agreement described below.

      Base compensation for Mr. Evans, the President and Chief Executive Officer, was reviewed by the compensation committee in the context of compensation packages awarded to senior executive officers at comparable companies selected by an outside compensation consultant. The companies included in the comparison are selected beverage companies and other producers of luxury brand consumer goods. The companies are not identical to the companies included in the peer group index in the performance graph included elsewhere herein. The compensation committee believes that the company’s most direct competitors for executive talent in the San Francisco Bay Area are not necessarily the same companies to which we would be compared for stock performance purposes. The company’s chief executive officer’s base salary was reviewed against the 50th percentile of the comparative data. In addition, the company’s chief executive officer has a target level of stock ownership equal to two times annual salary.

Annual Cash Incentives

      The annual cash incentive is designed to provide a short-term (one-year) incentive to executives, is based on the company’s meeting certain predetermined financial and operating goals, and is allocated among the executives based on the committee’s assessment of the performance of each executive, following consultation with the company’s chief executive officer. In addition, cash incentive compensation may be granted by the committee to certain executives based on their performance of individual goals established in advance by the committee. These individual goals emphasize objective, quantifiable measurements, but also may include subjective factors, such as leadership and management skills. Cash bonuses in the amounts indicated were paid to the executive officers named under “Executive Compensation Summary Compensation Table” for fiscal 2004.

Stock Options

      Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Class A common stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The compensation committee believes that stock options, which provide value to participants only when the company’s shareholders benefit from stock price appreciation, are an important component of the company’s executive compensation program. Options typically vest over four years.

Restricted Stock

      Beginning with fiscal 2004, the compensation committee began to use relatively fewer stock option awards and relatively more restricted shares as a stock-based incentive for management. The compensation committee uses restricted shares as a stock-based incentive and retention tool for management. Restricted shares either “cliff vest” based on length of service or are awarded subject to vesting conditions requiring the attainment of defined improvements in EBIT (earnings before interest and taxes) and EP (economic profit), or EBIAT (earnings before interest after taxes) divided by capital employed, less cost of capital times capital employed). Restricted shares are seen as a way to align the longer term interests of management and shareholders, with less regard for short term stock price movements than may be associated with stock options. In general, restricted shares result in less dilution to other shareholders than the equivalent dollar value of stock options.

      The compensation committee has established a target level of ownership of the Class A common stock by the company’s executives equal to at least 25% of any restricted shares which vest (other than with respect to the company’s chief executive officer whose target level of stock ownership is described above).

IRC Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. Certain types of compensation, however, including “performance-based compensation,” are disregarded for purposes of the deduction limitation. Awards of options under the equity plan are intended by the compensation committee to qualify for the exclusion for performance-based compensation. Some RSUs may not qualify for the exclusion, but in the view of the committee any non-deductible amounts as may be associated with awards of RSUs to employees covered by Section 162(m) should not be material.

      The foregoing report is given by the members of the compensation committee, namely:

Anthony Greener
John M. Thompson

STOCK PRICE PERFORMANCE GRAPH

      The line graph below compares the cumulative total return to holders of Class A common stock in the period from June 30, 1999 to June 30, 2004, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of beverage alcohol companies whose returns have been weighted based on market capitalization as of June 30, 2004. The peer group index includes Chalone Wine Group, Ltd., Constellation Brands, Inc., Brown-Forman Corporation, Diageo PLC, Allied Domecq PLC, Pernod-Ricard SA, Viña Concha y Toro SA and Foster’s Group Ltd. The graph assumes an investment of $100.00 on June 30, 1999 in Class A common stock and in the comparison indices. “Total return,” for purposes of the graph, assumes reinvestment of all dividends.

	The Robert Mondavi Corp.	NASDAQ US	Peer Group

1999	100	100	100
2000	84.36	147.96	87.1
2001	111.45	80.83	102.91
2002	94.11	54.92	117.77
2003	68.8	61.21	107.35
2004	101.79	77.6	141.31

      The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees

      PricewaterhouseCoopers LLP billed the company an aggregate of $305,000 and $281,000 in the fiscal years ended June 30, 2004 and 2003, respectively, for the audit of the company’s annual financial statements and its reviews of the financial statements included in the company’s quarterly reports on Form 10-Q for those fiscal years.

Audit-Related Fees

      PricewaterhouseCoopers LLP billed the company an aggregate of $34,000 and $43,000 in the fiscal years ended June 30, 2004 and 2003, respectively, for assurance and related services by PricewaterhouseCoopers LLP related to its performance of the audit or review of the company’s financial statements, which are not included in the audit fees reported immediately above. Those related services include review of the company’s responses to a comment letter from the SEC and review of a financing transaction. In addition, fees of $439,000 were billed to the company for services other than the preceding for the fiscal year ended June 30, 2004 related to costs associated with complying with the Sarbanes Oxley Act of 2002 during fiscal year 2004.

Tax Fees

      PricewaterhouseCoopers LLP billed the company an aggregate of $56,000 and $125,000 in the fiscal years ended June 30, 2004 and 2003, respectively, for its professional services for tax compliance, tax advice, and tax planning.

All Other Fees

      No other fees were billed to the company for services other than the preceding for the fiscal year ended June 30, 2004.

Auditor Independence

      The audit committee has determined that PricewaterhouseCoopers LLP’s provision of the services described above is compatible with maintaining its independence. Under its charter, the audit committee must pre-approve all audit and non-audit services to be performed by the company’s principal auditor.

REPORT OF THE AUDIT COMMITTEE

      The audit committee has reviewed and discussed with management the company’s audited financial statements for its fiscal year ended June 30, 2004. The committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU 380). The committee has reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed their independence with the independent auditors.

      Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the SEC.

      The foregoing report is given by members of the audit committee, namely: Philip Greer, Adrian Bellamy and John M. Thompson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

      In February 1993, Robert Mondavi entered into an agreement with the company which replaced his personal services agreement executed in 1979. The current agreement provides for a fixed annual salary of up to $500,000. For fiscal year 2004, Mr. Mondavi received a salary of $450,000.

      Gregory M. Evans and Henry J. Salvo have entered into employment agreements dated as of July 1, 2001 which provide for base salary, incentive compensation and other benefits and perquisites.

      The company’s Chairman, Ted W. Hall, is compensated in accordance with the terms of a written agreement dated January 8, 2004. The agreement provides for a monthly retainer fee in the amount of $50,000 plus an annual guaranteed bonus of $400,000. The agreement also provides for such other cash or stock incentives as the board of directors, acting upon recommendation of the compensation committee, may deem appropriate. The agreement also provided for a one-time payment of $750,000 upon Mr. Hall’s signing of the agreement. See “2004 Annual Meeting of Shareholders — Proposals to be Voted On — Election of Directors — Board Compensation.”

      R. Michael Mondavi, a Vice Chairman of the Board and a director of the company, resigned as Vice Chairman effective as of September 14, 2004, resigned as an officer and employee of the company on September 14, 2004, effective as of September 30, 2004, and resigned as a director effective as of October 4, 2004. The company will continue to pay R. Michael Mondavi his current compensation through his departure date in accordance with the company’s established compensation arrangements, including the payment of up to a $70,000 fiscal year 2004 life insurance payment on his behalf (grossed up by 35% for taxes, which leads to a total payment of $94,500) and a $50,000 fiscal year 2004 cash bonus, and the vesting of 3,450 restricted stock units as a participant in the company’s fiscal year 2004 management incentive compensation plan.

      On September 14, 2004, the company entered into a termination of employment agreement with R. Michael Mondavi which provides certain severance benefits to him in connection with his separation as an officer and employee. Pursuant to this agreement, the company has agreed to make a severance payment of $1.5 million to R. Michael Mondavi over 30 months commencing on October 28, 2004 and to continue his participation in the company’s health insurance plan for 30 months subsequent to termination at the same cost to him as he paid before termination, taking into account his responsibility for the employee premium. R. Michael Mondavi will be permitted to exercise any vested options or other stock-based awards for a period ending the later of two years after his departure date and the time provided in the applicable stock plan. In addition, R. Michael Mondavi will be permitted to select up to 50 cases of wine, limited to 10 cases per vintage, from the company’s library of wines made by Robert Mondavi Winery for his private collection, subject to his adherence to his termination of employment agreement.

      Timothy J. Mondavi, a director of the company, departed as an officer, Vice Chairman, Winegrower and employee of the company on October 6, 2004, effective as of September 30, 2004. Timothy J. Mondavi will remain a director subject to normal nominating and election procedures of the board of directors and will be eligible as a non-employee director for compensation for his board service in keeping with the existing plan approved by the board of directors. The company has paid Timothy J. Mondavi his fiscal year 2004 salary to his departure date in accordance with the company’s established compensation arrangements, including the payment of his fiscal year 2004 salary of $477,360, a $41,478 fiscal year 2004 life insurance payment on Timothy J. Mondavi’s behalf (grossed up by 35% for taxes, resulting in a total payment of $55,995) and a $50,000 fiscal year 2004 cash bonus, and the vesting of 1,035 restricted stock units (valued at approximately $36,300) as a participant in the company’s fiscal year 2004 management incentive compensation plan.

      On October 15, 2004, the company entered into a termination of employment agreement with Timothy J. Mondavi which provides certain severance benefits to him in connection with his separation as an officer and employee. Pursuant to this agreement, the company has agreed to make a departure payment of $1,193,400 to Timothy J. Mondavi or his estate over 30 months commencing on October 28, 2004, subject to his adherence to the termination of employment agreement, and to pay the employer premium, assuming Timothy J. Mondavi pays the employee premium, to continue his group health insurance coverage for the maximum 18 months allowable under the company’s health insurance plan and to pay the same employer premium directly to him for an additional 12 months. Timothy J. Mondavi’s options granted during his employment will vest to and including September 30, 2004. No additional options will vest during the term of his personal services agreement described below. Timothy J. Mondavi may exercise any vested options for a period of 18 months after his September 30, 2004 departure. In addition, Timothy J. Mondavi will be permitted to select up to 50 cases of wine, limited to 10 cases per vintage, from the company’s library of wines made by the Robert Mondavi Winery and the company’s joint venture partners for his private collection, subject to his adherence to his termination of employment agreement.

      In consideration of these payments, Timothy J. Mondavi provided the company a general release of all claims he may have against it relating to employment termination, employment discrimination or any other employment or employee benefit rights. In addition, Timothy J. Mondavi agreed during the term of his personal services agreement not to solicit for employment any employee of the company without the prior notice and approval, not to be unreasonably withheld, of the company’s chief executive officer.

      The company also entered into a personal services agreement with Timothy J. Mondavi which provides that he provide personal services to the company as a consulting winegrower for the Robert Mondavi Winery, effective October 1, 2004 for a term of one year. Under this agreement, Timothy J. Mondavi will be compensated at the rate of $2,400 per day for a minimum of 50 days and a maximum of 75 days. The minimum payment under the agreement will be $120,000 and the maximum payment under this agreement will be $180,000. Payments will be made at the rate of at least $30,000 per fiscal quarter. The personal services can be terminated at will by either party upon 30 days notice.

Certain Transactions

      Frank E. Farella is a partner in the law firm of Farella, Braun & Martel which provides certain legal services to the company and to Robert G. Mondavi. Mr. Farella also serves as the personal attorney for Robert G. Mondavi, including with respect to the proposed recapitalization. Pursuant to a written agreement, we also buy wine grapes at fair market value from Farella-Park Vineyards, a Napa Valley vineyard owner, in which Mr. Farella holds an interest. The company paid Farella-Park Vineyards $85,000 for grapes during the fiscal year ended June 30, 2004.

      In September 2003, the company, in an effort to reduce its assets held for business meetings and entertainment, sold to R. Michael Mondavi a guest house on approximately 2.70 acres of land. The guest house is located near other Mondavi residences and has limited access from public roadways. Three independent MAI appraisals of the property were obtained. They averaged $2.0 million. The sale price was $2.1 million, less adjustments for needed repairs in the agreed amount of $100,000, for the net sum of $2.0 million paid in cash to the company at closing.

      In November 1998, R. Michael Mondavi bought approximately 18 plantable acres of land in Napa Valley from an unaffiliated third party. He has hired Robert Mondavi Winery to develop and farm the land as vineyards, for which he pays the winery a market-rate fee equal to $1,150 per plantable acre plus its costs of farm labor, materials and equipment. From time to time, R. Michael Mondavi may sell grapes from the vineyard to the company at prevailing market prices.

      It is the company’s current policy that all transactions we enter into with the company’s officers, directors, 5% shareholders and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are on terms no less favorable to the company than could be obtained from unaffiliated parties and are reasonably expected to benefit the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table and the footnotes thereto set forth certain information as of October 1, 2004 with respect to the beneficial ownership of the outstanding shares of Class A common stock and Class B common stock by (1) all persons (including any group) known by the company to own more than five percent of either class of the company’s common stock, (2) each director and director nominee and the executive officers named above under “Executive Compensation — Summary Compensation Table”, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Class A Common Stock					Class B Common Stock(1)

	Outstanding		Shares that May be Acquired
	Shares		within 60 days by Exercise of		Percent	Shares		Percent
	Beneficially		Options or Conversion of		of	Beneficially		of
Beneficial Owner	Owned		Class B Shares		Class(2)	Owned		Class

Robert G. Mondavi	45,099		1,074,524	(3)	9.5	1,074,524		18.6
R. Michael Mondavi	82,300	(4)	1,451,054	(5)	12.5	1,128,787	(9)	19.6
Timothy J. Mondavi	1,500	(6)	892,988	(7)	7.7	715,983	(10)	12.4
Marcia Mondavi Borger	—		1,623,850	(8)	13.2	1,605,517	(11)	27.8
Dorothy R. Mondavi	40,620		181,145	(3)	2.0	181,145		3.1
Shapiro Capital Management Co., Inc.	1,244,101	(12)	—		11.6	—		—
3060 Peachtree Road, NW Suite 1555, Atlanta, GA 30305-2240
Waddell & Reed Investment	1,138,488	(12)	—		10.6	—		—
6300 Lamar Ave., Overland Park, KS 66202
M&G Investment Management, LTD	907,004	(12)	—		8.5	—		—
Laurence Poutney Hill Great Tower St., London, EC4R OHH UK
Dimensional Fund Advisors	690,593	(12)	—		6.5	—		—
1299 Ocean Ave. 11th Fl., Santa Monica, CA 90401
UBS Financial Services	685,689	(12)	—		6.4	—		—
677 Washington Blvd., Stamford, CT 06901
Gregory M. Evans	34,663		180,612	(13)	2.0	—		—
Henry J. Salvo, Jr.	3,400		50,658	(13)	*	—		—
Ted W. Hall	1,400		2,529	(13)	*	—		—
Frank E. Farella	2,500		18,333	(13)	*	—		—
Philip Greer	15,300	(14)	31,333	(13)	*	—		—
Anthony Greener	1,000		21,116	(13)	*	—		—
John M. Thompson	5,000		5,908	(13)	*	—		—
Adrian Bellamy	—		5,753	(13)	*	—		—
All executive officers and directors as a group (19 persons)(15)	243,052		5,321,708	(16)	36.1	4,705,956	(17)	81.5

*	Less than 1%

(1)	214,209 shares of Class B common stock held by Robert Mondavi Properties, Inc., a wholly-owned subsidiary of the company, are not considered outstanding for purposes of these calculations.

(2)	Under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a holder of Class B common stock is deemed to own beneficially the same number of shares of Class A common stock since the holder has the right, subject to the terms of the stock buy-sell agreement among the company and the holders of the outstanding shares of Class B common stock, to convert his or her Class B common stock to Class A common stock. Pursuant to the same rule, for purposes of calculating the percentage of the outstanding shares of Class A common stock owned by each named shareholder, the shares of Class A common stock which a holder of Class B common stock may acquire by conversion are considered outstanding only with respect to that holder. As a result, the stated percentages of ownership of the Class A common stock do not reflect the beneficial ownership of the Class A common stock which is actually outstanding as of October 1, 2004.

(3)	Represents 1,074,524 shares of Class A common stock which the holder has the right to acquire upon conversion of Class B common stock. In addition, solely as a result of the voting agreement and pursuant to Rule 13d-5 of the Securities Exchange Act of 1934, Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger are members of a “group,” as disclosed on Schedule 13D filed August 30, 2004 and amended by the Schedule 13D/A filed on September 17, 2004. According to the 13D, by reason of the voting agreement each member of the group may be deemed (a) to be the beneficial owner of 5,171,315 shares of Class A common stock, representing approximately 33% of the class, based on the number of shares of Class B common stock that may be converted to shares of Class A common stock and the number of shares of Class A common stock that may be issued pursuant to other securities exercisable for shares of Class A common stock held by members of the group and (b) to have shared voting power with respect to such shares. Also by reason of the voting agreement, each member of the group is deemed to be the beneficial owner of 4,524,811 shares of Class B common stock representing approximately 76% of the class.

(4)	Includes 5,000 shares of restricted stock, of which 3,450 have vested or will vest within the next 60 days.

(5)	Includes 1,128,787 shares of Class A common stock which the holder has the right to acquire upon conversion of Class B common stock and 322,267 shares of Class A common stock issuable pursuant to options exercisable within 60 days of October 1, 2004. Excludes 60,000 shares of Class B common stock held by irrevocable trusts for the benefit of R. Michael Mondavi’s children and 364,742 shares of Class B common stock owned by or in trust for Isabel Mondavi, R. Michael Mondavi’s wife. R. Michael Mondavi disclaims beneficial ownership of such shares. Also excludes options that did not vest prior to September 30, 2004, the effective date of R. Michael Mondavi’s resignation as an officer and employee of the company. Includes 678,045 shares of Class B common stock held in a trust of which R. Michael Mondavi and his wife are co-trustees and over which each has voting and investment power and 25,000 shares of Class B common stock held in an irrevocable trust for the benefit of his children of which he is trustee. In addition, solely as a result of the voting agreement and pursuant to Rule 13d-5 of the Securities Exchange Act of 1934, Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger are members of a “group,” as disclosed on Schedule 13D filed August 30, 2004 and amended by the Schedule 13D/A filed on September 17, 2004. According to the 13D, by reason of the voting agreement each member of the group may be deemed (a) to be the beneficial owner of 5,171,315 shares of Class A common stock, representing approximately 33% of the class, based on the number of shares of Class B common stock that may be converted to shares of Class A common stock and the number of shares of Class A common stock that may be issued pursuant to other securities exercisable for shares of Class A common stock held by members of the group and (b) to have shared voting power with respect to such shares. Also by reason of the voting agreement, each member of the group is deemed to be the beneficial owner of 4,524,811 shares of Class B common stock representing approximately 76% of the class.

(6)	Represents 1,500 shares of restricted stock, of which 1,035 have vested or will vest within the next 60 days.

(7)	Includes 715,983 shares of Class A common stock which the holder has the right to acquire upon conversion of Class B common stock and 177,005 shares of Class A common stock issuable pursuant to options exercisable within 60 days of October 1, 2004. Excludes 338,058 shares of Class B common stock held by irrevocable trusts for the benefit of Timothy J. Mondavi’s children and of which Timothy J. Mondavi disclaims beneficial ownership. Also excludes options that did not vest prior to September 30, 2004, the effective date of Timothy J. Mondavi’s resignation as an officer and employee of the company. In addition, as a result of the voting agreement and pursuant to Rule 13d-5 of the Securities Exchange Act of 1934, Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger are members of a “group,” as disclosed on Schedule 13D filed August 30, 2004 and amended by the Schedule 13D/A filed on September 17, 2004. According to the 13D, by reason of the voting agreement each member of the group may be deemed (a) to be the beneficial owner of 5,171,315 shares of Class A common stock, representing approximately 33% of the class, based on the number of shares of Class B common stock that may be converted to shares of Class A common stock and the number of shares of Class A common stock that may be issued pursuant to other securities exercisable for shares of Class A common stock held by members of the group and (b) to have shared voting power with respect to such shares. Also by reason of the voting agreement, each member of the group is deemed to be the beneficial owner of 4,524,811 shares of Class B common stock representing approximately 76% of the class, and to have shared voting power with respect to such shares.

(8)	Represents 1,605,517 shares of Class A common stock which the holder has the right to acquire upon conversion of Class B common stock and 18,333 shares of Class A common stock issuable pursuant to options exercisable within 60 days of October 1, 2004. Excludes 180,314 shares of Class B common stock held by irrevocable trusts for the benefit of Ms. Borger’s children. Ms. Borger is not the trustee of such trusts and has neither voting nor dispositive power with respect to such shares. Also excludes 117,135 shares of Class B common stock held in trusts for the benefit of Timothy Mondavi’s children. In addition, as a result of the voting agreement and pursuant to Rule 13d-5 of the Securities Exchange Act of 1934, Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger are members of a “group,” as disclosed on Schedule 13D filed August 30, 2004 and amended by the Schedule 13D/A filed on September 17, 2004. According to the 13D, by reason of the voting agreement, each member of the group may be deemed (a) to be the beneficial owner of 5,171,315 shares of Class A common stock, representing approximately 33% of the Class, based on the number of shares of Class B common stock that may be converted to shares of Class A common stock and the number of shares of Class A common stock that may be issued pursuant to other securities exercisable for shares of Class A common stock and (b) to have shared voting power with respect to such shares. Also by reason of the voting agreement each member of the group is deemed to be the beneficial owner of 4,524,811 shares of Class B common stock representing approximately 76% of the class, and to have shared voting power with respect to such shares.

(9)	Excludes 60,000 shares of Class B common stock held by irrevocable trusts for the benefit of R. Michael Mondavi’s children and 364,742 shares of Class B common stock owned by or in trust for Isabel Mondavi, R. Michael Mondavi’s wife. R. Michael Mondavi disclaims beneficial ownership in such shares. Includes 678,045 shares of Class B common stock held in a trust of which R. Michael Mondavi and his wife are co-trustees and over which each has voting and investment power and 25,000 shares of Class B common stock held in irrevocable trust for the benefit of his children of which he is trustee.

(10)	Excludes 338,058 shares of Class B common stock held by irrevocable trusts for the benefit of Timothy J. Mondavi’s children and of which Timothy J. Mondavi disclaims beneficial ownership.

(11)	Excludes 180,314 shares of Class B common stock held by irrevocable trusts for the benefit of Ms. Borger’s children. Ms. Borger is not the trustee of such trusts and has neither voting nor dispositive power with respect to such shares. Also excludes 117,135 shares of Class B common stock held in trusts for the benefit of Timothy J. Mondavi’s children, for which Ms. Borger serves as trustee and with respect to which she disclaims beneficial ownership.

(12)	Based on most recent available filings on Form 13F.

(13)	Represents shares of Class A common stock issuable pursuant to outstanding options exercisable within 60 days of October 1, 2004.

(14)	Excludes 6,150 shares of Class A common stock held in trusts for the benefit of Mr. Greer’s adult children and of which Mr. Greer disclaims beneficial ownership.

(15)	Includes R. Michael Mondavi.

(16)	Includes an aggregate of 1,080,752 shares of Class A common stock issuable pursuant to outstanding options exercisable within 60 days of October 1, 2004.

(17)	Excludes an aggregate of 1,064,762 shares of Class B common stock owned outright by or in trusts for members of the Robert G. Mondavi family not otherwise listed above.

Agreement Among Holders of Class B Common Stock

      The company and the holders of the outstanding shares of Class B common stock are parties to a stock buy-sell agreement. Pursuant to the buy-sell agreement, no holder of shares of Class B common stock may, with limited exceptions, transfer Class B common stock or convert Class B common stock into Class A common stock without first offering such stock to the company and then to the other parties to the buy-sell agreement. The buy-sell agreement applies to a broad range of transfers and dispositions other than (1) certain lifetime or testamentary transfers to issue of Robert and Marjorie Mondavi, (2) transfers to or in trust for charitable institutions or (3) certain other permitted transfers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our executive officers, directors and greater-than-ten-percent beneficial owners are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to us.

      Based solely on the review of the copies of such forms the company has received, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during fiscal year 2004 all filing requirements applicable to the company’s officers, directors and greater-than-ten-percent beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner, with the following exceptions: Adrian Bellamy, Marcia Mondavi Borger, Timothy J. Mondavi, Frank E. Farella, Anthony Greener, Philip Greer, John M. Thompson and Russ Weis each made one late filing covering one transaction. Ted W. Hall made one late filing covering two transactions. Gregory M. Evans made three late filings covering three transactions. R. Michael Mondavi, Michael K. Beyer, Gregory J. Brady, Valerie Deitrick, Dennis P. Joyce, Henry J. Salvo, Jr. and Steven R. Soderberg each made two late filings, each of which covered one transaction. Peter Mattei made three late filings, each of which covered one transaction.

EXPERTS

      The consolidated financial statements incorporated in this proxy statement/ prospectus by reference to the annual report on Form 10-K for the year ended June 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The balance sheet of The Robert Mondavi Corporation, a Delaware corporation, as of August 31, 2004 has been included in this proxy statement/ prospectus in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

      The validity of the common stock that the company’s shareholders will own following the merger will be passed upon by Davis Polk & Wardwell, Menlo Park, California.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

      Any stockholder proposal intended for presentation at the 2005 annual meeting must be received by the secretary of the company at the company’s principal executive offices located at 841 Latour Court, Napa, California 94558 by June 27, 2005 for inclusion in the company’s proxy materials related to that meeting.

      If the merger agreement and merger, as described in Proposal No. 1, are approved, under Mondavi Delaware’s bylaws, a stockholder wishing to bring business before or propose director nominations at an annual meeting must give written notice to the secretary of the company not less than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that the date of the annual meeting is more than 30 days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company.

      If the merger agreement and merger, as described in Proposal No. 1, are not approved, the company’s bylaws provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting, the shareholder must give written notice to the secretary of the company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

OTHER MATTERS

      The board of directors does not know of any business to be presented at the annual meeting other than the matters described above. If any other business should properly come before the meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the board of directors. Discretionary authority for them to do so is contained in the proxy cards.

ANNEX A

AGREEMENT AND PLAN OF MERGER OF

THE ROBERT MONDAVI CORPORATION

(A Delaware Corporation)

AND

THE ROBERT MONDAVI CORPORATION

(A California Corporation)

      THIS AGREEMENT AND PLAN OF MERGER dated as of August 20, 2004 (the “Agreement”) is between The Robert Mondavi Corporation, a Delaware corporation (“Mondavi Delaware”) and The Robert Mondavi Corporation, a California corporation (“Mondavi California”). Mondavi Delaware and Mondavi California are sometimes referred to herein as the “Constituent Corporations”.

Recitals

      A. Mondavi Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated “Common Stock,” par value $0.001 per share (the “Mondavi Delaware Common Stock”), and 5,000,000 of which are designated “Preferred Stock,” par value $0.001 per share (the “Mondavi Delaware Preferred Stock”). The Mondavi Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Mondavi Delaware Common Stock are issued and outstanding, all of which are held by Mondavi California, and no shares of Mondavi Delaware Preferred Stock are issued and outstanding;

      B. Mondavi California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 42,000,000 shares, 25,000,000 of which are designated “Class A Common Stock,” no par value per share (the “Class A Stock”), 12,000,000 of which are designated “Class B Common Stock,” no par value per share (the “Class B Stock”), and 5,000,000 of which are designated “Preferred Stock,” no par value per share (the “Preferred Stock”). The Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of July 31, 2004, 10,678,399 shares of Class A Stock, 5,984,927 shares of Class B Stock and no shares of Preferred Stock were issued and outstanding;

      C. Pursuant to this Agreement, the parties hereto desire to merge Mondavi California with and into Mondavi Delaware with Mondavi Delaware surviving (the “Merger”);

      D. Pursuant to the Merger, among other things, each share of Class B Stock outstanding immediately prior to the Merger will be converted into 1.165 shares of Mondavi Delaware Common Stock and each share of Class A Stock outstanding immediately prior to the Merger will be converted into one share of Mondavi Delaware Common Stock;

      E. The respective Boards of Directors of Mondavi California and Mondavi Delaware have determined that the Merger, in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders, and, by resolutions duly adopted, have approved and adopted this Agreement and the Merger; and

      F. Mondavi California and Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger (together, the “Mondavi Class B Holders”) have entered into a Voting Agreement, dated August 20, 2004 (the “Voting Agreement”), providing that, among other things, the Mondavi Class B Holders will vote their shares of (i) Class A Stock in favor of this Agreement and the Merger in the same proportion as holders of Class A Stock who are not the Mondavi Class B Holders vote in favor of the Merger Agreement and the Merger and (ii) Class B Stock in favor of this Agreement and the Merger.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Mondavi Delaware and Mondavi California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

MERGER

      SECTION 1.01.     Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Mondavi California shall be merged with and into Mondavi Delaware, the separate existence of Mondavi California shall cease and Mondavi Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Mondavi Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation”. The name of the Surviving Corporation shall be The Robert Mondavi Corporation.

      SECTION 1.02.     Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a) This Agreement and the Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(d) Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger”.

      SECTION 1.03.     Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Mondavi California shall cease and Mondavi Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Mondavi California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Mondavi California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Mondavi Delaware as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Mondavi California in the same manner as if Mondavi Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      SECTION 2.01.     Certificate of Incorporation. The Certificate of Incorporation of Mondavi Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      SECTION 2.02.     Bylaws. The Bylaws of Mondavi Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      SECTION 2.03.     Directors and Officers. The directors and officers of Mondavi California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

      SECTION 3.01.     Mondavi California Common Stock. Upon the Effective Date of the Merger, (i) each share of Class A Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Mondavi Delaware Common Stock and (ii) each share of Class B Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into 1.165 fully paid and nonassessable shares of Mondavi Delaware Common Stock; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Surviving Corporation shall arrange for the disposition of fractional interests by those entitled thereto by the mechanism of having (1) the transfer agent or other agent of the Surviving Corporation aggregate such fractional interests, (2) the shares resulting from the aggregation sold and (3) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear.

      SECTION 3.02.     Mondavi California Options, Stock Purchase Rights and Restricted Stock Units.

      (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of Mondavi California. Each outstanding and unexercised option to purchase Class A Stock shall become an option to purchase, and each restricted stock unit shall become a right to receive, Mondavi Delaware Common Stock on the basis of one share of Mondavi Delaware Common Stock for each share of Class A Stock issuable pursuant to any such option or restricted stock unit, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Mondavi California option or restricted stock unit at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Class B Stock or Preferred Stock of Mondavi California.

      (b) A number of shares of Mondavi Delaware Common Stock shall be reserved for issuance upon the exercise of options or conversion of restricted stock units equal to the number of shares of Class A Stock so reserved immediately prior to the Effective Date of the Merger.

      SECTION 3.03.     Mondavi Delaware Common Stock. Upon the Effective Date of the Merger, each share of Mondavi Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Mondavi Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      SECTION 3.04.     Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Mondavi California Common Stock may, at such stockholder’s option, surrender the same for cancellation to Mellon Investor Services as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Mondavi Delaware Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Mondavi California Common Stock shall be deemed for all purposes to represent the number of shares of Mondavi Delaware Common Stock into which such shares of Mondavi California Common Stock were converted in the Merger.

      The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of stock of the Surviving Corporation represented by such outstanding certificate as provided above.

      Each certificate representing Mondavi Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Mondavi California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

      If any certificate for shares of Mondavi Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Surviving Corporation or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

ARTICLE 4

CONDITIONS TO THE MERGER

      SECTION 4.01.     Conditions to the Obligations of Each Constituent Corporation. The obligations of each Constituent Corporation to consummate the Merger are subject to the satisfaction of the following conditions:

(a) Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the holders of at least a majority of the outstanding shares of Class A Stock, and by holders of at least 60% of the outstanding shares of Class B Stock.

(b) Registration Statement. The registration statement on Form S-4 to be filed in connection with the registration under the Securities Act of 1933 of the Mondavi Delaware Common Stock and containing the proxy statement to be sent to the stockholders of Mondavi California, in connection with their approval and adoption of this Agreement and the Merger, shall have been declared effective by the SEC and no stop order suspending the effectiveness of such registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

(c) Nasdaq Quotation. The shares of Mondavi Delaware Common Stock to be exchanged in the Merger shall have been authorized for quotation on Nasdaq, subject to official notice of issuance.

(d) HSR Filings. Any filings which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended (“HSR Filings”) shall be made and, if HSR Filings are required, the waiting periods (or any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

ARTICLE 5

GENERAL

      SECTION 5.01.     Covenants of Mondavi Delaware. Mondavi Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

(b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Mondavi Delaware of all of the franchise tax liabilities of Mondavi California; and

(c) take such other actions as may be required by the California General Corporation Law.

      SECTION 5.02.     Further Assurances. From time to time, as and when required by Mondavi Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Mondavi California such deeds and other instruments, and there shall be taken or caused to be taken by Mondavi Delaware and Mondavi California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Mondavi Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Mondavi California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Mondavi Delaware are fully authorized in the name and on behalf of Mondavi California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      SECTION 5.03.     Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Mondavi California or of Mondavi Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Mondavi California or by the sole stockholder of Mondavi Delaware, or by both, provided, however, that any abandonment shall require the approval of (i) the special committee of the board of directors of Mondavi California and (ii) such approvals of the Mondavi Class B Holders as shall be required pursuant to the Voting Agreement.

      SECTION 5.04.     Amendment. This Agreement may not be altered, amended or supplemented except by an agreement in writing (i) signed by each of the parties hereto and by each of the Mondavi Class B Holders and (ii) approved by directors of the Constituent Corporations who are unaffiliated with the Mondavi Class B Holders, which agreement and approval are made at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

      SECTION 5.05.     Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

      SECTION 5.06.     Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 7801 St. Helena Highway, Oakville, California 94562 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

      SECTION 5.07.     Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

      SECTION 5.08.     Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Mondavi Delaware Corporation, a Delaware corporation, and The Robert Mondavi Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

Mondavi Delaware Corporation
a Delaware corporation

By:	/s/ MIKE BEYER

Name: Mike Beyer
Title: Director

ATTEST:

/s/ HENRY J. SALVO JR.

Name: Henry J. Salvo Jr.
Title: EVP CFO

The Robert Mondavi Corporation
a California corporation

By:	/s/ MIKE BEYER

Name: Mike Beyer
Title: Senior V.P.

ATTEST:

/s/ HENRY J. SALVO JR.

Name: Henry J. Salvo Jr.
Title: EVP CFO

ANNEX B

CERTIFICATE OF INCORPORATION

OF

THE ROBERT MONDAVI CORPORATION

* * * * *

      First: The name of the Corporation is The Robert Mondavi Corporation.

      Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

      Fourth: The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

      The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time, without stockholder action, the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

      Fifth. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

      Sixth: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

      (b) The names and mailing addresses of the persons who are to serve initially as directors shall be set forth in a resolution adopted by the Board of Directors in accordance with the bylaws of the Corporation.

      (c) There shall be no cumulative voting in the election of directors.

      (d) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected or qualified or until such director’s earlier death, resignation or removal.

      Seventh: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

B-1

      Eighth: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law. If Delaware Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by Delaware Law as so amended from time to time.

      (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

      (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

      (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

      (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

      (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

      Ninth: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, and may not be taken by written consent of stockholders without a meeting.

      Tenth: Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and may not be called by any other person.

      Eleventh: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

      IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of August, 2004.

/s/ CARI M. HEBEL

Cari M. Hebel, Incorporator
1600 El Camino Real
Menlo Park, CA 94025

B-2

ANNEX C

BYLAWS

OF

THE ROBERT MONDAVI CORPORATION

* * * * *

ARTICLE 1

OFFICES

      SECTION 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

      SECTION 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

      SECTION 2.01. Time and Place Of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

      SECTION 2.02. Annual Meetings. An annual meeting of stockholders, commencing with the year 2005, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

      SECTION 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and may not be called by any other person.

      SECTION 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      (b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not validly called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      SECTION 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the shares of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 2.06. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by written proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders. Such proxy shall be filed with the Secretary before such meeting of stockholders. Voting at meetings of stockholders need not be by written ballot unless directed by the chairman of the meeting or the Board of Directors.

      (b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

      SECTION 2.07. Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

      SECTION 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

      SECTION 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

      SECTION 2.10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “SEC Proxy Rules”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and (iii) any other information relating to such stockholder that would be required to be disclosed in the proxy statement or other filings pursuant to the SEC Proxy Rules. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

      SECTION 2.11. Notice of Business at an Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In the event any business other than nominations is properly brought by a stockholder before an annual meeting less than 90 calendar days prior to such annual meeting pursuant to the proviso in the foregoing sentence, the Board’s proxy may confer discretionary authority on its holder to vote on such business for which notice is received after public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, the class and number of shares of the Corporation which are beneficially owned by the stockholder, any material interest of the stockholder in such business and any other information that may be required with respect to such proposal under the SEC Proxy Rules. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual stockholder meeting except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

      SECTION 2.12. Notice of Business at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by (i) the person or persons calling such meeting pursuant to Section 2.03 of these bylaws and (ii) if such meeting is called at the request of stockholders, by the Board of Directors.

ARTICLE 3

DIRECTORS

      SECTION 3.01. General Powers. Except as otherwise provided in the certificate of incorporation and subject to Delaware Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      SECTION 3.02. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of stockholders by written ballot, except as provided in Section 2.02 and Section 3.11 herein, and, each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

      SECTION 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      SECTION 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

      SECTION 3.05. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

      SECTION 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, Chief Executive Officer, President or Secretary on the written request of two directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight hours before the date and time of the meeting in such manner as is determined by the Board of Directors or the Chairman of the Board, in the absence of such determination.

      SECTION 3.07. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      SECTION 3.08. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      SECTION 3.09. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      SECTION 3.10.     Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.11.     Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

      SECTION 3.12.     Removal. Any director or the entire Board of Directors may be removed from office, with or without cause, at any time by the stockholders with the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.11 herein.

      SECTION 3.13.     Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

      SECTION 4.01.     Principal Officers. The Corporation shall have a chairman of the Board of Directors and/or one or more Chief Executive Officers or Presidents, a Chief Financial Officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Treasurers or Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.

      SECTION 4.02.     Election, Term of Office and Remuneration. The principal officers of the Corporation shall be chosen and appointed by the Board of Directors; provided however, the Board of Directors may empower the chief executive offer of the Corporation to appoint such officers, other than the Chairman of the Board, President, Secretary or Chief Financial Officer. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

      SECTION 4.03.     Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

      SECTION 4.04.     Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors, or with regard to any officer who has been appointed by the chief executive officer pursuant to Section 4.02 or any principal officer pursuant to Section 4.03, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

      SECTION 4.05.     Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4.06.     Powers and Duties. The officers of the Corporation shall have the powers and perform the duties incident to each of their respective offices and such other duties as described herein:

(a) Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these bylaws. If no Chief Executive Officer or President is appointed, the Chairman of the Board is the general manager and chief executive officer of the Corporation, and shall exercise all powers of the Chief Executive Officer or President described in (b) below.

(b) Chief Executive and Operating Officers. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer or Officers (or the President, if so titled) shall be the general managers and chief executive officers of the Corporation and shall have the general supervision and control over the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer or Officers may sign and execute, in the name of the Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the

Corporation. The Chief Executive Officer or Officers shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The Chief Executive Officer or Officers shall have discretion to prescribe the duties of other officers and employees of the Corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

If a Chief Operating Officer is appointed, such Officer shall have general supervision and control over the operations and administration of the Corporation, subject to the control of the Board of Directors, Chairman of the Board (if any is appointed) and Chief Executive Officers or Officer (or the President, if so titled). The Chief Operating Officer may sign and execute, in the name of the Corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation. The Chief Operating Officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws.

(c) Vice Presidents. In the absence or disability of the Chief Executive Officer (or both Chief Executive Officers, if two are elected) or President, in the event of a vacancy in the office of Chief Executive Officer (or both Chief Executive Officers, if two are elected) or President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the Chief Executive Officer or President and, when so acting, shall have all the powers of, and be subject to all the restrictions of, the Chief Executive Officer or President. If at any such time the Corporation has more than one vice president, the duties and powers of the Chief Executive Officer or President shall pass to each vice president in order of such vice president’s rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 4.01 and 4.02 of these bylaws or otherwise pursuant to these bylaws.

(d) The Secretary shall:

(1) Keep, or cause to be kept, minutes of all meetings of the Corporation’s shareholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

(2) Keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of its transfer agent or registrar, if any, a record of the Corporation’s shareholders, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

(3) Keep, or cause to be kept, at the principal executive office of the Corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these bylaws, as amended.

(4) Give, or cause to be given, notice of all meeting of shareholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

(5) Keep the seal of the Corporation, if any, in safe custody.

(6) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries, if there are more than one, in the order of their rank as fixed by the Board of Directors or,

if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer’s refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

(e) Chief Financial Officer. The Chief Financial Officer shall:

(1) Be responsible for all functions and duties of the treasurer of the Corporation.

(2) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the Corporation.

(3) Receive or be responsible for receipt of all monies due and payable to the Corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the Corporation and be responsible for deposit of all such monies in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(4) Disburse or be responsible for the disbursement of the funds of the Corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

(5) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the Corporation if called upon to do so.

(6) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer’s refusal to act, or if a vacancy exists in the office of Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

ARTICLE 5

INDEMNIFICATION

      SECTION 5.01. Indemnification of Directors and Officers. (a) Third Party Actions. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) Actions by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) and amounts paid in settlement (if such settlement is approved in advance by the Corporation) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article 5, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

      SECTION 5.02.     Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

      SECTION 5.03.     Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01 or Section 5.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

      SECTION 5.04.     Determination of Conduct. Any indemnification under Section 5.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 5.01. Any indemnification under Section 5.02 (unless ordered by a court) shall be made by the Corporation upon a determination that such indemnification is appropriate and authorized by Delaware law. Such determination shall be made (1) by a majority vote of the disinterested directors, even though less than a quorum, or (2) if there are no such directors or such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director or officer has not met the applicable standard of conduct set forth in Section 5.01 by petitioning a court of competent jurisdiction.

      SECTION 5.05.     Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by independent counsel pursuant to Section 5.04 hereof, the independent counsel shall be selected as provided in this Section 5.05. The independent counsel shall be selected jointly by such director or officer and the Corporation. In the event such director or officer and the Corporation cannot agree on a selection for the independent counsel, either party may petition the Delaware Court of Chancery or other court of competent jurisdiction to resolve the issue or to make its own provisions for the selection of independent counsel. The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to Section 5.04 hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.05, regardless of the manner in which such independent counsel was selected or appointed.

      SECTION 5.06.     Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who is determined to be entitled to indemnification pursuant to Section 5.01, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the Corporation as authorized in this Article 5; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Directors; and provided further that no advance shall be made by the Corporation to a director or officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) if there are no such directors or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

      SECTION 5.07.     Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

      SECTION 5.08.     Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any expense or liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

      SECTION 5.09.     The Corporation. For purposes of this Article 5, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 5 (including, without limitation, the provisions of Section 5.01 and Section 5.02) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

      SECTION 5.10.     Other Definitions. For purposes of this Article 5, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involved service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 5.

      SECTION 5.11.     Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 5.12.     Amendments. Any repeal or modification of this Article 5 shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

ARTICLE 6

GENERAL PROVISIONS

      SECTION 6.01.     (a) Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 6.02.     Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation and under Delaware Law, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

      SECTION 6.03.     Fiscal Year. The fiscal year of the Corporation shall commence on July 1 and end on June 30 of each year.

      SECTION 6.04.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

      SECTION 6.05.     Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

      SECTION 6.06.     Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

      IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of August, 2004.

/s/ CARI M. HEBEL

Cari M. Hebel, Incorporator

ANNEX D

1999 Avenue of the Stars
Suite 2400
Los Angeles, CA 90067

tel 310 788 2000

20 August 2004

The Special Committee of the Board of Directors

The Robert Mondavi Corporation
841 Latour Court
Napa, CA 94558

The Special Committee of the Board of Directors:

      We understand that The Robert Mondavi Corporation, a California Corporation (“Mondavi California” or the “Company”), and its wholly owned subsidiary, The Robert Mondavi Corporation, a Delaware Corporation (“Mondavi Delaware”), propose to enter into an Agreement and Plan of Merger dated August 20, 2004 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Mondavi California with and into Mondavi Delaware. Pursuant to the Merger, Mondavi California will become a Delaware corporation and each issued and outstanding share of Class A Common Stock, no par value per share (the “Class A Stock”), of Mondavi California will be converted into and exchanged for one share (the “Class A Exchange Ratio”) of common stock, par value $0.001 per share (“Mondavi Delaware Common Stock”), of Mondavi Delaware and each share of Class B Common Stock, no par value per share (the “Class B Stock”), of Mondavi California will be converted into and exchanged for 1.165 shares of Mondavi Delaware Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that in connection with the Merger the Company proposes to enter into a voting agreement dated August 20, 2004 (the “Voting Agreement”), with Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger (the “Mondavi Class B Holders”). Pursuant to the Voting Agreement, the Mondavi Class B Holders will agree, among other things, to execute written consents with respect to their holdings of Class B Stock and to vote their Class A Stock for the Merger in the same proportion as all other holders of Class A Stock.

      You have asked for our opinion as to whether the Class A Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Class A Stock (other than those holders who also hold shares of Class B Stock).

      For the purposes of the opinion set forth herein, we have:

i) reviewed certain publicly available financial statements and other business and financial information of the Company;

ii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

iii) analyzed certain financial forecasts prepared by the management of the Company;

iv) discussed the past and current operations and financial condition and the prospects of the Company, including information related to certain strategic and operational benefits anticipated from the Merger, with senior executives of the Company;

v) discussed with management of the Company the strategic and other rationales for the Merger;

vi) reviewed the reported prices and trading activity for the Class A Stock;

The Special Committee of the Board of Directors

20 August 2004

vii) reviewed the prices and trading activity of securities of other publicly traded companies with multiple classes of stock;

viii) reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

ix) reviewed the Certificate of Incorporation and Bylaws for the Company and drafts of the same for Mondavi Delaware, the Merger Agreement, the Voting Agreement and certain related documents; and

x) conducted such other analyses and considered such other factors as we deemed appropriate.

      We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the forecasts, including information relating to certain strategic and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the financial performance of the Company. In addition, we have assumed that the Merger and the voting agreements of the Mondavi Class B Holders will be consummated in accordance with the terms set forth in the Merger Agreement and the Voting Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

      We have been retained to provide an opinion to the Special Committee of The Board of Directors of Mondavi (the “Special Committee”) in connection with the Merger and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory services for Mondavi.

      It should be understood that this letter is for the information of the Special Committee and may not be used for any other purpose without our prior written consent, except that a copy of this opinion letter may be included in its entirety, if required, in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, and that the Special Committee may share this letter with the full Board of Directors of the Company. It should further be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not constitute an opinion as to the prices at which the Mondavi Delaware Common Stock and the Class A Stock will actually trade at any time. Furthermore, our opinion does not address the relative merits of the Merger compared to other business strategies available to the Company, nor does it address the Special Committee’s or the Board’s decisions to proceed with the Merger. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger Agreement.

The Special Committee of the Board of Directors

20 August 2004

      Based on and subject to the foregoing we are of the opinion on the date hereof that the Class A Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Class A Stock (other than those holders who also hold shares of Class B Stock).

Very truly yours, MORGAN STANLEY & CO. INCORPORATED By: /s/ JEFFREY N. HOGAN Jeffrey N. Hogan Managing Director

ANNEX E

August 20, 2004

Special Committee of the Board of Directors

The Robert Mondavi Corporation
841 Latour Court
Napa, CA 94558

Members of the Special Committee of the Board of Directors:

      We understand that The Robert Mondavi Corporation, a California corporation, (“Robert Mondavi Corp.” or the “Company”) proposes to enter into the Agreement and Plan of Merger, dated as of August 20, 2004 (the “Merger Agreement”), between the Company and The Robert Mondavi Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Mondavi Delaware”), which provides, among other things, for the merger (the “Merger”) of the Company with and into Mondavi Delaware with Mondavi Delaware being the surviving corporation of the Merger. Pursuant to the Merger, each share of Class A common stock, no par value per share (the “Class A Common Stock”), of the Company will be converted into the right to receive one (the “Class A Exchange Ratio”) share of common stock, par value $0.001 per share (“Mondavi Delaware Common Stock”), of Mondavi Delaware, entitled to one vote per share, and each share of Class B common stock, no par value per share (the “Class B Common Stock”), of the Company will be converted into the right to receive 1.165 (the “Class B Exchange Ratio”) shares of Mondavi Delaware Common Stock, entitled to one vote per share (collectively the “Recapitalization”). We further understand that in connection with the Merger, the Company proposes to enter into the Voting Agreement, dated as of August 20, 2004, with Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger (the “Mondavi Class B Holders”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

      You have asked us whether, in our opinion, the Class B Exchange Ratio pursuant to the Merger Agreement is fair to the holders of Class B Common Stock from a financial point of view as of the date hereof.

      In connection with rendering our opinion, we have, among other things:

(i) Discussed the past and current operations and financial condition and the prospects of Robert Mondavi Corp. with the management of Robert Mondavi Corp.;

(ii) Analyzed certain publicly available financial statements and other information relating to Robert Mondavi Corp.;

(iii) Analyzed certain internal financial statements and other financial and operating data concerning Robert Mondavi Corp. prepared by and furnished to us by the management of Robert Mondavi Corp.;

(iv) Analyzed certain publicly available financial projections concerning Robert Mondavi Corp. reviewed with the management of Robert Mondavi Corp.;

(v) Reviewed the financial terms, to the extent available, of certain comparable transactions;

(vi) Reviewed the reported prices and trading activity of the Class A Common Stock;

(vii) Compared the financial performance of Robert Mondavi Corp. and the prices and trading activity of the Class A Common Stock with that of certain other comparable publicly-traded companies and their securities;

EVERCORE GROUP INC. 65 EAST 55TH STREET NEW YORK, NY 10022 TEL: 212.857.3100 FAX: 212.857.3101

August 20, 2004

(viii) Reviewed the Merger Agreement, and the related exhibits and schedules in substantially final form and have assumed that the final form of such Merger Agreement, exhibits and schedules will not vary in any respect material to our analysis; and

(ix) Performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

      For purposes of our analysis and opinion, we have not assumed any responsibility for independently verifying the accuracy and completeness of the information reviewed by us or reviewed for us. With respect to the financial projections regarding Robert Mondavi Corp. which were reviewed with management of Robert Mondavi Corp., we have assumed that such financial projections have been reasonably prepared, on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Robert Mondavi Corp. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Robert Mondavi Corp., nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and the Merger Agreement and related exhibits and schedules thereto made available to us as of the date hereof. Our opinion does not address Robert Mondavi Corp.’s underlying business decision to effect the Recapitalization nor does it constitute a proposed recommendation to any Robert Mondavi Corp. shareholder as to how such holder should respond to the Recapitalization.

      In connection with the Recapitalization, we have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, of the Class B Exchange Ratio pursuant to the Merger Agreement to the holders of Class B Common Stock.

      We have acted as financial advisor to the Special Committee of the Board of Directors of Robert Mondavi Corp. in connection with the Recapitalization and will receive fees for our services upon the rendering of this opinion. In addition, Robert Mondavi Corp. has agreed to indemnify us for certain liabilities arising out of our engagement.

      It is understood that this letter is for the information and benefit of the Special Committee of the Board of Directors of Robert Mondavi Corp. and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent, provided that we hereby agree that a copy of this letter may be provided to the full Board of Directors of Robert Mondavi Corp. and we hereby consent to the inclusion of the text of this opinion and to a reference to or description of this opinion in any document delivered to the shareholders of Robert Mondavi Corp. in connection with the Recapitalization. This opinion is not intended to confer any rights or remedies upon any employee, creditor or shareholder of Robert Mondavi Corp. or any other party.

      Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Class B Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the Class B Common Stock.

(signature page to follow)

August 20, 2004

Very truly yours,

EVERCORE GROUP INC.

By:	/s/ WILLIAM O. HILTZ

William O. Hiltz
Senior Managing Director

ANNEX F

THE ROBERT MONDAVI CORPORATION

INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the “Agreement”) is made as of                     , 2004 by and between The Robert Mondavi Corporation, a Delaware corporation (the “Company”), and                                       (the “Indemnitee”).

      WHEREAS, the Company and the Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the cost of such insurance and the limited scope of coverage of such insurance;

      WHEREAS, the Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

      WHEREAS, the Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

      WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

      NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

      1.     Indemnification.

      (a) Third Party Actions. The Company shall indemnify and hold harmless the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

      (b) Actions by or in the Right of the Company. The Company shall indemnify and hold harmless the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Company or any entity controlled by or under common control with the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that, if applicable law so provides, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      (c) Mandatory Payment of Expenses. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection therewith.

      (d) Determination of Conduct. Any indemnification under Subsections (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Company upon a determination that the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Subsections (a) and (b) of this Section 1. Such determination shall be made (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by independent legal counsel in a written opinion or (3) by the stockholders. Notwithstanding the foregoing, the Indemnitee shall be entitled to contest any determination as to the Indemnitee’s standard of conduct set forth in Subsections (a) and (b) of this Section 1 by petitioning a court of competent jurisdiction.

      (e) Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by independent counsel pursuant to Subsection (d) of this Section 1, the independent counsel shall be selected jointly by the Indemnitee and the Company. In the event the Indemnitee and the Company cannot agree on the selection of the independent counsel, either party may petition the Delaware Court of Chancery or other court of competent jurisdiction to resolve the issue or to make its own provisions for the selection of independent counsel. The Company shall pay any and all reasonable fees and expenses of the independent counsel incurred in connection with acting pursuant to Section 1(d) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Subsection (e), regardless of the manner in which such independent counsel was selected or appointed.

      2.     Expenses; Indemnification Procedure.

      (a) Advancement of Expenses. Expenses incurred in connection with any action, suit or proceeding by the Indemnitee, if the Indemnitee reasonably believes that he is entitled to indemnification pursuant to Subsection (a) or (b) of Section 1 hereof, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement (the “Undertaking”); provided, however, that the Company shall not be required to advance expenses to the Indemnitee in connection with any proceeding (or part thereof) initiated by the Indemnitee unless the action, suit or proceeding was authorized in advance by the board of directors of the Company; provided further that no advance shall be made by the Company to the Indemnitee in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of disinterested directors or (ii) by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith or in a manner that the Indemnitee did not believe to be in or not opposed to the best interests of the Company. The Indemnitee shall be entitled to receive interim payments of expenses pursuant to this Subsection (a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

      (b) Notice/ Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any action, suit or proceeding involving the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to the Indemnitee). In addition, the Indemnitee shall cooperate with, and provide such information to, the Company as it may reasonably require and as shall be within the Indemnitee’s power.

      (c) Procedure. Any indemnification and advances determined proper in accordance with Sections 1 or 2 hereof shall be made no later than 45 days after such determination. If a claim under this Agreement, any law, statute or rule, or any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within 45 days after such determination, the Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 hereof, the Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that the Indemnitee has not met the standards of conduct required under applicable law for the Company to indemnify the Indemnitee for the amount claimed.

      (d) Notice to Insurers. If, at the time of the receipt of a notice of an action, suit or proceeding pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

      (e) Assumption of Defense. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any action, suit or proceeding involving the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel approved by the Indemnitee (such approval not to be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding; provided that (i) the Indemnitee shall have the right to employ his or her counsel in any such action, suit or proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

      3.     Additional Indemnification Rights; Nonexclusivity.

      (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding the fact that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or bylaw, statute or rule. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

      (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may otherwise be entitled under the Company’s Certificate of

Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, the Delaware General Corporation Law or by law, statute or rule. The indemnification provided under this Agreement shall continue as to the Indemnitee for any act or omission while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

      4.     Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Indemnitee in connection with any action, suit or proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      5.     Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

      6.     Officer and Director Liability Insurance. The Company may, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of (x) the Company’s directors, if the Indemnitee is a director, (y) the Company’s officers, if the Indemnitee is not a director of the Company, but is an officer or (z) the Company’s key employees, if the Indemnitee is not an officer or director, but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise.

      7.     Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or not take any act in violation of applicable law. The Company shall not be in breach of this Agreement if, pursuant to court order, it is prohibited from performing its obligations hereunder. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

      8.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other law, statute or rule, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit.

(b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each material assertion made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

(c) Insured Claims. To indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to the Indemnitee by an insurance carrier under a policy maintained by the Company.

(d) Claims Under Section 16(b). To indemnify the Indemnitee for expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

      9.     Construction of Certain Phrases. For purposes of this Agreement, references to the “Company” shall include any constituent corporation (including any constituent of a constituent) absorbed by purchase, consolidation, merger or otherwise which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if the Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

      10.     Effectiveness. This Agreement shall be deemed to be effective as of the commencement date of the Indemnitee’s service as an officer or director of the Company.

      11.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

      12.     Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Indemnitee and the Indemnitee’s estate, heirs, legal representatives and assigns. This Agreement is not assignable by the Company except in connection with a sale of all or substantially all of the Company’s business through a merger, asset sale or similar transaction.

      13.     Attorneys’ Fees. In the event that any action, suit or proceeding is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Indemnitee shall be entitled to be paid all court costs and expenses (including attorneys’ fees), incurred by the Indemnitee with respect to such action, unless as a part of such action, suit or proceeding the court of competent jurisdiction determines that each material assertion made by the Indemnitee as a basis for such action, suit or proceeding was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and expenses (including attorneys’ fees) incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court of competent jurisdiction determines that each material defense asserted by the Indemnitee was made in bad faith or was frivolous.

      14.     Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

      15.     Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement and agree that any action, suit or proceeding instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

      16.     Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

      17.     Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between the parties with respect hereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

      19.     Survival of Rights. (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director or officer of the Company or to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in each case in respect of the period during which Indemnitee so served, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

      (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE ROBERT MONDAVI CORPORATION

By:

Name:
Title:

Agreed and accepted as of the date hereof:

INDEMNITEE

(address)

ANNEX G

THE ROBERT MONDAVI CORPORATION

1993 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated September 14, 2004

      1.     Purpose.

      (a) The purpose of the 1993 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of The Robert Mondavi Corporation, a California corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), whether now or hereafter existing.

      (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

      2.     Administration.

      (a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

      (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      3.     Shares Subject to the Plan.

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of the Company’s Class A Common Stock (the “Class A Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Class A Common Stock not purchased under such right shall again become available under the Plan.

      4.     Grant of Rights; Offering.

      The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Class A Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher excise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

      5.     Eligibility.

      (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any designated Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

      (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the purchase price of stock pursuant to such right;

(ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

      (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

      (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

      6.     Rights; Purchase Price.

      (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Class A Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee’s Base Compensation (as defined in section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Purchase Period”). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the date of purchase.

      7.     Participation; Withdrawal; Termination.

      (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee’s Base Compensation during the Purchase Period. Base Compensation is defined as total cash compensation exclusive of commissions, bonuses, overtime, allowances, loans, educational assistance, incentive pay, expense reimbursement, severance pay and other non-wage/salary payments required to be reported on an employee’s W-2, but including amounts elected to be deferred by the employee (that would otherwise have been paid) under the Company’s 401(k) Plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Purchase Period a participant may terminate his or her payroll deductions. A participant may otherwise reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may not make any additional payments into his or her account unless expressly provided for in the Offering.

      (b) If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

      (c) Unless otherwise provided by the terms of the applicable Offering, rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participating employee’s employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), without interest.

      (d) Rights granted under the Plan shall not be transferable except, if provided for by the terms of the Offering, by will or by the laws of descent and distribution, and shall be exercisable only by the person to whom such rights are granted.

      8.     Exercise.

      (a) On each exercise date, as defined in the relevant Offering (an “Exercise Date”), each participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is less than the amount required to purchase a whole share of stock on the final Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

      (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or such Offering shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

      9.     Covenants of the Company.

      (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

      10.     Use of Proceeds from Stock.

      Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

      11.     Rights as a Stockholder.

      A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

      12.     Adjustments upon Changes in Stock.

      (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event and thereafter terminate.

      13.     Amendment of the Plan.

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan; or

(ii) Modify the provisions as to eligibility for participation in the Plan or modify the Plan in any other way to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3. It is expressly contemplated that the board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

      (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan except with the consent of the person to whom such rights were granted.

      14.     Termination or Suspension of the Plan.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 25, 2013. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan except with the consent of the person to whom such rights were granted.

      15.     Effective Date of Plan.

      The Plan shall become effective as determined by the Board.

ANNEX H

THE ROBERT MONDAVI CORPORATION

1993 NON-EMPLOYEE DIRECTORS’ STOCK PLAN

Amended and Restated September 14, 2004

      1.     Purpose

      (a) The purpose of the 1993 Non-Employee Directors’ Stock Plan (the “Plan”) is to provide a means by which each director of The Robert Mondavi Corporation (the “Company”) who is not otherwise an employee of the Company or of any Affiliate of the Company (a “Non-Employee Director”) will be given an opportunity to acquire an equity interest in the Company.

      (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

      (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      2.     Administration

      (a) The Plan shall be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

      (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

      3.     Shares Subject to the Plan

      (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the number of shares that may be issued under the Plan (including shares issued pursuant to grants made since the inception of the Plan) shall not exceed in the aggregate 250,000 shares of the Company’s Class A Common Stock. If any shares underlying a Stock Award are returned to the Company as a result of vesting or other conditions not being met, or a Stock Award expires or terminates without issuance of the underlying shares, then such shares shall again become available for issuance under the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      (c) The Stock Awards that may be granted under the Plan are Restricted Shares, Restricted Share Units (or RSUs) and Options (each as defined herein and collectively, “Stock Awards”).

      4.     Eligibility

      Stock Awards under this Plan shall be granted to Non-Employee Directors of the Company. Stock Awards shall be granted to Non-Employee Directors in accordance with policies, consistent with this Plan, established from time to time by the Board of Directors specifying the number of shares to be subject to the award, the consideration (if any) payable therefor by the award recipient, and the vesting and other terms and conditions pertinent to the award. The Board’s current policy, elaborated in Section 5 below, is to award to each Non-Employee Director (i) a fixed number of RSUs at commencement of his or her service as a director and (ii) a fixed number of RSUs at each Annual Meeting of Shareholders during the Non-Employee Director’s term of service on the board.

      5.     Non-Discretionary Grants of Restricted Stock Units

      (a) Initial Grants. Unless otherwise determined by the Board, each person who is elected or appointed for the first time to be a Non-Employee Director shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or the shareholders of the Company, be granted 2,000 RSUs (an “Initial Grant”), each of which shall represent the right to receive one (1) share of Class A Common Stock on the date of termination of the recipient’s services as a director, to the extent the RSUs have become vested. Each Initial Grant will become vested at a monthly rate of 1.667% over a period of five (5) years after the date the RSU is granted, subject to the holder’s continuous service as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company prior to the applicable vesting date.

      (b) Annual Grants. Unless otherwise determined by the Board, each Non-Employee Director shall be granted, on the terms and conditions set forth herein: (i) for a Non-Employee Director whose appointment or election to the Board occurs other than on an Annual Meeting date, on the date of the first Annual Meeting of Shareholders of the Company following his or her initial appointment or election, 2.74 RSUs for each day of continuous service as a Non-Employee Director provided since such Non-Employee Director’s initial election until (but not including) the date of such Annual Meeting (rounded to the next highest whole share); and (ii) for all Non-Employee Directors, on the date of each Annual Meeting of Shareholders of the Company, an additional 1,000 RSUs; provided, however, that such person has provided continuous service as a Non-Employee Director to the Company since his or her date of election and until the applicable subsequent grant date. Each such RSU shall represent the right to receive one (1) share of Class A Common Stock on the date of termination of the recipient’s services as a director, to the extent the RSUs have become vested. Each Annual Grant will become vested in equal monthly installments over a period of twelve (12) months after the date the RSU is granted, subject to the holder’s continuous service as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company prior to the applicable vesting date.

      6.     Discretionary Grants

      (a) Non-Employee Directors may, at the discretion of the Board or the Committee, be granted restricted shares, RSUs or options to purchase shares of the Company’s Class A Common Stock in addition to the non-discretionary awards that may be made under paragraph 5 of the Plan. The Board or the Committee shall have full authority to determine, subject to the following sections 7 and 8, which Non-Employee Directors of the Company shall receive discretionary awards pursuant to this paragraph 6, the time or times when such awards shall be made and the number of shares subject to each award.

      7.     Restricted Shares and Restricted Share Units

      (a) “Restricted Shares” are shares of Class A Common Stock that are issued to a Non-Employee Director with all rights of stock ownership including, unless otherwise specified by the Committee, the right to vote the shares and the right to receive dividends, if any, declared, but that are subject to forfeiture in the event any vesting conditions attached to the shares at the time of issuance are not satisfied.

      (b) “Restricted Stock Unit” or “RSU” means a contractual right to receive a specified number of shares of Class A Common Stock if and as any vesting and other conditions attached to the award shall have been satisfied.

      (c) Restricted Shares and RSUs shall be subject to such restrictions as the Board of Directors or its Committee may impose (including, without limitation, any restriction on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or its Committee may deem appropriate.

      (d) Any Restricted Share granted under the Plan may be evidenced in such manner as the Board or its Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Non-Employee Director and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares and may be held in escrow by the Company until such restrictions lapse.

      (e) Except as otherwise determined by the Board or its Committee, whether in an Award Agreement or otherwise, upon termination of a Non-Employee Director’s service (as determined under criteria established by the Board) for any reason during the applicable vesting period, all Restricted Shares and all RSUs still, in either case, subject to a vesting restriction shall be forfeited and reacquired by the Company.

      8.     Option Provisions

      Each Stock Award granted as an option to purchase Class A Common Stock (an “Option”) shall contain the following terms and conditions in addition to any other pertinent restrictions as may be imposed by the Board of Directors or its Committee:

(a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires ten (10) years from the date of grant (the “Expiration Date”), unless a shorter term is determined by the Committee. If the optionee’s service as a Non-Employee Director of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date one hundred eighty (180) days after the date of termination of such services; provided, however, that if such termination is due to the optionee’s death or permanent disability, the option shall terminate on the earlier of (i) the Expiration Date or (ii) the date that occurs one hundred eighty (180) days after the optionee’s “period of service” as a director would have ended under the Company’s written policy (in effect as of the date the option is granted) regarding tenure of the members of the Company’s Board of Directors had such director been able to complete the full period of service as a member of the Company’s Board of Directors permitted under such policy. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Non-Employee Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such services.

(b) The exercise price of each option shall be determined by the Board of Directors, but shall not be less than 100% of the fair market value of a share of Class A Common Stock on the date the option is granted. Once fixed, the exercise price of an option may not be lowered during the term of the option. Payment of the exercise price of each option is due in full in cash upon any exercise when the number of shares being purchased upon such exercise is less than one hundred (100) shares; but when the number of shares being purchased upon an exercise is one hundred (100) or more shares, the optionee may elect to make payment of the exercise price under one of the following alternatives (unless the Company determines that such method is not allowed by applicable law):

(i) Payment of the exercise price per share in cash at the time of exercise;

(ii) Provided that at the time of the exercise the Company’s Class A Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Class A Common Stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Class A Common Stock shall be valued at fair market value (as determined in good faith by the Board) on the date preceding the date of exercise;

(iii) Provided that at the time of the exercise the Company’s Class A Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the shares to which the exercise relates or holds them as collateral for a margin loan, delivers the aggregate exercise price to the Company, and delivers the remaining proceeds to the optionee; provided that, except for routine, customary assistance to the broker providing a cashless exercise program, the Company itself will not loan an optionee the exercise price or otherwise finance the exercise price;

(iv) Payment by a combination of the methods of payment specified in the foregoing clauses (i), (ii) and (iii).

(c) The Company may require any optionee, or any person to whom an option is transferred under the terms of an Award Agreement, as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

(e) The Company (or a representative of the underwriters) may, in connection with the filing of a registration statement of the Company filed under the Securities Act, require that any holder of a Stock Award not sell or otherwise transfer or dispose of any shares of common stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the “Effective Date”) of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters.

      9.     Covenants of the Company

      (a) The Company shall keep available at all times the number of shares of stock required to satisfy Stock Awards made under this Plan.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock issuable pursuant to Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan, or any stock issued or issuable pursuant to any Stock Award. If, after reasonable efforts, the company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell such stock.

      10.     Use of Proceeds from Stock

      Proceeds from the sale of stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

      11.     Miscellaneous

      (a) In no event will fractional shares be issued with respect to any Stock Award.

      (b) Neither the recipient of a Stock Award nor any person to whom a Stock Award is transferred if permitted under an Award Agreement shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for issuance of shares under the Stock Award pursuant to its terms.

      (c) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

      (d) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Stock Award reserved for the purposes of the Plan except as to such shares of Class A Common Stock, if any, as shall have been reserved for him pursuant to a Stock Award granted to him.

      (e) In connection with each Stock Award granted pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

      (f) Except as may be permitted by the Committee in any particular Award Agreement, a Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Stock Award is granted only by such person.

      12.     Adjustments upon Changes in Stock

      If any change is made in the stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Award will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Award.

      13.     Amendment of the Plan

      (a) The Board at any time, and from time to time, may amend the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Stock Awards granted to residents therein.

      (b) Rights and obligations under any Stock Award granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

      14.     Termination or Suspension of the Plan

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 25, 2013. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be materially impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Awards was granted.

      15.     Effective Date of Plan; Conditions of Exercise

      The Plan, as amended and restated, shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

ANNEX I

THE ROBERT MONDAVI CORPORATION

1993 EQUITY INCENTIVE PLAN

Amended and Restated September 14, 2004

      1.     Purpose.

      (a) The purpose of this Plan is to provide a means by which selected key Employees of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of Stock Awards including (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Grants, (iv) Stock Bonuses and (v) Restricted Stock or Restricted Stock Units, all as defined below.

      (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

      (c) In the discretion of the Committee to which responsibility for administration of the Plan is delegated pursuant to Section 3, an Employee or Consultant may be granted any Stock Award permitted under the provisions of the Plan, and more than one Stock Award may be granted to a participant. Stock Awards may be granted as alternatives to or replacements of Stock Awards outstanding under the Plan or any other awards outstanding under another plan or arrangement of the Company or an Affiliate. All Stock Awards which are granted as Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

      2.     Definitions.

      (a) “Affiliate” means any parent corporation, subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code or a partnership, joint venture or other entity in which the Company owns a substantial equity interest.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means the Compensation Committee of the Board of Directors or another committee appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e) “Company” means The Robert Mondavi Corporation, a California corporation.

      (f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

      (g) “Continuous Status as an Employee or Consultant” means the employment or the relationship as a Consultant is not interrupted or terminated. The Committee, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of (i) any approved leave of absence, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company and its Affiliates or their successors.

      (h) “Director” means a member of the Board.

      (i) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

      (j) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

      (k) “Exchange Act” means the Securities and Exchange Act of 1934, as amended from time to time.

      (l) “Fair Market Value” means, as of any date, the value of the Company’s Class A Common Stock determined as follows:

(1) Where there exists a public market for the Class A Common Stock, the Fair Market Value shall be (A) the closing price for a share of Class A Common Stock on the date of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Class A Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Class A Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Class A Common Stock on the Nasdaq Small Cap Market on the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) In the absence of an established market for the Class A Common Stock of the type described in (1), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

      (m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (n) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

      (o) “Officer” means a person who is an “executive officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (p) “Option” means a stock option granted pursuant to the Plan.

      (q) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (r) “Optioned Shares” means that number of shares of Class A. Common Stock of the Company subject to an Option.

      (s) “Optionee” means an Employee or Consultant who holds an outstanding Option.

      (t) “Performance Criteria” means the various business criteria set forth in Section 8(b).

      (u) “Performance Grant” means a grant of shares of Class A Common Stock or of a right to receive shares of Class A Common Stock (or their cash equivalent or a combination of both) based on such performance goals, factors or other conditions, restrictions or contingencies as may be fixed by the Committee and as set forth herein.

      (v) “Plan” means this 1993 Equity Incentive Plan.

      (w) “Restricted Stock” and “Restricted Stock Units” means Optioned Shares awarded and held subject to the restrictions set forth in Section 9, and rights to receive Restricted Stock, respectively. In lieu of Restricted Stock, the Company may grant Restricted Stock Units.

      (x) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect when discretion is being exercised with respect to the Plan.

      (y) “Stock Appreciation Right” or “SAR” means the right of a participant to receive, in cash, Class A Common Stock or Optioned Shares, the excess of (A) the Fair Market Value of a specified number of shares of Class A Common Stock at the time of exercise, over (B) an exercise price established by the Committee.

      (z) “Stock Award” means any right granted under the Plan, including any Option, Stock Appreciation Right, Performance Grant, any Stock Bonus, an award of Restricted Stock or Restricted Stock Units, and any other incentive-based awards adopted pursuant to Section 15 of this Plan.

      (aa) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (bb) “Stock Bonus” means current or deferred Optioned Shares granted pursuant to Section 9.

      3.     Administration.

      (a) The Plan shall be administered by a Committee, unless the Board, in its discretion, assumes administration of the Plan, whereupon the Board shall have all powers herein conferred on the Committee.

      (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the provisions of each such Stock Award (which need not be identical); and the number of shares with respect to which Stock Awards shall be granted to each such person. The maximum number of Optioned Shares that may be covered by Options, Stock Appreciation Rights, Performance Grants, Stock Bonuses and Restricted Stock granted to any one individual shall be 100,000 shares during any single calendar year.

(2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.

      (c) The Committee shall consist of not fewer than two (2) members of the Board. The Committee’s powers enumerated above shall be subject to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

      (d) All judgments, determinations, and actions of every kind and nature with respect to the Plan and its administration undertaken by the Committee or the Board shall be made in the sole discretion of the Committee or Board as the case may be.

      4.     Shares Subject to the Plan.

      (a) Subject to the provisions of Section 14 below, the maximum number of Optioned Shares that may be issued to participants and their beneficiaries under the Plan shall not exceed in the aggregate four million eighty five thousand two hundred ninety four (4,085,294). If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Optioned Shares not acquired shall revert to and again become available for issuance under the Plan. In the event of an exercise of an SAR for cash, or payment of cash for Restricted Stock Units, no Optioned Shares shall be deemed to have been utilized.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

      5.     Eligibility.

      (a) Incentive Stock Options may be granted only to key Employees. Stock Awards other than Incentive Stock Options may be granted only to key Employees or Consultants.

      (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

      6.     Option Provisions.

      An Option represents the right to purchase a specified number of shares during a specified period at a price per share that is no less than that required by Section 6(b). Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) The exercise price of each Incentive Stock Option and each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The foregoing not withstanding, the Committee may provide that the date of grant of any Nonstatutory Stock Option is the date on which the Optionee was hired or promoted (or similar event) if the grant of the Option occurs not more than 90 days after the date of such hiring, promotion or other event. The exercise price of each Option shall be specified in the Option Agreement. An Option shall not be repriced at a lower exercise price after the Option is granted.

(c) The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) as determined by the Committee (and, in the case of an Incentive Stock Option, determined at the time of grant), (A) by delivery to the Company (including by attestation) of other Class A Common Stock of the Company (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the shares of Class A Common Stock used to pay the exercise price unless otherwise determined by the Committee), (B) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Optioned Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the Company, and delivers the remaining proceeds to the Optionee, or (C) in any other form of legal consideration that may be acceptable to the Committee. In no case, however, shall the Company loan or extend its credit to an Optionee on account of the exercise price of an Option.

(d) Except as may be permitted by the Committee in any particular Option Agreement, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

(e) The total number of Optioned Shares may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Optioned Shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions in the Option Agreement governing the minimum number of shares as to which an Option may be exercised.

(f) In the event an Optionee’s Continuous Status as an Employee or Consultant terminates (other than upon Disability or death), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(g) In the event an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(h) In the event an Optionee’s Continuous Status as an Employee or Consultant terminates as a result of death, the Option may be exercised, but only within such period of time as is determined by the Committee and specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Options by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

(i) The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

      7.     Stock Appreciation Rights (“SARS”).

      (a) A Stock Appreciation Right or SAR is a right to receive a payment, in cash, Class A Common Stock, Optioned Shares or a combination of the foregoing, equal to the excess of the Fair Market Value at time of exercise of a specified number of shares over the aggregate exercise price of the SARs being exercised. The aggregate exercise price of SARs shall not be less than fifty percent (50%) of the Fair Market Value of the specified number of shares subject to the SARs. Subject to the other applicable provisions of the Plan, the Committee shall have the authority to grant SARs to a Plan participant either separately or in tandem with other Stock Awards. The exercise of a tandem Stock Award shall result in an immediate cancellation of its corresponding SAR, and the exercise of a tandem SAR shall cause an immediate cancellation of its corresponding Stock Award. SARs shall be subject to such other terms and conditions as the Committee may specify.

      (b) Upon the exercise of an SAR, the participant shall be entitled to receive an amount equal to the difference between the Fair Market Value of a share of Class A Common Stock of the Company on the date of exercise and the exercise price of the SAR. The Committee shall decide whether such payment shall be in cash, Class A Common Stock, Optioned Shares or in a combination thereof.

      8.     Performance Grants.

      (a) A Performance Grant is a grant, subject to the attainment of the Performance Criteria, of shares of stock or of the right to receive shares of stock (or their cash equivalent or a combination of both) in the future. Subject to the other applicable provisions of the Plan, Performance Grants may be awarded to Employees or Consultants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of Performance Grants so issued to a participant and the appropriate period over which performance is to be measured (“performance cycle”).

      (b) The value of each Performance Grant may be fixed or it may be permitted to fluctuate based on the Performance Criteria selected by the Committee. The Committee shall establish Performance Criteria that, depending on the extent to which they are met, will determine the ultimate value of the Performance Grant or the portion of such Performance Grant earned by participants, or both. The Committee shall establish performance goals and objectives for each performance cycle and shall identify one or more of the following business criteria or objectives that is to be monitored during the performance cycle in determining the Performance Grant: return on assets, operating ratios, cash flow, shareholder return, revenue growth, net income, earnings per share, debt reduction, return on investment, revenue and attainment of budgets.

      (c) The Committee shall determine the portion of each Performance Grant that is earned by a participant on the basis of the achievement of the Performance Criteria during the performance cycle in relation to the performance goals for such cycle. The earned portion of a Performance Grant may be paid out in restricted or non-restricted shares, cash or a combination of both as the Committee may determine.

      (d) A participant must be an Employee or Consultant of the Company at the end of the performance cycle in order to be entitled to payment of a Performance Grant issued in respect of such cycle; provided, however, that, except as otherwise determined by the Committee, if a participant ceases to be an Employee or Consultant of the Company upon the occurrence of his or her death, retirement, Disability or other reasons determined by the Committee prior to the end of the performance cycle, the participant shall earn a proportionate portion of the Performance Grant based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

      9.     Stock Bonuses and Restricted Stock.

      The Committee may at any time and from time to time award a Stock Bonus, Restricted Stock or Restricted Stock Units to such participants and in such amounts as it determines. An award of Restricted Stock or Restricted Stock Units may specify, in the Stock Award Agreement, the applicable restrictions, if any, on the shares subject thereto, the duration of such restrictions, and the time or times at which the restrictions shall lapse with respect to all or part of the shares that are part of the award. Each Stock Bonus or Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Bonuses or grants of Restricted Stock or Restricted Stock Units may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a) The Committee may determine that eligible participants in the Plan may be awarded Optioned Stock pursuant to a Stock Bonus in consideration for past services actually rendered to the Company or for its benefit.

(b) Except as permitted by the Committee in any particular Stock Award Agreement, no rights under a Stock Bonus or Stock Award Agreement shall be transferable except by will or by the laws of descent and distribution so long as Optioned Shares awarded under such agreement remain subject to the terms of the agreement.

(c) The purchase price of Optioned Shares acquired pursuant to a Stock Award Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion. In no case, however, shall the Company loan or extend its credit to the recipient of a Stock Bonus, Restricted Stock or Restricted stock Units on account of their purchase price.

      10.     Cancellation and Re-grant of Options.

      [Deleted.]

      11.     Covenants of the Company.

      (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933 (the “Securities Act”) either the Plan, any Stock Awards or any stock issued or issuable pursuant to any such Stock Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of Stock Awards unless and until such authority is obtained.

      12.     Use of Proceeds from Stock.

      Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

      13.     Miscellaneous.

      (a) The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised, or the time during which a Stock Award or any part thereof will vest, notwithstanding the vesting conditions of the original grant.

      (b) Neither a Plan participant nor any person to whom a Stock Award may be transferred under the applicable restrictions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms or the reservations, conditions and contingencies applicable to each other form of Stock Award shall have been satisfied.

      (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Employee, Consultant, Optionee or other holder of Stock Awards any right to continue in the employ or service of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Consultant of any Employee, Consultant, Optionee or other holder of Stock Awards with or without cause.

      (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

      (e) The Company may require any recipient of a Stock Award, or any person to whom a Stock Award is transferred in accordance with the applicable terms of the Plan, as a condition of exercising any such Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise of or acquisition of stock under a Stock Award by any of the following means or by a combination of such means as determined by the Committee in its discretion: (1) withholding from compensation; (2) tendering a cash payment; (3) authorizing the Company to withhold shares from the shares of Class A Common Stock otherwise issuable to the participant as a result of the exercise of or acquisition of stock under the Stock Award (but only the number of shares sufficient to satisfy the minimum tax withholding obligation of the Company); or (4) delivering to the Company owned and unencumbered shares of the Class A Common Stock of the Company owned by such person.

      14.     Adjustments Upon Changes in Stock.

      (a) If any change is made in the stock subject to the Plan or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

      (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the company is the surviving corporation but the shares of the Company’s Class A Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Committee and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, (ii) the time during which such Stock Award may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event, or (iii) such Stock Awards shall continue in full force and effect.

      15.     Amendment of the Plan.

      (a) The Board at any time, and from time to time, may amend the Plan in any manner. However, except as provided in Section 14 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

(1) Increase the number of shares reserved for Stock Awards under the Plan;

(2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 162(m) or Section 422 of the Code); or

(3) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 162(m) or Section 422 of the Code, of Rule 16b-3 under the Exchange Act, or of the Nasdaq National Market or any exchange on which the Company’s shares may be listed.

      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith; provided, however, shares covered by any Stock Awards in excess of the maximum number of Optioned Shares provided for in Section 4(a) above shall be deemed awarded on the date of the Initial Stock Award if shareholders approve the increase pursuant to this Section 15.

      (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

      16.     Termination or Suspension of the Plan.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated the Plan shall terminate on February 25, 2013. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      The Robert Mondavi Corporation, or Mondavi Delaware, is a corporation organized under Delaware law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 5 of Mondavi Delaware’s by laws provides for indemnification by Mondavi Delaware of its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by Mondavi Delaware) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Mondavi Delaware, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article 5 of Mondavi Delaware’s bylaws also provides that Mondavi Delaware may, by action of its board of directors, provide indemnification to employees and agents of the company to the extent deemed appropriate by the board of directors and authorized by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Mondavi Delaware’s certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

      Mondavi Delaware maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act, that might be incurred by them in such capacities.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Document

2.1	Agreement and Plan of Merger dated as of August 20, 2004 between The Robert Mondavi Corporation, a Delaware corporation, and The Robert Mondavi Corporation, a California corporation (attached as Annex A to the proxy statement/prospectus that is part of this registration statement)
3.1	Certificate of Incorporation of The Robert Mondavi Corporation, a Delaware corporation (attached as Annex B to the proxy statement/prospectus that is part of this registration statement)
3.2	By-laws of The Robert Mondavi Corporation, a Delaware corporation (attached as Annex C to the proxy statement/prospectus that is part of this registration statement)
5.1	Opinion of Davis Polk & Wardwell*
5.2	Opinion of Morgan Stanley & Co. Incorporated (Attached as Annex D to the Proxy Statement/Prospectus that is part of this registration statement)

Exhibit No.	Document

5.3	Opinion of Evercore Group Inc. (Attached as Annex E to the Proxy Statement/Prospectus that is part of this registration statement)
9.1	Voting Agreement dated August 20, 2004 by and among The Robert Mondavi Corporation, a California corporation, and Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger*
10.1	Form of Indemnification Agreement for Directors and Officers (attached as Annex F to the proxy statement/prospectus that is part of this registration statement)
10.2	Stock Buy-Sell Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of March 1, 1982**
10.3	First Amendment to Stock Buy-Sell Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of March 8, 1993**
10.4	Registration Rights Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of February 26, 1993**
10.7	1993 Employee Stock Purchase Plan, and form of plan offering document thereunder**
10.8	Second Amended and Restated Executive Incentive Compensation Plan, dated July 1, 1988, as amended effective June 30, 1992 and April 20, 1993**
10.9	Retirement Restoration Plan, effective as of April 1, 1992**
10.11	Form of Supplemental Long Term Disability Income Plan for certain Executive Officers of The Robert Mondavi Corporation, a California corporation**
10.12	Personal Services Agreement, dated as of February 26, 1993, between The Robert Mondavi Corporation, a California corporation, and Robert Mondavi**
10.14	Grape Purchase Agreement, dated August 7, 1992, between The Robert Mondavi Corporation, a California corporation, and Frank E. Farella**
10.20	$9,400,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements, dated December 15, 1989, between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.21	$4,900,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.24	$5,600,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements, dated December 29, 1989, between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.28	Third Restatement of Joint Venture Agreement of Opus One dated January 1, 1991, between Robert Mondavi Investments and B.Ph.R. (California), Inc.**
10.34	Note Agreement dated December 1, l994***
10.36	Amended and Restated 1993 Non-Employee Directors’ Stock Option Plan****
10.37	Note Agreement dated July 8, 1996****
10.38	Amended and Restated 1993 Equity Incentive Plan*****
10.39	The Robert Mondavi Corporation Deferred Compensation Plan dated effective October 1, 1996******
10.40	The Robert Mondavi Corporation Deferred Compensation Plan for Directors dated effective January 1, 1997******
10.41	$95,000,000 Note Agreement dated as of January 29, 1998******
10.42	$50,000,000 Note Purchase Agreement dated as of March 28, 2000******
10.43	First Supplement to Note Purchase Agreement dated as of January 30, 2001 and consisting of $45,000,000 Senior Notes and $10,000,000 Senior Notes******

Exhibit No.	Document

10.44	Second Supplement to Note Purchase Agreement dated as of April 5, 2001 and consisting of $30,000,000 Senior Notes******
10.45	Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities dated as of October 29, 1999******
10.46	First Omnibus Amendment dated as of February 17, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.47	R,M.E., Inc. Lease Financing of Lodi Distribution Facilities dated as of July 14, 2000******
10.48	First Omnibus Amendment dated as of May 11, 2001 to R.M.E., Inc. Lease Financing of Lodi Distribution Facilities******
10.49	Second Omnibus Amendment dated as of March 31, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.50	Third Omnibus Amendment dated as of June 23, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.51	Fourth Omnibus Amendment dated as of July 12, 2001 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.52	$150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001******
10.53	Employment Agreement dated as of May 1, 2001 between The Robert Mondavi Corporation, a California corporation, and Gregory M. Evans*******
10.54	Employment Agreement dated as of July 1, 2001 between The Robert Mondavi Corporation, a California corporation, and Henry J. Salvo*******
10.55	Amended and Restated 1993 Equity Incentive Plan********
10.56	First Amendment, dated as of June 16, 2003, to $150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001*********
10.57	Second Amendment, dated as of October 30, 2003, to $150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001*********
10.58	Agreement, dated January 8, 2004 between The Robert Mondavi California corporation, and Ted Hall*********
10.59	ISDA Master Agreement and Schedule to the Master Agreement, dated December 15, 2003 between The Robert Mondavi Corporation, a California corporation, and BNP Paribas*********
10.60	ISDA Master Agreement and Schedule to the Master Agreement, dated December 23, 2003 between The Robert Mondavi Corporation, a California corporation, and Harris Trust and Savings Bank*********
10.61	Termination of Employment Agreement dated September 14, 2004 between R. Michael Mondavi and The Robert Mondavi Corporation, a California corporation**********
10.62	Termination of Employment Agreement effective October 6, 2004 between Timothy J. Mondavi and The Robert Mondavi Corporation, a California corporation, Personal Services Agreement dated October 6, 2004 between Timothy J. Mondavi and The Robert Mondavi Corporation, a California corporation, and the related letter dated October 12, 2004 from the Board of Directors of The Robert Mondavi Corporation, a California corporation***********
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to The Robert Mondavi Corporation, a Delaware corporation
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to The Robert Mondavi Corporation, a California corporation
23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4	Consent of Morgan Stanley & Co. Incorporated*

Exhibit No.	Document

23.5	Consent of Evercore Group Inc.*
24.1	Powers of Attorney*
99.1	Form of Proxy for Annual Meeting of Shareholders of The Robert Mondavi Corporation, a California corporation (Class A common stock)
99.2	Form of Proxy for Annual Meeting of Shareholders of The Robert Mondavi Corporation, a California corporation (Class B common stock)

*	Previously filed
**	Incorporated by reference to the Registration Statement on Form S-1 filed on April 23, 1993 by The Robert Mondavi Corporation, a California corporation
***	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1994 filed by The Robert Mondavi Corporation, a California corporation
****	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 1996 filed by The Robert Mondavi Corporation, a California corporation
*****	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 1998 filed by The Robert Mondavi Corporation, a California corporation
******	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 2002 filed by The Robert Mondavi Corporation, a California corporation
*******	Incorporated by reference to the Quarterly Report on Form l0-Q for the quarterly period ended September 30, 2002 filed by The Robert Mondavi Corporation, a California corporation
********	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002 filed by The Robert Mondavi Corporation, a California corporation
*********	Incorporated by reference to the Quarterly Report on Form l0-Q for the quarterly period ended December 31, 2003 filed by The Robert Mondavi Corporation, a California corporation
**********	Incorporated by reference to the Current Report on Form 8-K dated September 14, 2004 and filed on September 20, 2004 by The Robert Mondavi Corporation, a California corporation
***********	Incorporated by reference to the Current Report on Form 8-K dated October 15, 2004 and filed on October 20, 2004 by The Robert Mondavi Corporation, a California corporation

Item 22.	Undertakings.

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by one of the company’s directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the notes being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (f) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into these proxy materials of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

SIGNATURES FOR THE ROBERT MONDAVI CORPORATION

      Pursuant to the requirements of the Securities Act of 1933, as amended, The Robert Mondavi Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, California on October 25, 2004.

THE ROBERT MONDAVI CORPORATION

By:	/s/ HENRY J. SALVO, JR.

	Name:	Henry J. Salvo, Jr.
	Title:	Executive Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

* Ted W. Hall		Chairman of the Board	October 25, 2004

* Gregory M. Evans		President, Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2004

/s/ HENRY J. SALVO, JR. Henry J. Salvo, Jr.		Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2004

* Adrian Bellamy		Director	October 25, 2004

* Marcia Mondavi Borger		Director	October 25, 2004

* Frank Farella		Director	October 25, 2004

* Anthony Greener		Director	October 25, 2004

* Philip Greer		Director	October 25, 2004

* Timothy J. Mondavi		Director	October 25, 2004

* John M. Thompson		Director	October 25, 2004

*By:	/s/ HENRY J. SALVO, JR. Henry J. Salvo, Jr. Attorney-in-Fact

INDEX OF EXHIBITS

Exhibit No.	Document

2.1	Agreement and Plan of Merger dated as of August 20, 2004 between The Robert Mondavi Corporation, a Delaware corporation, and The Robert Mondavi Corporation, a California corporation (attached as Annex A to the proxy statement/prospectus that is part of this registration statement)
3.1	Certificate of Incorporation of The Robert Mondavi Corporation, a Delaware corporation (attached as Annex B to the proxy statement/prospectus that is part of this registration statement)
3.2	By-laws of The Robert Mondavi Corporation, a Delaware corporation (attached as Annex C to the proxy statement/prospectus that is part of this registration statement)
5.1	Opinion of Davis Polk & Wardwell*
5.2	Opinion of Morgan Stanley & Co. Incorporated (Attached as Annex D to the Proxy Statement/Prospectus that is part of this registration statement)
5.3	Opinion of Evercore Group Inc. (Attached as Annex E to the Proxy Statement/Prospectus that is part of this registration statement)
9.1	Voting Agreement dated August 20, 2004 by and among The Robert Mondavi Corporation, a California corporation, and Robert G. Mondavi, R. Michael Mondavi, Timothy J. Mondavi and Marcia Mondavi Borger*
10.1	Form of Indemnification Agreement for Directors and Officers (attached as Annex F to the proxy statement/prospectus that is part of this registration statement)
10.2	Stock Buy-Sell Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of March 1, 1982**
10.3	First Amendment to Stock Buy-Sell Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of March 8, 1993**
10.4	Registration Rights Agreement between The Robert Mondavi Corporation, a California corporation, and the holders of Class B Common Stock, dated as of February 26, 1993**
10.7	1993 Employee Stock Purchase Plan, and form of plan offering document thereunder**
10.8	Second Amended and Restated Executive Incentive Compensation Plan, dated July 1, 1988, as amended effective June 30, 1992 and April 20, 1993**
10.9	Retirement Restoration Plan, effective as of April 1, 1992**
10.11	Form of Supplemental Long Term Disability Income Plan for certain Executive Officers of The Robert Mondavi Corporation, a California corporation**
10.12	Personal Services Agreement, dated as of February 26, 1993, between The Robert Mondavi Corporation, a California corporation, and Robert Mondavi**
10.14	Grape Purchase Agreement, dated August 7, 1992, between The Robert Mondavi Corporation, a California corporation, and Frank E. Farella**
10.20	$9,400,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements, dated December 15, 1989, between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.21	$4,900,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.24	$5,600,000 Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, with Assignment of Rents as amended and Agreement Concerning Special Requirements, dated December 29, 1989, between The Robert Mondavi Corporation, a California corporation, and John Hancock Mutual Life Insurance Company**
10.28	Third Restatement of Joint Venture Agreement of Opus One dated January 1, 1991, between Robert Mondavi Investments and B.Ph.R. (California), Inc.**
10.34	Note Agreement dated December 1, l994***

Exhibit No.	Document

10.36	Amended and Restated 1993 Non-Employee Directors’ Stock Option Plan****
10.37	Note Agreement dated July 8, 1996****
10.38	Amended and Restated 1993 Equity Incentive Plan*****
10.39	The Robert Mondavi Corporation Deferred Compensation Plan dated effective October 1, 1996******
10.40	The Robert Mondavi Corporation Deferred Compensation Plan for Directors dated effective January 1, 1997******
10.41	$95,000,000 Note Agreement dated as of January 29, 1998******
10.42	$50,000,000 Note Purchase Agreement dated as of March 28, 2000******
10.43	First Supplement to Note Purchase Agreement dated as of January 30, 2001 and consisting of $45,000,000 Senior Notes and $10,000,000 Senior Notes******
10.44	Second Supplement to Note Purchase Agreement dated as of April 5, 2001 and consisting of $30,000,000 Senior Notes******
10.45	Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities dated as of October 29, 1999******
10.46	First Omnibus Amendment dated as of February 17, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.47	R,M.E., Inc. Lease Financing of Lodi Distribution Facilities dated as of July 14, 2000******
10.48	First Omnibus Amendment dated as of May 11, 2001 to R.M.E., Inc. Lease Financing of Lodi Distribution Facilities******
10.49	Second Omnibus Amendment dated as of March 31, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.50	Third Omnibus Amendment dated as of June 23, 2000 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.51	Fourth Omnibus Amendment dated as of July 12, 2001 to Robert Mondavi Properties, Inc. Lease Financing of Vineyard Facilities******
10.52	$150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001******
10.53	Employment Agreement dated as of May 1, 2001 between The Robert Mondavi Corporation, a California corporation, and Gregory M. Evans*******
10.54	Employment Agreement dated as of July 1, 2001 between The Robert Mondavi Corporation, a California corporation, and Henry J. Salvo*******
10.55	Amended and Restated 1993 Equity Incentive Plan********
10.56	First Amendment, dated as of June 16, 2003, to $150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001*********
10.57	Second Amendment, dated as of October 30, 2003, to $150,000,000 Syndicated Senior Credit Facility dated as of December 14, 2001*********
10.58	Agreement, dated January 8, 2004 between The Robert Mondavi California corporation, and Ted Hall*********
10.59	ISDA Master Agreement and Schedule to the Master Agreement, dated December 15, 2003 between The Robert Mondavi Corporation, a California corporation, and BNP Paribas*********
10.60	ISDA Master Agreement and Schedule to the Master Agreement, dated December 23, 2003 between The Robert Mondavi Corporation, a California corporation, and Harris Trust and Savings Bank*********
10.61	Termination of Employment Agreement dated September 14, 2004 between R. Michael Mondavi and The Robert Mondavi Corporation, a California corporation**********
10.62	Termination of Employment Agreement effective October 6, 2004 between Timothy J. Mondavi and The Robert Mondavi Corporation, a California corporation, Personal Services Agreement dated October 6, 2004 between Timothy J. Mondavi and The Robert Mondavi Corporation, a California corporation, and the related letter dated October 12, 2004 from the Board of Directors of The Robert Mondavi Corporation, a California corporation***********

Exhibit No.	Document

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to The Robert Mondavi Corporation, a Delaware corporation
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to The Robert Mondavi Corporation, a California corporation
23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4	Consent of Morgan Stanley & Co. Incorporated*
23.5	Consent of Evercore Group Inc.*
24.1	Powers of Attorney*
99.1	Form of Proxy for Annual Meeting of Shareholders of The Robert Mondavi Corporation, a California corporation (Class A common stock)
99.2	Form of Proxy for Annual Meeting of Shareholders of The Robert Mondavi Corporation, a California corporation (Class B common stock)

*	Previously filed
**	Incorporated by reference to the Registration Statement on Form S-1 filed on April 23, 1993 by The Robert Mondavi Corporation, a California corporation
***	Incorporated by reference to the Quarterly Report on Form l0-Q for the quarterly period ended December 31, 1994 filed by The Robert Mondavi Corporation, a California corporation
****	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 1996 filed by The Robert Mondavi Corporation, a California corporation
*****	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 1998 filed by The Robert Mondavi Corporation, a California corporation
******	Incorporated by reference to the Annual Report on Form 10-K for the annual period ended June 30, 2002 filed by The Robert Mondavi Corporation, a California corporation
*******	Incorporated by reference to the Quarterly Report on Form l0-Q for the quarterly period ended September 30, 2002 filed by The Robert Mondavi Corporation, a California corporation
********	Incorporated by reference to the Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002 filed by The Robert Mondavi Corporation, a California corporation
*********	Incorporated by reference to the Quarterly Report on Form l0-Q for the quarterly period ended December 31, 2003 filed by The Robert Mondavi Corporation, a California corporation
**********	Incorporated by reference to the Current Report on Form 8-K dated September 14, 2004 and filed on September 20, 2004 by The Robert Mondavi Corporation, a California corporation
***********	Incorporated by reference to the Current Report on Form 8-K dated October 15, 2004 and filed on October 20, 2004 by The Robert Mondavi Corporation, a California corporation